As filed with the Securities and Exchange Commission on September 28, 2004

                                           Registration Statement No. 333-116255
================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -----------------

                          PRE-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               -----------------

                          VIVID LEARNING SYSTEMS, INC.
                 (Name of small business issuer in its charter)

             Delaware                            7372                          42-1623500
   (State of incorporation or         (Primary Standard Industrial           (I.R.S. Employer
  jurisdiction of organization)       Classification Code Number)           Identification No.)

                               -----------------

                                 723 The Parkway
                           Richland, Washington 99352
                                 (509) 943-5319
          (Address and telephone number of principal executive offices)

                               -----------------

                           Corporation Service Company
                        2711 Centerville Road, Suite 400
                           Wilmington, Delaware 19808
                                 (800) 927-9800
            (Name, address and telephone number of agent for service)

                               -----------------

     Copies of all communications, including all communications sent to the agent for service, should be sent to:

                            Adam S. Gottbetter, Esq.
                             Kevin F. Barrett, Esq.
                           Gottbetter & Partners, LLP
                         488 Madison Avenue, 12th Floor
                            New York, New York 10022
                                 (212) 400-6900

                               -----------------

Approximate date of proposed sale to the public: From time to time after the effective date of the registration statement until such time that all of the shares of common stock registered hereunder have been sold.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

                                         CALCULATION OF REGISTRATION FEE
====================================================================================================================
        TITLE OF EACH CLASS            AMOUNT BEING    OFFERING PRICE      MAXIMUM AGGREGATE         AMOUNT OF
   OF SECURITIES BEING REGISTERED       REGISTERED      PER SHARE (1)     OFFERING PRICE (1)     REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
  Shares of Common Stock........        1,997,996           $.25               $499,499                $260
--------------------------------------------------------------------------------------------------------------------
  Total.........................
--------------------------------------------------------------------------------------------------------------------
  Amount Due....................
====================================================================================================================

(1) Estimated for purposes of computing the registration fee pursuant to Rule
457.

                            ------------------------

THE REGISTRANT HEREBY AMENDS THE REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE SECURITIES AND EXCHANGE COMMISSION DECLARES THIS REGISTRATION STATEMENT EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL, NOR DOES IT SEEK AN OFFER TO BUY, THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

--------------------------------------------------------------------------------

Subject to Completion, dated ________, 2004

PROSPECTUS

                          VIVID LEARNING SYSTEMS, INC.

                        1,997,996 SHARES OF COMMON STOCK

This prospectus relates to the resale by the selling stockholders of 1,997,996 shares of our common stock. The selling stockholders will sell the shares from time to time at $.25 per share until our shares are quoted on the Over-the-Counter Bulletin Board ("OTCBB") and thereafter at prevailing market prices or privately negotiated prices. There is no set minimum or maximum number of shares that can be purchased by an investor. There is no assurance that our common stock will be included on the OTCBB. We will not receive any proceeds from any sales made by the selling stockholders but will pay the expenses of this offering. This is the initial registration of any of our shares.

No public market currently exists for the shares of common stock.

AS YOU REVIEW THIS PROSPECTUS, YOU SHOULD CAREFULLY CONSIDER THE MATTERS DESCRIBED IN "RISK FACTORS" BEGINNING ON PAGE 4.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                      The date of this prospectus is , 2004

                                TABLE OF CONTENTS

                                                                            Page

Summary........................................................................1

Risk Factors...................................................................3

Cautionary Note Regarding Forward-Looking Statements...........................6

Use of Proceeds................................................................7

Determination of Offering Price................................................7

Capitalization.................................................................7

Management's Discussion and Analysis of Financial Condition and Results
  of Operations................................................................7

Dividend Policy................................................................8

Description of Business.......................................................20

Directors, Executive Officers, Promoters and Control Persons..................27

Executive Compensation........................................................30

Security Ownership of Certain Beneficial Owners and Management................32

Certain Relationships and Related Transactions................................33

Description of Securities.....................................................35

Selling Stockholders..........................................................37

Plan of Distribution..........................................................41

Market for Common Equity......................................................43

Legal Proceedings.............................................................44

Legal Matters.................................................................45

Experts.......................................................................45

Where You Can Find More Information...........................................45

Index to Financial Statements.................................................46


You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

Until ____, 2005 (90 days from the date of this prospectus), all dealers that effect transactions in these securities, whether or not participants in this offering, may be required to deliver a prospectus.

                                     SUMMARY

This summary highlights the key information contained in this prospectus. Because it is a summary, it does not contain all of the information you should consider before making an investment decision. You should read the entire prospectus carefully, including the section titled "Risk Factors".

BUSINESS

Vivid Learning Systems, Inc. (hereinafter "the Company" or "Vivid"), was incorporated in December 2003 in the State of Delaware. Vivid is the sole shareholder of its operating subsidiary Vivid Learning Systems, Inc., a Washington corporation (hereinafter "Vivid WA"). Vivid WA was incorporated in 1995 in the State of Washington under the name of Applied Tecknowledgey, Inc. and in April of 1997 changed its name to Vivid Concepts, Inc. Vivid WA changed its name to Vivid Learning Systems, Inc. in January 2000. Approximately 80% of the outstanding shares of Vivid are held by Nuvotec USA, Inc. Nuvotec USA, Inc. was incorporated in the state of Delaware in August 2004 as a result of the combination of Nuvotec, Inc., a Delaware corporation and Pacific EcoSoultions, Inc., also a Delaware corporation. Nuvotec, Inc. was a Washington corporation formed in 1998 as a result of the merger of Technical Resources International, Inc. and Vivid WA, which both then became subsidiaries of Nuvotec, Inc. In December 2003 Nuvotec, Inc. exchanged its shares in Vivid WA for 8,100,000 shares of the newly formed Vivid.

The Company develops and provides computer-based compliance training products and services, which are marketed nationally. We maintain a worldwide web site at http://www.learnatvivid.com. The reference to our worldwide web address does not constitute incorporation by reference into this prospectus of information contained at that site.

THE OFFERING
Shares offered by the selling stockholders...........    1,997,996

Common stock outstanding.............................    10,097,996

Use of proceeds......................................    The selling stockholders will receive the net proceeds from the sale of shares.  We will receive none of the proceeds from the sale of shares offered by this prospectus.

SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA

The selected consolidated financial and operating data for each of the two fiscal years ended September 30, 2003 and September 30, 2002 are derived from our audited consolidated financial statements. The audited consolidated financial statements and notes as of September 30, 2003 and 2002 and for each of the two fiscal years in the period ended September 30, 2003, and the report of the independent auditors on those years, are included elsewhere in this prospectus. The financial information as of June 30, 2004 and for each of the nine months ended June 30, 2004 and 2003 are derived from unaudited financial statements. In the opinion of management, unaudited financial statements include all adjustments, consisting principally of normal recurring accruals that management considers necessary for a fair presentation of the financial position and the results of operations for these periods. Historical results are not necessarily indicative of the results of operations for future periods and the results of interim periods are not necessarily indicative of the results for a full year. The following data is qualified in its entirety by and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes included elsewhere in this prospectus.

                   VIVID LEARNING SYSTEMS, INC. and Subsidiary

                       Selected Historical Financial Data

                                              For the Nine Months Ended June 30,     Year Ended September 30,
                                              ----------------------------------   ---------------------------
                                                    2004             2003             2003             2002
                                                 ----------       ----------       ----------       ----------
                                                (Unaudited)

Consolidated Statements of Operations:
Revenue                                          $3,419,368       $2,765,601       $3,914,052       $2,851,337
Cost of Revenue                                     804,269          636,993          762,040          871,164
                                                 ----------       ----------       ----------       ----------
Gross Profit                                      2,615,099        2,128,608        3,152,012        1,980,173


Basic income per share                                 0.05             0.03             0.07             0.04
Dividends per share                                       0                0                0                0
Basic weighted-average common shares              8,173,999        8,100,000        8,100,000        8,100,000
                                                 ----------       ----------       ----------       ----------
outstanding

Consolidated Balance Sheet Data:

Total current assets                              2,016,089        1,053,667        1,323,376          823,040
Total property, plant and equipment                 120,675          106,112           88,668          128,321
Total other assets                                2,304,732        1,244,573        1,269,546        1,226,229
                                                 ----------       ----------       ----------       ----------
Total assets                                      4,441,496        2,404,352        2,681,590        2,177,590

Total current liabilities                         1,384,271          466,133          614,775          646,761
Total Long-Term Liabilities                          25,000                0
Commitments and contingencies                       125,000                0               --               --
                                                                                                    ----------
Total stockholders' equity                        2,907,225        1,938,219        2,066,815        1,530,829
                                                 ----------       ----------       ----------       ----------

Total liabilities and stockholders' equity        4,441,496        2,404,352        2,681,590        2,177,590
                                                 ----------       ----------       ----------       ----------

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below before participating in this offering. If any of the following risks actually occur, our business, financial condition, operating results or cash flows could be materially harmed. As a result, the trading price of our common stock could decline, and you might lose all or part of your investment. When determining whether to buy our common stock, you should also refer to the other information in this prospectus, including our consolidated financial statements and the related notes.

THE ON-LINE TRAINING INDUSTRY IS NEW AND WE FACE A GENERAL MARKET RESISTANCE TO ON-LINE TRAINING.

The on-line training industry is new and we face a general market resistance to on-line training which may prevent us from being profitable and therefore your may loose you entire investment.

THE ON-LINE TRAINING INDUSTRY IS NEW AND MANY INDUSTRY ASSOCIATIONS DEVELOP FREE OR LOWER COST TRAINING WHICH WE FIND DIFFICULT TO COMPETE.

The on-line training industry is new and many industry associations develop free or lower cost training which we find difficult to compete, which may prevent us from being profitable and therefore your may loose you entire investment.

THE ON-LINE TRAINING INDUSTRY IS NEW AND OUR ANNUAL SUBSCRIPTION REVENUE MODEL IS GENERALLY NOT ACCEPTED BY THE INDUSTRY.

The on-line training industry is new and our annual subscription revenue model is generally not accepted by the industry, which may prevent us from being profitable and therefore your may loose you entire investment.

THE ON-LINE TRAINING INDUSTRY IS NEW AND WE ARE NOT READILY ABLE TO ADAPT TO WIRELESS TRAINING AND CONTINUE WITH OUR COMPETITIVE ADVANTAGES.

The on-line training industry is new and we are not readily able to adapt to wireless training and continue with our competitive advantages, which may prevent us from being profitable and therefore your may loose you entire investment.

THE ON-LINE TRAINING INDUSTRY IS NEW AND WE PERCEIVE THAT COMPANIES ARE INCREASINGLY DECIDING TO DEVELOP AND DELIVER ON-LINE TRAINING PROGRAMS THROUGH INTERNAL EFFORTS.

The on-line training industry is new and we perceive that companies, who may be potential clients, are increasingly deciding to develop and deliver on-line training programs through internal efforts, which may prevent us from being profitable and therefore your may loose you entire investment.

TO REMAIN COMPETITIVE, WE MUST KEEP PACE WITH RAPID TECHNOLOGICAL CHANGES IN OUR INDUSTRY.

The e-learning market is characterized by rapidly changing technologies, frequent new service introductions, short development cycles and evolving standards. We must adapt to rapidly changing technologies by maintaining and improving the performance features and reliability of our courses. We may experience technical difficulties that could delay or prevent the successful development, introduction or marketing of new courses and related services. For instance, adding capabilities to deliver video over the Internet to our courses may be desired by some customers and may nevertheless pose a serious technical challenge and could have a negative impact on our ability to develop and deliver courses on a profitable basis. In addition, any new enhancements to our courses must meet the requirements of our current and prospective customers and participants. We could incur substantial costs to modify our services or infrastructure to adapt to rapid technological change.

WE HAVE A LIMITED OPERATING HISTORY AND REVENUES MAKING IT DIFFICULT TO EVALUATE OUR PROSPECTS.

We are a new enterprise that has limited operating history and revenues upon which an evaluation of our business and prospects can be based. We must, therefore, be considered to be subject to all of the risks inherent in the establishment of a new business enterprise, including the prospective development and marketing costs, along with the uncertainties of being able to effectively market our services. We cannot assure you at this time that we will operate profitably or that we will have adequate working capital to meet our obligations as they become due.

WE MAY NOT BE ABLE TO RAISE CAPITAL IN THE FUTURE SUFFICIENT TO FUND OUR GROWTH STRATEGY AND BUSINESS PLAN.

Changes in our operating plans, acceleration of our expansion plans, lower than anticipated sales, increased expenses or other events, including those described elsewhere in this prospectus, may cause us to seek additional debt or equity financing on an accelerated basis. Additional financing may not be available on acceptable terms, if at all, and our failure to raise sufficient capital in a timely manner could negatively impact our growth strategy or otherwise materially adversely affect our business. Additional equity financing may be dilutive to the holders of our common stock, and debt financing may involve significant cash payment obligations and financial or other business covenants that restrict our ability to operate our business as we might otherwise choose.

WE ARE CONTROLLED BY NUVOTEC USA, INC., AN EXISTING STOCKHOLDER WHOSE INTERESTS MAY DIFFER FROM YOUR INTERESTS AS A STOCKHOLDER.

Nuvotec USA, Inc. owns 80% of our outstanding common stock after this offering and Nuvotec will be able to exert substantial control over our business after this offering, including the election of directors and significant business transactions, and will be able to prevent or cause a change in control of Vivid and an amendment to our certificate of incorporation and bylaws. We cannot assure you that the interests of Nuvotec will be consistent with your interests as a stockholder.

SHARES ELIGIBLE FOR FUTURE SALE MAY CAUSE THE MARKET PRICE OF OUR COMMON STOCK TO DROP SIGNIFICANTLY, EVEN IF OUR BUSINESS IS DOING WELL.

In addition to the current 10,097,996 outstanding shares eligible for future sale, 866,334 shares of our common stock are issuable under currently outstanding stock options granted to several executive officers, directors and employees under our 2003 Stock Option Plan. Sales of substantial amounts of common stock in the public market, or the perception that these sales may occur, could materially adversely affect the prevailing market price of our common stock and our ability to raise capital through a public offering of our equity securities.

WE MAY NOT QUALIFY FOR OVER-THE-COUNTER ELECTRONIC BULLETIN BOARD INCLUSION, AND THEREFORE YOU MAY BE UNABLE TO SELL YOUR SHARES.

Upon completion of this offering, we will attempt to have our common stock eligible for quotation on the Over-the-Counter Electronic Bulletin Board ("OTCBB" or "Bulletin Board"). OTCBB eligible securities includes securities not listed on NASDAQ or a registered national securities exchange in the U.S. and that are also required to file reports pursuant to Section 13 or 15(d) of the Securities Act of 1933, and the company is current in its periodic securities reporting obligations. Vivid has engaged a broker/dealer who has filed a Form 211 with the National Association of Securities Dealers ("NASD") in order to allow the quotation of Vivid's common stock on the OTCBB. The market maker has committed to make a market in our securities once the Form 211 clears with the NASD. For more information on the OTCBB see its website at www.otcbb.com. If for any reason, however, any of our securities are not eligible for continued quotation on the Bulletin Board or a public trading market does not develop, purchasers of the shares may have difficulty selling their securities should they desire to do so. If we are unable to satisfy the requirements for quotation on the Bulletin Board, any trading in our common stock would be conducted in the over-the-counter market in what are commonly referred to as the "pink sheets". As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the price of, the securities offered hereby. The above-described rules may materially adversely affect the liquidity of the market for our securities.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains certain financial information and statements regarding our operations and financial prospects of a forward-looking nature. Although these statements accurately reflect management's current understanding and beliefs, we caution you that certain important factors may affect our actual results and could cause such results to differ materially from any forward-looking statements which may be deemed to be made in this prospectus. For this purpose, any statements contained in this prospectus which are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as, "may", "intend", "expect", "believe", "anticipate", "could", "estimate", "plan" or "continue" or the negative variations of those words or comparable terminology are intended to identify forward-looking statements. There can be no assurance of any kind that such forward-looking information and statements will be reflective in any way of our actual future operations and/or financial results, and any of such information and statements should not be relied upon either in whole or in part in connection with any decision to invest in the shares.

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of the stockholder's shares offered by this prospectus. All proceeds from the sale of the stockholders' shares will be for the account of the selling shareholders.

                         DETERMINATION OF OFFERING PRICE

      As there is no public market for the shares, the offering price we used is the price that the selling stockholders paid for their shares and bears no relationship to our assets, book value or prospective earnings or any other recognized criteria of value.

                                 CAPITALIZATION

      The following table sets forth our capitalization as of June 30, 2004.

 Total Liabilities.......................................................................          $1,409,271
 Stockholders' equity:
       Common stock, $.0001 par value; authorized 200,000,000 shares, issued and
          outstanding 10,097,996 shares .................................................           1,010
       Preferred stock, $.0001 par value; authorized 5,000,000 shares, issued and
          outstanding -0- ...............................................................           0
       Additional paid-in capital........................................................           2,444,636
       Retained earnings.................................................................           461,579
 Total stockholder' equity...............................................................           2,907,225
 Total capitalization....................................................................           4,316,496

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our consolidated financial statements, including the related notes, appearing elsewhere in this prospectus. The following discussion and analysis contains forward-looking statements that involve risks and uncertainties. Our actual results could differ significantly from those discussed in the forward-looking statements as a result of the various factors set forth under "Risk Factors" and elsewhere in this prospectus.

OVERVIEW

Vivid Learning Systems, Inc. (hereinafter "the Company" or "Vivid"), was incorporated in December 2003 in the State of Delaware. Vivid is the sole shareholder of its operating subsidiary Vivid Learning Systems, Inc., a Washington corporation (hereinafter "Vivid WA"). Vivid WA was incorporated in 1995 in the State of Washington under the name of Applied Tecknowledgey, Inc. and in April of 1997 changed its name to Vivid Concepts, Inc. Vivid WA changed its name to Vivid Learning Systems, Inc. in January 2000. Approximately 80% of the outstanding shares of Vivid are held by Nuvotec USA, Inc. Nuvotec USA, Inc. was incorporated in the state of Delaware in August 2004 as a result of the combination of Nuvotec, Inc., a Delaware corporation and Pacific EcoSoultions, Inc., also a Delaware corporation. Nuvotec, Inc. was a Washington corporation formed in 1998 as a result of the merger of Technical Resources International, Inc. and Vivid WA, which both then became subsidiaries of Nuvotec, Inc. In December 2003 Nuvotec, Inc. exchanged its shares in Vivid WA for 8,100,000 shares of the newly formed Vivid. The Company's year end is September 30.

Vivid is a provider of web-based learning or e-learning delivered compliance training programs for both government and commercial clients. Vivid's programs are designed to address the risk mitigation objectives of businesses and government organizations by helping them reduce the potential for government imposed regulatory fines and commercial litigation.

Vivid revenues have doubled over the past four years, averaging an annual growth rate of 36% per year. Over the past two years, Vivid's gross profit has risen from 70% to 80% and net profit has increased from 16% to 20%.

Vivid began producing and marketing training programs nationally to commercial customers in 1999. We believe that our early entry into the e-learning market in 1999 has enabled us to become a leader in revenues, customers and the number of courses offered. The company currently has a library of over 300 courseware titles organized and tailored to address general and selected industries and company-specific training requirements. Vivid's learning products, depending on the needs of the customer or industry, can be delivered via CD-ROM for stand-alone workstations, local and wide area networks, and for delivery over the world-wide-web through Vivid's Learning Management System (LMS) software.

Each lesson covers subject matter required for regulatory compliance, continuing professional certification, job site certification or HR risk issues. In addition to the core set of titles addressing safe work practices, many of Vivid's titles are applicable to broader audiences and are designed to meet training and informed consent requirements established by U.S. courts. Vivid has also customized many of the courses and lesson titles to make them applicable to various industries and client-specific applications. Corporate training is a $50 billion-a-year industry that will grow to $90 billion in the next five years, and almost all of that growth will come from e-learning applications utilizing the Internet according to Norm Kamikow, editor of Chief Learning Officer magazine. It is estimated that companies in the US spend nearly $3 billion dollars on regulatory training annually with more than $900 million being spent on training materials alone per the US Dept. of Labor, the American Society for Training and Development and Richard K. Miller and Associates.

Currently, Vivid has developed and markets online training programs that help companies meet mandated training requirements for the Occupational Health and Safety Act (OSHA), Employment Law/Awareness Training based on federal employment laws, The Joint Commission on the Accreditation of Healthcare Organizations (JCAHO), The Healthcare Insurance Portability and Accountability Act (HIPAA), Mining Safety and Health Administration (MSHA), Electrical Worker Training (EWT 1910.269), Food Safety Training (based on Food & Drug Administration requirements), Forklift Training, Hazardous Waste Operations Training (HAZWOPER), and DOT Training.

E-learning is the fastest growing segment of the OSHA training market, growing by 25% per year says the Industrial Safety and Hygiene News (ISHN) publication.

According to the U.S Dept. of labor, companies in the U.S currently spend between 1.5-2.0% of payroll on training. Companies are currently under-training in the compliance training area. It is anticipated that the compelling cost savings derived from online vs. traditional training methods will be used to provide more training for the same dollar.

Vivid sells its online training libraries by offering companies annual training subscriptions to access Vivid's compliance training lessons and to use the scheduling, tracking, testing and reporting capabilities of Vivid's Learning Management System software.

The renewal rate (Vivid customers opting to continue paying for an annual subscription to access Vivid's content and use the Vivid Learning Management System) has remained at over 80% for the past 4 years and approached 86% last year.

Vivid maintains an in-house staff of instructional designers, technical writers, media and graphic specialists, and programmers. Vivid's staff uses the latest industry standard software and development tools to produce efficient and high quality compliance training programs. Product development efforts are focused on
(1) activities that can be leveraged into high margin off-the-shelf software products with large market potential, and (2) providing efficient, high quality customization services necessary to attract and keep major clients and secure large sales.

CRITICAL ACCOUNTING POLICIES

The preparation of our consolidated financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. The estimates and assumptions are evaluated on an ongoing basis and are based on historical experience and on various other factors that are believed to be reasonable. Accounts significantly impacted by estimates and assumptions include, but are not limited to, fixed asset lives, insurance reserves, recovery of long-lived assets and income taxes. If we had made different estimates or assumptions, our results of operations would have been affected.

We believe that the following items, although not exclusive, represent our more critical accounting policies and estimates used in the preparation of our consolidated financial statements.

Below is a recap of the Company's major accounting policies. Also, refer to the audited financial statements of Vivid Consolidated for a more detailed listing of critical accounting policies.

Accounting Methods--The Company's financial statements are prepared using the accrual method of accounting.

Accounts Receivable--The Company carries its accounts receivable at net realizable value. On a periodic basis, the Company evaluates its accounts receivable and considers the need for an allowance for doubtful accounts, based on the Company's past and expected collections, and current credit conditions. Most receivables result from contracted subscriptions and services with large, established customers, including the federal and state governments. As of June 30, 2004 and September 30, 2003 all Company receivables are considered collectible and no valuation allowance is deemed necessary.

Advertising--Advertising costs are charged to operations in the year incurred.

Revenue and Cost Recognition--The principal sources of revenue for the Company are generated from training subscriptions and custom products and services. The Company's revenues are recognized at the time of conveyance to the customer of training subscription licenses and content, or performance of contracted services. Costs of revenue consist primarily of labor costs associated with software development and training.

Training subscription revenues may require minor amounts of reclassification because a minimal element of custom contract work (contracted services) may be part of the subscription arrangement (delivery of licensed training products). The Training subscription revenues are recorded when collection of the subscription has been established and no significant Company obligations remain after the product has been delivered. The Company defers revenue recognition on training contracts related to payments received during the current period for the portion of the subscription contract that extends into future periods.

Reseller Commissions--Reseller commissions are recorded as an expense if the Company bears the primary responsibility for the fulfillment of the underlying customer's order and for the acceptance by the customer of the training services sold. Such costs paid to resellers are recorded as a reduction to the underlying selling price if the reseller is the primary obligor to the customer in the transaction.

Compensated Absences--The Company leases all of its employees from Human Resource Novations, Inc., a professional employer organization. Leased employees are entitled to paid personal time, which is accrued in the accounts as a current expense and liability, dependent upon the length of service.

Software Development Costs--Costs incurred for the internal development of software training content and enhancements, after technological feasibility has been established for the related content, are capitalized and stated at the lower of cost or net realizable value. Amortization is provided based on the straight-line method over the remaining economic life of the software training content, not to exceed five years.

Property and Equipment--Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the remaining useful live of the assets, ranging from three to ten years. The Company evaluates the recoverability of property and equipment when events and circumstances indicate that such assets might be impaired. The Company determines impairment by comparing the undiscounted future cash flows estimated to be generated by these assets to their respective carrying amounts. Maintenance and repairs are expensed as incurred. Replacements and betterments are capitalized. The cost and related reserves of assets sold or retired are removed from the accounts, and any resulting gain or loss is reflected in results of operations.

Principles of Consolidation--The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, after elimination of the intercompany accounts and transactions.

Provision for Taxes--Current tax provisions represent the federal income tax the Company would have incurred on a separate, stand-alone basis. Income taxes are provided based upon the liability method of accounting pursuant to Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year end.

RESULTS OF OPERATIONS

Our fiscal year ends September 30. Our operating results for the years ended September 30, 2002 and 2003 and for the nine months ended June 30, 2003 and 2004 are presented below.

-----------------------------------------------------------------------------------------------------------
                                  Nine Months          Nine Months
                                     Ended                Ended          Year Ended          Year Ended
                                 June 30, 2004       June 30, 2003   September 30, 2003  September 30, 2002
                                  (Unaudited)         (Unaudited)
-----------------------------------------------------------------------------------------------------------
REVENUES                           $ 3,419,368        $ 2,765,601        $ 3,914,052        $ 2,851,337
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
COST OF REVENUES                       804,269            636,993            762,040            871,164
                                   ===========        ===========        ===========        ===========
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
GROSS PROFIT                         2,615,099          2,128,608          3,152,012          1,980,173
                                   ===========        ===========        ===========        ===========
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
EXPENSES
-----------------------------------------------------------------------------------------------------------
Marketing & related labor
expenses                               881,144            703,908            918,802            703,772
-----------------------------------------------------------------------------------------------------------
Reseller commissions                   287,502            390,742            378,271                 --
-----------------------------------------------------------------------------------------------------------
Depreciation & amortization             69,013             74,320             98,997            116,726
-----------------------------------------------------------------------------------------------------------
Wages and contract labor               345,770            206,266            280,077            193,655
-----------------------------------------------------------------------------------------------------------
Other Operating expenses               394,779            356,961            648,293            470,856
                                   ===========        ===========        ===========        ===========
-----------------------------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES             1,978,208          1,732,197          2,324,440          1,485,009
                                   -----------        -----------        -----------        -----------
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
INCOME FROM OPERATIONS             $   636,891        $   396,411        $   827,572        $   495,164
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
OTHER INCOME EXPENSE
-----------------------------------------------------------------------------------------------------------
Interest income                          1,157             10,978                 --                  1
-----------------------------------------------------------------------------------------------------------
Interest expense                        (4,760)               -0-            (11,986)           (41,064)
                                   ===========        ===========        ===========        ===========
-----------------------------------------------------------------------------------------------------------
TOTAL OTHER INCOME (EXPENSE)            (3,603)            10,978            (11,986)           (41,063)
                                   -----------        -----------        -----------        -----------
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
INCOME BEFORE INCOME TAXES             633,288            407,389            815,586            454,101
-----------------------------------------------------------------------------------------------------------
INCOME TAX EXPENSE                    (218,177)          (140,154)          (279,600)          (154,394)
                                   ===========        ===========        ===========        ===========
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
NET INCOME                         $   415,111        $   267,235        $   535,986        $   299,707
                                   ===========        ===========        ===========        ===========
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
BASIC & DILUTED NET INCOME
PER SHARE                          $      0.05        $      0.03        $      0.07        $      0.04
                                   ===========        ===========        ===========        ===========
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
WEIGHED AVERAGE NUMBER OF
COMMON STOCK SHARES
OUTSTANDING                          8,173,999          8,100,000          8,100,000          8,100,000
                                   ===========        ===========        ===========        ===========
-----------------------------------------------------------------------------------------------------------

TRAINING SUBSCRIPTIONS AND CUSTOM PRODUCTS AND SERVICES

The Company manages it operations around two primary sources of revenue: 1) Training Subscriptions; and 2) Custom Products and Services. The revenue, direct costs and gross margin for these revenue streams for the nine months ended June 30, 2004 and 2003, and the year ending September 30, 2003 and 2002 are as follows.

------------------------------ ----------------------- ------------------ -------------------------- --------------------
TRAINING SUBSCRIPTIONS          JUNE 30, 2004 (NINE       PERCENT OF         JUNE 30, 2003 (NINE     PERCENT OF REVENUE
                                      MONTHS)               REVENUE                MONTHS)
------------------------------ ----------------------- ------------------ -------------------------- --------------------
REVENUES                             $2,500,721             100.0%               $1,504,305                100.0%
------------------------------ ----------------------- ------------------ -------------------------- --------------------
COST OF REVENUES                      $221,741               8.9%                 $181,532                  12.1%
------------------------------ ----------------------- ------------------ -------------------------- --------------------
GROSS PROFIT                         $2,278,980              91.1%               $1,322,773                 87.9%
------------------------------ ----------------------- ------------------ -------------------------- --------------------


------------------------------ ----------------------- ------------------- -------------------------- --------------------
TRAINING SUBSCRIPTIONS          SEPT 30, 2003 (YEAR    PERCENT OF REVENUE     SEPT 30, 2002 (YEAR     PERCENT OF REVENUE
                                       ENDED)                                       ENDED)
------------------------------ ----------------------- ------------------- -------------------------- --------------------
REVENUES                             $2,714,686              100.0%               $1,942,294                100.0%
------------------------------ ----------------------- ------------------- -------------------------- --------------------
COST OF REVENUES                      $240,607                8.9%                 $242,985                  12.5%
------------------------------ ----------------------- ------------------- -------------------------- --------------------
GROSS PROFIT                         $2,474,079              91.1%                $1,699,309                 87.5%
------------------------------ ----------------------- ------------------- -------------------------- --------------------

------------------------------ ----------------------- ------------------- -------------------------- --------------------
CUSTOM PRODUCTS AND SERVICES    JUNE 30, 2004 (NINE    PERCENT OF REVENUE     JUNE 30, 2003 (NINE     PERCENT OF REVENUE
                                      MONTHS)                                       MONTHS)
------------------------------ ----------------------- ------------------- -------------------------- --------------------
REVENUES                              $918,647               100.0%               $1,261,296                100.0%
------------------------------ ----------------------- ------------------- -------------------------- --------------------
COST OF REVENUES                      $582,528               63.4%                 $455,461                  36.1%
------------------------------ ----------------------- ------------------- -------------------------- --------------------
GROSS PROFIT                          $336,119               36.6%                 $805,835                  63.9%
------------------------------ ----------------------- ------------------- -------------------------- --------------------

------------------------------ ----------------------- ------------------- -------------------------- --------------------
CUSTOM PRODUCTS AND SERVICES    SEPT 30, 2003 (YEAR    PERCENT OF REVENUE     SEPT 30, 2002 (YEAR     PERCENT OF REVENUE
                                       ENDED)                                       ENDED)
------------------------------ ----------------------- ------------------- -------------------------- --------------------
REVENUES                             $1,199,366              100.0%                $909,043                 100.0%
------------------------------ ----------------------- ------------------- -------------------------- --------------------
COST OF REVENUES                      $521,433               43.5%                 $628,179                  69.1%
------------------------------ ----------------------- ------------------- -------------------------- --------------------
GROSS PROFIT                          $677,933               56.5%                 $280,864                  30.9%
------------------------------ ----------------------- ------------------- -------------------------- --------------------


The large positive deviation between fiscal year 2002 and fiscal year 2003 in the gross profit percentage of the custom products/services revenue line is explained by the leverage in pricing custom projects that comes from an expanding training subscriptions revenue base. The custom products/services revenue line has fallen to below 30% of total revenues for the most recent nine months ending June 30, 2004, whereas training subscriptions revenue now account for over 70% of the total revenues during the same period.

Training Subscription revenue for each period is as follows:

--------------------- --------------- --------------- --------------- --------------- ---------------- ---------------
      TRAINING           9 months        9 months        Percent        Year ended      Year ended        Percent
SUBSCRIPTION REVENUE  ending 6/30/04  ending 6/30/03     increase        9/30/03          9/30/02         Increase
--------------------- --------------- --------------- --------------- --------------- ---------------- ---------------
AMOUNT                  $2,500,721      $1,504,305        66.2%         $2,714,686      $1,942,294         39.8%
--------------------- --------------- --------------- --------------- --------------- ---------------- ---------------

Custom products/services revenue for each period is as follows:

-------------------------- ------------- --------------- -------------- --------------- --------------- --------------
 CUSTOM PRODUCT/SERVICES     9 months       9 months        Percent       Year ended      Year ended       Percent
         REVENUE              ending     ending 6/30/03    increase        9/30/03         9/30/02        Increase
                             6/30/04
-------------------------- ------------- --------------- -------------- --------------- --------------- --------------
AMOUNT                       $918,647      $1,261,296       (27.2%)       $1,199,366       $909,043         31.9%
-------------------------- ------------- --------------- -------------- --------------- --------------- --------------

Custom products/services generate a lower gross profit because such revenue is matched to specific labor costs for the contractual task in order to generate the revenue for the custom project. The revenue derived from training subscriptions is based on content that has already been built previously with only minor customization costs required at times as an additional cost to deliver the content to a specific customer.

COMPARISON OF NINE MONTHS ENDED JUNE 30, 2004 AND 2003

TOTAL REVENUES. Total revenues increased by $653,767, or 24%, to $3,419,368 in 2004 from $2,765,601 in 2003. The increase was due in part to an increase in training subscriptions. Training subscription revenues earned are subject to minor amounts of direct production expenses and, therefore, generate high gross margins. The greater the amounts and proportion of subscription revenue generated in relation to other categories of revenue, such as customization, etc., the higher we anticipate our gross profit margin.

COST OF REVENUES. Cost of revenues increased by $167,276, or 26%, to $804,269 in 2004 from $636,993 in 2003 primarily due to the costs associated with greater sales during this period. Cost of revenues as a percentage of sales increased slightly to 24% in 2004 from 23% in 2003. Training subscription revenues earned are subject to minor amounts of direct production expenses and, therefore, generate high gross margins. The main costs included in cost of revenues are labor related costs, including salaries, payroll taxes and benefits. Labor related costs include the labor of the Vivid production group required to build software content and/or complete the tasks required by contracts/services from specific customers/clients. The elements of labor that comprise the Vivid production group include instructional design, programming, media production and training delivery. Included in costs of revenue also are minor amounts of billable costs, such as supplies or hardware, that are able to be passed directly through to a customer based upon the covenants contained in a specific contract. Direct costs related to training subscriptions are minor because the software content of the underlying subscription has already been built (labor cost of such content is amortized over five years) and, typically, such subscriptions are subject only to minor customization costs to fit the needs of a specific customer. The 1% and 12% deviations in the gross profit between the nine months ending June 30, 2004 and June 30, 2003, and the years ending September 30, 2003 and September 30, 2002 are not significant deviations, in the opinion of management, given the relatively small cost structure base of our Company. The deviations are directly attributable to the higher proportion of training subscription revenue in the comparable periods to the revenue attributable to custom products/services.

MARKETING AND RELATED LABOR EXPENSES. Marketing and related labor expenses increased by $177,236, or 25%, to $881,144 in 2004 from $703,908 in 2003. This increase is attributable to an expanded sales and marketing force.

RESELLER COMMISSIONS. Reseller commissions decreased to $287,502 in 2004 from $390,742 in 2003. This decrease was due to fewer Training subscription sales were subject to reseller commissions for the nine months ended June 30, 2004. Vivid hired two additional sales professionals in 2004 and began realizing increased sales in 2003 and 2004 from some of the reseller channels that were established in earlier years. Vivid pays resellers a reseller commission for client contracts they secure. Additionally, Vivid began establishing consultant and reseller relationships specific to our vertical markets, (i.e. mining, utility, government and healthcare). These factors account for the new "sales resources" and the increase in the marketing and labor costs. Although the dollar increase in marketing and related labor expense was $215,030 from fiscal year 2002 to fiscal year 2003, the marketing and related labor expense as a percentage of revenue actually decreased from 24.6% to 23.5%.

In fiscal year 2003 Vivid launched and began selling a Mine Safety and Health Administration training library to the surface mining industry. In fiscal 2004, Vivid launched a Food Safety library to sell to the retail food industry to help companies meet mandated Food and Drug Administration training requirements. Additional market under development consideration are Sarbanes-Oxley training, First Responder training, DOT training and safety training for the telecommunications industry.

DEPRECIATION AND AMORTIZATION. Depreciation and amortization decreased by $5,307, or 7%, $69,013 in 2004 from $74,320 in 2003. The decrease was primarily due to a slight increase in fully depreciated assets.

WAGES AND CONTRACT LABOR. Wages and contract labor increased by $139,504, or 68%, to $345,770 in 2004 from $206,266 in 2003 due to expanded operations, which resulted in an increase in revenues during this period of 24%. The costs included in "wages and contract labor" are administrative labor costs unrelated to the direct costs of building software content, or fulfilling the tasks required by a custom project contract. Such labor includes administrative and clerical support, general management, and other labor overhead type activities, including salaries, payroll taxes and benefits.

OTHER OPERATING EXPENSES. Other operating expenses increased by $37,818, or 11%, to $394,779 in 2004 from $356,961 in 2003. These expenses primarily consist of administrative overhead. This increase was primarily due to expanded operations.

INTEREST EXPENSE. Interest expense increased to $4,760 in 2004 from zero in 2003. This increase was primarily due to increased utilization of the line of credit with Columbia Trust Bank. The main reason for the increase in the use of the Columbia Trust Bank line of credit is the increased financing of receivables from increasing revenues. Increasing receivables increased the reliance upon the line of credit to fund operations.

INCOME TAX EXPENSES. Income tax expenses increased by $78,023 or 56%, to $218,177 in 2004 from $140,154 in 2003 primarily due to the increase in revenue and related net pre-tax profits.

COMPARISON OF YEAR ENDED SEPTEMBER 30, 2003 TO SEPTEMBER 30, 2002

TOTAL REVENUES. Total revenues increased by $1,062,715, or 37%, to $3,914,052 in 2003 from $2,851,337 in 2002. The increase was due in part to an increase in training subscriptions. Training subscription revenues earned are subject to minor amounts of direct production expenses and, therefore, generate high gross margins. The greater the amounts and proportion of subscription revenue generated in relation to other categories of revenue, such as customization, etc., the higher we anticipate our gross profit margin.

COST OF REVENUES. Cost of revenues decreased by $109,124, or 13%, to $762,040 in 2003 from $871,164 in 2002 primarily due to increasing training subscription revenues. Cost of revenues as a percentage of sales decreased to 19% in 2003 from 31% in 2002; this decrease was due in part to an increase in training subscriptions. Training subscription revenues earned are subject to minor amounts of direct production expenses and, therefore, generate high gross margins. The main costs included in cost of revenues are labor related costs, including salaries, payroll taxes and benefits. Labor related costs include the labor of the Vivid production group required to build software content and/or complete the tasks required by contracts/services from specific customers/clients. The elements of labor that comprise the Vivid production group include instructional design, programming, media production and training delivery. Included in costs of revenue also are minor amounts of billable costs, such as supplies or hardware, that are able to be passed directly through to a customer based upon the covenants contained in a specific contract. Direct costs related to training subscriptions are minor because the software content of the underlying subscription has already been built (labor cost of such content is amortized over five years) and, typically, such subscriptions are subject only to minor customization costs to fit the needs of a specific customer. The 1% and 12% deviations in the gross profit between the nine months ending June 30, 2004 and June 30, 2003, and the years ending September 30, 2003 and September 30, 2002 are not significant deviations, in the opinion of management, given the relatively small cost structure base of our Company. The deviations are directly attributable to the higher proportion of training subscription revenue in the comparable periods to the revenue attributable to custom products/services.

MARKETING AND RELATED LABOR EXPENSES. Marketing and related labor expenses increased by $215,030, or 31%, to $918,802 in 2003 from $703,772 in 2002. The increase was due in part to an expanding sales and marketing force. These expenses consisted primarily of labor related expenses, including internal commissions.

RESELLER COMMISSIONS. Reseller commissions increased to $378,271 in 2003 from zero in 2002. This new expense was due to the addition of new sales resources external to the Company in an effort to expand sales into new industry markets as noted above the "Reseller commissions section under the Comparison of Nine Months Ended June 30, 2004 and 2003.

DEPRECIATION AND AMORTIZATION. Depreciation and amortization decreased by $17,729, or 15%, $98,997 in 2003 from $116,726 in 2002. The decrease was primarily due to an increase in fully depreciated assets.

WAGES AND CONTRACT LABOR. Wages and contract labor increased by $86,422, or 45%, to $280,077 in 2003 from $193,655 in 2002 due to expanded operations, which resulted in an increase in revenues during this period of 37%. The costs included in "wages and contract labor" are administrative labor costs unrelated to the direct costs of building software content, or fulfilling the tasks required by a custom project contract. Such labor includes administrative and clerical support, general management, and other labor overhead type activities, including salaries, payroll taxes and benefits.

OTHER OPERATING EXPENSES. Other operating expenses increased by $177,437, or 38%, to $648,293 in 2003 from $470,856 in 2002. These expenses primarily consist of administrative overhead. This increase was primarily due to expanded operations, which resulted in an increase in revenues during this period of 37%.

INTEREST EXPENSE. Interest expense decreased by $29,078, or 71% to $11,986 in 2003 from $41,063 in 2002 primarily due to less use of the line of credit with Columbia Trust Bank. The main reason for the decrease in the use of the Columbia Trust Bank line of credit is the direct result of increasing revenues and profits and, accompanying cash receipts, during the subject periods. Increasing cash receipts reduced the reliance upon the line of credit to fund operations.

INCOME TAX EXPENSES. Income tax expenses increased by $125,206 or 81%, to $279,600 in 2003 from $154,394 in 2002 primarily due to the increase in revenue.

LIQUIDITY AND CAPITAL RESOURCES

We have funded our liquidity and capital requirements in recent years through cash flow from operations, the private sale of equity securities and a line of credit.

As of June 2004, our current line of credit is for $1,000,000, at an interest rate of 4.5%, and is with Key Bank. This line of credit with Key Bank replaced our line of credit with Columbia Trust Bank. This line of credit agreement is between Key Bank and Nuvotec USA, Inc., Vivid's parent corporation. Vivid is one of the corporate guarantors on the line, as is Nuvotec. Both Nuvotec and Vivid have separate checking accounts at Key Bank. As Vivid requires working capital, it draws down on the line and such draw downs are placed in Vivid's account, but since it has no formal line of credit agreement with the bank, the draw down is recorded by the bank as a Nuvotec draw down. Therefore, Vivid is making its draw downs based upon an internal agreement between Vivid and Nuvotec. Such Vivid draw downs and paydowns are recorded in intercompany accounts on the books of Vivid and Nuvotec.

NET CASH PROVIDED BY OPERATING ACTIVITIES. For the nine months ended June 30, 2004, net cash provided by operating activities was $385,787 compared to net cash used in operating activities of $(83,078) in the nine months ended June 30, 2003. During the years ended September 30, 2003 and 2002, net cash provided by operating activities was $479,709 and $253,885 respectively. Net cash provided by operating activities increased by $225,824 primarily due to increased net income from operations.

NET CASH USED IN INVESTING ACTIVITIES. Net cash used in investing activities in the nine months ended June 30, 2004 was $793,678, of which $380,053 was used for the acquisition of software for an expanding course content library, $204,232 was used for the acquisition of computer hardware and office equipment, and $209,393 was used for the acquisition of intangibles, primarily the acquisition of ImageWorks. Net cash used in the nine months ended June 30, 2003 was $233,342, of which $181,231 was used for the acquisition of software and $52,111 was used for the acquisition of computer hardware and office equipment.

Net cash used in investing activities in the year ended September 30, 2003 was $455,547, of which $400,869 was used for the acquisition of software and $54,678 was used for the acquisition of computer hardware and office equipment. Net cash used in the year ended September 30, 2002 was $232,525, of which $219,328 was used for the acquisition of software and $13,197 was used for the acquisition of computer workstations.

NET CASH PROVIDED BY FINANCING ACTIVITIES. Due to the rapid pace of our growth we have required additional cash from equity investors and a minor net draw increase on our line of credit. During the nine months ended June 30, 2004, net cash provided by financing activities was $422,799 compared to net cash provided by financing activities of $313,334 for the nine months ended June 30, 2003. Financing activities for the nine months ended June 30, 2004 primarily consisted of a private offering of our common stock at $.25 per share which resulted in proceeds of $422,799. This sale took place in March of 2004. At the end of March 2004 our line of credit switched from Columbia Trust Bank to Key Bank. The Columbia Trust Bank line was paid off by Key Bank by March 31, 2004, but the new line of credit note with Key Bank did not begin until April 8, 2004. Cash available at June 30, 2004 was $26,520 compared to zero cash available at June 30, 2003.

The net draw decrease in the line of credit as of June 30, 2004 as compared to June 30, 2003 conveys the differences in balances on the line as of those points in time. The average weekly draw was slightly higher on the line of credit during the nine months ended June 30, 2004 as compared to the nine months ended June 30, 2003 and, therefore, the amount of interest expense was higher. The draw requirement was increased due to the financing of receivables related to expanding operations during the nine month period ended June 30, 2004 period compared to June 30, 2003. During the nine months ended June 30, 2004 ImageWorks was acquired. The acquisition was financed from the proceeds of the private placement mentioned above, which also was conducted during the nine months ended June 30, 2004.

Net cash used by financing activities for the year ended September 30, 2003 was $15,636, which consisted of payments on loans. Net cash used by financing activities for the year ended September 30, 2002 was $22,639, which consisted of $64,520 payments on loans and a net draw increase of $41,881 from our line of credit. Cash available at September 30, 2003 was $11,612 compared to $3,086 at September 30, 2002. Additional non-cash transactions for the year ended September 30, 2002 included $45,988 contributed capital from disposition of an intercompany payable by a related entity and $925,554 from reclassification of amounts owing to the parent company (Nuvotec USA, Inc.) to contributed capital by the parent company.

ACCOUNTS RECEIVABLE. The increase in net receivables as of September 30, 2003 compared to the balance as of September 30, 2002 was $441,472. The growth in receivables is attributable to a substantial increase in revenues of $1,062,715, or 37%, between the two periods, and large contracts entered into with the State of Pennsylvania and First Energy toward the end of the fiscal year September 30, 2003. The growth in net receivables of $524,044, or 49% as of June 30, 2004 compared to September 30, 2003 is likewise a reflection of increasing revenues of $653,767, or 24%, in comparing the nine months ended June 30, 2004 with the nine months ending June 30, 2003. Significant portions of Vivid receivables are owed from federal and state governments, large utilities, large hospitals and contracted renewals for subscription clients. There has been only very small and infrequent write-offs required. Since Vivid WA's formation in 1995, in each fiscal year less than 2% of recorded revenues on an average annual basis have required a write-off.

FUTURE NEEDS. We believe that the proceeds from our March 2004 private sale of common stock, together with anticipated cash flow from operations and our line of credit, will be sufficient to satisfy our capital requirements for at least the next 12 months. Our future capital requirements and the adequacy of funds available will depend upon many factors, including cash flow generated from operations, customer retention, new product development, expanded marketing requirements, and future acquisitions. Changes in these factors, or other unexpected events, including those described in "Risk Factors", may cause us to seek additional financing sooner than anticipated. Financing may not be available on acceptable terms, or at all, and our failure to raise capital could have a material adverse effect on our growth plans and our financial condition and results of operations.

OTHER MATERIAL EVENTS. Vivid's management team is not aware of any current or anticipated material events that are reasonably likely to have a material impact on future operations or liquidity other than the possible events discussed under "Risk Factors" section of this document. These include downward pricing pressure, a marked decline in the subscription renewal rate, a marked decline in the Vivid revenue growth rate, a loosening or rollback in the regulatory environment, unforeseen technologies which render the Vivid program less competitive and the inability to raise capital to adequately fund our growth strategy. Vivid purchased Foodsafety.com through a combination of cash and Nuvotec stock as noted in the financial statements. This acquisition is not expected to have a material effect on Vivid operations or liquidity. Vivid purchased the ImageWorks Media Group through a combination of up front cash, stock options and warrants. It is anticipated by the Vivid senior management that this acquisition will be funded through growth and operating profits of the acquired company in 6-12 months following the acquisition.

                                 DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We anticipate that any earnings will be retained for development and expansion of our business and we do not anticipate paying any cash dividends in the foreseeable future. Our board of directors has sole discretion to pay cash dividends based on our financial condition, results of operations, capital requirements, contractual obligations and other relevant factors.

                             DESCRIPTION OF BUSINESS

Vivid Learning Systems, Inc. (hereinafter "the Company" or "Vivid"), was incorporated in December 2003 in the State of Delaware. Vivid is the sole shareholder of its operating subsidiary Vivid Learning Systems, Inc., a Washington corporation (hereinafter "Vivid WA"). Vivid WA was incorporated in 1995 in the State of Washington under the name of Applied Tecknowledgey, Inc. and in April of 1997 changed its name to Vivid Concepts, Inc. Vivid WA changed its name to Vivid Learning Systems, Inc. in January 2000.

HISTORY OF PARENT COMPANY NUVOTEC USA, INC.

Approximately 80% of the outstanding shares of Vivid are held by Nuvotec USA, Inc., a Delaware corporation. Nuvotec USA, Inc. is a Richland, Washington based technology commercialization and technical services company with established and profitable business lines in environmental management and web-based training (including Vivid). The anchor for Nuvotec's environmental business line is the nuclear-related technical services it provides to the Department of Energy (since 1995) in project and construction management, engineering, and project and field work control. In addition, Nuvotec also has ongoing plasma technology commercialization efforts focused on commercial waste treatment. The non-Vivid core business of Nuvotec generates annually $5million--$6 million in annual revenues and 8% to 10% net earnings returns. Nuvotec consolidated has $9.2 million in assets and a net book value of $5.4 million as of June 30, 2004. Nuvotec USA, Inc. was formed in August 2004 by the merger of Nuvotec, Inc. and Pacific EcoSolutions, LLC (PEcoS).

Nuvotec, Inc. was incorporated in the State of Washington in 1998 as a result of the merger of Technical Resources International, Inc. and Vivid WA, which both then became subsidiaries of Nuvotec. In December 2003 Nuvotec exchanged its shares in Vivid WA for 8,100,000 shares of the newly formed Vivid.

In December of 1998 the shareholders of Vivid WA and Technical Resources International, Inc. exchanged their respective common stock for common stock in the newly formed entity, Nuvotec, Inc. Based on the number of shares issued by each company at that time it was determined that the holder of Technical Resource International, Inc shares would receive 4.32 shares for each share held by Vivid shareholders in the tax free exchange. An independent appraisal company was engaged to separately value the two companies and arrive at the appropriate exchange rate. There was no cash consideration between the companies for the transaction. The conclusion of the appraisal firm was that the value of the combined companies was greater than the sum of the values of the two companies on a stand alone basis. The synergies that existed between the two companies (common customers, complementary services, etc.) together with the combined future earning capacities of the companies caused the appraisal firm to conclude that a combined entity (Nuvotec, Inc.) would provide greater value in the long-term for the shareholders.

HISTORY OF VIVID'S PRODUCT DEVELOPMENT AND INDUSTRY FOCUS

In 1995 Applied Tecknowledgey (later to become Vivid WA) obtained the Flour Hanford general employee training contract. The focus of the Vivid WA at that time was to develop and deliver speficed computer based employee training programs to Department of Energy employees and contractors at the Hanford Nuclear reservation.

In 1997 the Company developed two commercial CD-ROM based products called Instant OSHA Plus designed to provide OSHA and employment law focused training specific the general safety, utility and municipal markets. The Company formed relationships with utility associations and used its in-house sales staff to sell the program (for a one time fee) to prospective clients.

In 2000, the Company began developing training libraries that could be delivered over the web. The Company changed its pricing model from one time product sales to annual subscriptions. The Company built a large web-enabled OSHA and Utility safety library and purchased and enhanced a web based learning system. The Company also established a national marketing presence through a combination of direct sales and marketing, signed on channel sales partners, worked with industry experts and consultants, exhibited at national trade shows and advertised in national magazines. The Company now also applies this marketing mix and focus to the health care and food safety markets.

VIVID'S PRODUCT

Vivid produces, markets and delivers web and computer-based compliance training programs designed to help companies meet mandated state and federal regulations. The goals of these training programs are to make companies safer, improve the work environment and lessen a company's exposure to regulatory fines and potential litigation. These products and services are sold to general industry and to the utility, healthcare, mining, food safety, government and education markets.

Vivid's training libraries focus on helping companies meet the training requirements found in the following regulations: The Occupational Health and Safety Act (OSHA), Employment Law/Awareness Training based on federal employment laws, The Joint Commission on the Accreditation of Healthcare Organizations (JCAHO), The Healthcare Insurance Portability and Accountability Act (HIPAA), Mining Safety and Health Administration (MSHA), Electrical Worker Training (EWT 1910.269), Food Safety Training (based on Food & Drug Administration requirements), Forklift Training, Hazardous Waste Operations Training (HAZWOPER), and DOT Training.

The Company has a self-contained production group which includes instructional designers, programmers, media (design, photography, video animation, and simulation) and technical writers. The company has produced over 200 online lessons and has actively marketed these programs to the commercial workplace since 1999.

SALES AND MARKETING

The Company employs both a direct sales strategy and a channel sales strategy concurrently. Vivid sells its products and services directly through an in-house sales team (Vivid employees) and through channel sales partners which include independent resellers, value-added resellers, associations and consultants. The members of Vivid's in-house sales team are comprised of Industry Managers and Account Representatives. The Industry Managers have sales and management responsibilities in different vertical industries and are responsible for managing the Account Representatives, direct sales and managing channel sales partners that sell into their respective vertical markets. The channel sales partners are compensated on a "success basis" and are paid sales commissions or referral fees based on securing revenue on Vivid's behalf. Channel sales partners are selected based on their market expertise, distribution capability and client base.

Through reseller agreements and associations, Vivid's products and services are marketed nationally, in Canada and Northern Europe by more than 1000 sales professionals. Examples of some of Vivid's reseller partnerships include: Zee Medical, Inc. (more than 500 sales professionals), New Horizons Computer Learning Centers, Inc. (more than 500 sales professionals), Element K (50 sales professionals), Pathlore Software Corporation (20 sales professionals), Plateau Systems, LTD (15 sale professionals), and others. The Company has also employed industry experts as consultants in key vertical markets to assist in lead generation and content development efforts. The Company's lead generation strategies include telemarketing, trade shows, direct mail, e-mail blasts, newsletters and print advertising. The Company also plans to set up an international distribution network.

The Company's two largest customers are Fluor Hanford and the State of Pennsylvania. Fluor Hanford accounted for approximately 20% of revenues in fiscal year 2003, and is expected to account for approximately 15% of revenues in fiscal year 2004. The contract with Fluor Hanford expires September 30, 2004. The Company expects this contract to be renewed for at least another year, however there can be no assurance of this. Fluor Hanford is the primary management contractor for Project Hanford and has the ultimate responsibility for The Project Hanford Management Contract to provide the U.S. Department of Energy with a prime contractor, principal subcontractors, as well as other subcontractors to manage and integrate a full range of work to support cleanup of the Department of Energy's former nuclear production facilities at the Hanford Site in southeastern Washington State. Since 1995, Vivid has been responsible for producing, updating and delivering the computer and Hanford LAN-based Hanford General Employee Training program to Fluor Hanford contractors and other Department of Energy contractors on the Hanford site. Vivid maintains and services two local training centers and provides authenticators to proctor the training centers.

The State of Pennsylvania will account for approximately 15% of revenues in fiscal year 2004 (which is the first full year of the contract). Vivid was awarded a contract by the Educational Resources Group (ERG) to develop online regulatory and compliance training programs to be used annually by targeted industries in Pennsylvania. The original contract was signed in 2002 and included the delivery of "off-the-shelf" online training products to the same targeted industries. This sole source contract was recently expanded to include marketing, consulting, training, project management and various technology services. The contract is for two years beginning in June 2004 and includes four one-year options.

Vivid's market focus is on four industries: healthcare, utility, mining and food services.

1. In the healthcare Industry, Vivid currently markets and delivers the following online training programs to help companies meet applicable federal and or state regulations: Occupational Health and Safety Administration (OSHA) training, Joint Commission on the Accreditation of Healthcare Organizations (JCAHO) training, Health Insurance Portability and Accountability Act (HIPAA) Training as well as some employment law, bereavement, phlebotomy and continuing education training (through a reseller agreement with another content development company). The primary markets for this training are public and private hospitals and nursing associations.

2. In the Utility Industry, Vivid currently markets and delivers the following online training programs to help companies meet applicable federal and/or state regulations: Occupational Health and Safety Administration (OSHA) training, Electrical Worker Training based on CFR 1910.269 standards and some employment law and equipment specific training programs. The markets for this training are public and private utilities and utility contractors.

3. In the Mining Industry, Vivid currently markets and delivers the following online training programs to help companies meet applicable federal and/or state regulations: Occupational Health and Safety Administration (OSHA) training, Mine Safety and Health Administration (MSHA) Part 46, 47 and 48 training. The markets for this training are metal and non-metal surface mines and surface mine contractors.

4. In the Food Service Industry, Vivid currently markets and delivers the following online training programs to help companies meet applicable federal and/or state regulations: Occupational Health and Safety Administration (OSHA) training, Food Safety training, based on Food and Drug Administration (FDA) regulations; and some employment law training. The markets for this training are food handlers and food managers at retail food stores.

ACQUISITIONS

In the past four years the Company has made three acquisitions.

1. ImageWorks Media Group, Inc.

In May of 2004, Vivid completed the acquisition of ImageWorks Media Group, Inc., a Washington corporation. ImageWorks is a media design company with expertise in electronic media design, websites, custom training programs and interactive media such as CDs, DVDs and videos, and print design. Vivid believes that the acquisition of ImageWorks will significantly broaden Vivid's production and design capabilities. The consideration of $675,000 to be paid to the ImageWorks shareholders is a combination of cash, stock, and warrants. The cash portion consists of $300,000 at closing and $350,000 over 14 months. Vivid is valuing the stock and warrants to be $25,000 (which is $.25 per share, the most recent price at which the stock was sold). ImageWorks founders Matt Hammer and Nick Bauer will receive 100,000 shares of Vivid Common Stock on December 31, 2004 (50,000 shares to each of them). Further, Vivid provided a buy back provision such that if by May 24, 2008 the 100,000 shares issued do not have a public market value of at least $300,000 then Vivid will buy the stock back for $300,000 at staggered payments. ImageWorks founders Matt Hammer and Nick Bauer also received 200,000 Vivid Common Stock Warrants with a strike price of $3.00, exercisable over four years, 50,000 Warrants exercisable per year beginning in December 31, 2004. If Mr. Hammer and Mr. Bauer do not exercise their Warrants that come due each December 31 then Vivid will cancel that year's installment of the Warrant and pay a total of $75,000 to Mr. Hammer and Mr. Bauer ($37,500 to each of them). Thus the total guarantee to Mr. Hammer and Mr. Bauer over four years is $300,000 (or $150,000 to each of them).

ImageWorks is an eleven person interactive design company. It was formed in 1994. The company applies its development expertise with websites, interactive media such as CDs and DVDs, videos, and print design to provide marketing, communication, and training services to several hundred clients throughout the region and country. The specialized expertise is complementary to the production resources of Vivid WA. ImageWorks' audited revenue and net profits were as follows: revenue of $736,636 and net profit of $921 in 2003; and revenue of $1,104,078 and net profit of $3,008 in 2002. It is anticipated that the combination of the two companies will facilitate growth for both companies.

2. FoodSafety.com, Inc.

In November 2003, the Company, in conjunction with its majority shareholder, Nuvotec, Inc., acquired the assets of FoodSafety.com, Inc., a Delaware corporation. The assets consist of the URL, 1,200 copies of the book Food Safety Management & Compliance, intellectual property, exclusive commercialization rights and the commitment by FoodSafety.com, Inc. to deliver a food worker course and a food manager certification course. In exchange for the assets, Nuvotec, Inc. is obligated to pay to FoodSafety.com, Inc. a total of $80,000 in cash in equal monthly payments over a six-month period and $100,000 in value of Nuvotec, Inc. stock and/or options to be defined by FoodSafety.com, Inc. At June 30, 2004, an unpaid portion of the transaction ($100,000) has been recorded as a liability in the commitments and contingencies section of the Company's balance sheet.

3. ProTrain Assets

In January 2001, the Company acquired the assets of ProTrain, a privately held software training firm, for $30,000 in cash, a two-year promissory note in the amount of $70,000 (which has been paid in full), and 1,500 shares of Nuvotec, Inc.'s common stock at $10 per share, which were later redeemed for $15,000 in cash in accordance with the purchase agreement. In the transaction, the Company received 33 computers and office furniture with a book value of $95,000, ProTrain's customer list valued at $15,000, and a non-compete agreement valued at $5,000.

EMPLOYEES

Vivid currently has 38 full-time employees and 10 part-time employees. Ten full-time employees are in sales, 21 full-time employees are in production, 7 full-time employees are administrative and sales support, and 8 are part-time authenticators, 1 part-time in administrative, and 1 part-time in production. (Authenticators are test proctors, assuring there isn't any cheating during the compliance training, and they are also available to help if someone's computer is causing them problems.) Vivid plans to add 2 additional employees in 2004, 1 of which will be in sales and 1 in production. None of the employees are subject to any collective bargaining agreements. There are no employment agreements.

The Company leases all of its employees from Human Resources Novations, Inc., a professional employer organization. Under this arrangement, Human Resources Novations provides payroll services, employee benefits, and human resource expertise to the Company's management and employees.

Under the terms of the contract with Human Resources Novations, Inc., the Company pays for the actual costs of gross personnel earnings, benefits, and federal and state payroll taxes, an administrative fee that is equal to two and a half percent (2.5%) of gross payroll, and miscellaneous costs associated with child care/medical reimbursement account, employee handbooks, and recruiting. In exchange, Human Resources Novations, Inc. provides the following services: a) payment of wages as reported by the Company, b) collection, reporting, and payment of all applicable federal, state, and local taxes, impositions, and other charges required to be withheld from the wages and salaries of any of the personnel or required to be paid to any governmental agency by the employer as a result of the payment of such salaries and wages, c) prudent administration of employee benefit plans, d) completion, reporting, and maintenance of payroll and benefit records (with the exception of actual hours worked which is the responsibility of the Company), d) recruiting efforts for three (3) positions a year (included in the administrative fee), e) compilation of employee handbooks and compensation plans, and f) general human resources support.

COMPETITION

The compliance training market is highly competitive. We believe at this time that no one company has claimed the dominant position in the computer-based compliance training market and that there is not a clear market leader. The competition that currently exists comes from four sectors: a) company in-house training; b) traditional compliance training companies offering instructor led courses; c) traditional compliance training companies producing computer-based training and delivering via CD-ROM; and, d) companies producing internet and intranet delivered programs. Although we believe we compete favorably, many of our competitors are well-established national companies that have substantially greater financial and other resources than we do. Currently, we consider our primary competitors to be PureSafety, GoTrain, Coastal, QuickCompliance and FirstNet Learning.

INTELLECTUAL PROPERTY

Vivid does have copyright protection on the computer-based training materials of Vivid and trademark protection on its learning management system; however, there can be no assurance that any such copyright or trademark will provide meaningful protection to Vivid or that Vivid will be able to afford the expense of any litigation which might be necessary to enforce its rights.

REGULATION

Changes in standards at the local, national, or international levels could have an adverse impact on the market for Vivid's products and services, as updates are required and resources must be available to perform such updates or the Vivid products could be considered out-dated and not relevant. The computer and Internet training that Vivid develops is focused on helping companies meet mandated state and federal regulations and thus potentially reducing the companies risk exposure to regulatory fines and litigation. Vivid has developed training programs based on the following regulations: Occupational Health and Safety (OSHA), the Joint Commission on the Accreditation of Healthcare Organizations (JCAHO), the Health Insurance Portability and Accountability Act (HIPAA), employment law/awareness training based on federal employment laws, electrical worker training for utility linemen based on Code of Federal Regulation 1910.269, food safety training based on Food and Drug Administration
(FDA) guidelines, surface miner training based on the Mining Safety and Health Administration regulations, and training to address some of the Department of Transportation (DOT) requirements.

A tightening or loosening of these regulations and their enforcement by state and federal lawmakers may have either a negative or positive impact on Vivid's ability to sell these training programs. An example of a positive impact on Vivid's training revenue was the recent introduction of stronger training requirements instituted by MSHA. An example of a negative impact was the current administrations repeal in 2001 of the Clinton Administration regulations that set new workplace ergonomic rules to combat repetitive stress injuries.

PROPERTIES

Our corporate office is at 723 The Parkway, Richland, Washington and our training center is located at 2345 Stevens Road, Richland, Washington.

The Company's corporate office at 723 The Parkway is space that the Company's parent corporation (its largest shareholder) Nuvotec USA, Inc. leases. The Company currently does not pay rent for this space (other than management fee allocations which include overhead). Nuvotec leases the 723 Parkway office space from Ferguson Financial Group, which is controlled by Robert Ferguson, who is Vivid's Chairman of the Board of Directors. Nuvotec's lease requires monthly payments of $12,865.

The Company leases its training center at 2345 Stevens Road from Nuvotec, Vivid's parent corporation, on a month to month basis and is responsible for excise tax and maintenance expenses based upon its share of office space occupancy in relation to the total office space leased by Nuvotec. The Company paid $48,223 and $43,270 for rent, excise tax and maintenance of this property for the nine months ended June 30, 2004 and the year ended September 30, 2003, respectively. On December 31, 2002, Nuvotec entered into a lease with the Port of Benton, a municipal corporation, for 16,500 square feet of office space and for 23,000 square feet of warehouse space (used by Thermal Conversion Corp, a wholly-owned subsidiary of Nuvotec) at 2345 Stevens Road, Richland, Washington. Nuvotec's lease runs for three years with an option to extend for five successive terms of three years each. The rent for the above space is $12,127 per month. In addition, Nuvotec is responsible for payment of 12.84% excise tax and maintenance of the property. Nuvotec currently pays less than the full amount of contracted rent because of a rent abatement program offered by the Community Economic Revitalization Board. Nuvotec paid $80,730 in rent on this lease in 2003 and $79,718 in 2002, net of the rent abatement.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

DIRECTORS AND OFFICERS

The following are Vivid's directors and executive officers. The terms of the directors are staggered, with 1, 2, or 3 years remaining on their terms. The terms of all officers expire at the next annual meeting of the board of directors and upon the election of the successors of such officers.


       Name                     Age                   Position
       ----                     ---                   --------

Robert L. Ferguson              71    Chairman of the Board of Directors

Kevin A. Smith                  42    President, CEO and Director

Robert M. Blodgett              53    Chief Financial Officer and Treasurer

Sandra I. Muller                48    Corporate Secretary and General Counsel

Andrew Thoresen                 60    Director

Robert J. Turner                57    Director

Steven Katz                     56    Director


ROBERT L. FERGUSON has served as Chairman of the Board of Directors since 2003. Mr. Ferguson has served as CEO and Chairman of the Board of directors of Nuvotec, Inc. since 1998, and now of the August 2004 formed Nuvotec USA, Inc. Mr. Ferguson has over 40 years of management and technical experience in the government and private sectors. He served as Chairman of the Board of Technical Resources International, Inc. from 1995 to 1998; which provided consulting services in the nuclear energy and environmental clean up areas. Mr. Ferguson served as corporate VP for Science Applications International Corporation from 1991 to 1995. Mr. Ferguson was the president of R.L. Ferguson & Associates, Inc. from 1985 to 1991, which provided management and technical services to government and industry. He served as the Chairman of the Board for UNC Nuclear Industries, Inc. from 1983 to 1985; which operated the Department of Energy nuclear reactor and fuel fabrication facilities at Hanford, Washington. He served as CEO for Washington Public Power Supply System from 1980 to 1983, which included the activation of one nuclear power plant, the deactivation of two nuclear power plants and the termination of two other nuclear power plants. He served in various roles for the U.S. Department of Energy from 1960 to 1980, including Deputy Assistant Secretary of the Nuclear Reactor Programs. Mr. Ferguson was a founder of Columbia Trust Bank, and has been a director since 1996. Mr. Ferguson earned his B.S. in Physics from Gonzaga University.

KEVIN A. SMITH has served as Vivid's President, CEO and as a Director since December 2000. Mr. Smith has been a Director of Nuvotec, Inc. since 2002, and now of the August 2004 formed Nuvotec USA, Inc. Mr. Smith served as Vivid's Chief Operating Officer from December 1999 to November 2000. He has over 9 years of experience in the technology education industry. Mr. Smith served as Vice President for Marcraft International Corporation, a computer based training development company from 1996 to 1999; and as its Director of Sales and Marketing from 1995 to 1996. He served as Marketing Manager-Western Europe for TransCar in Frankfurt, Germany from 1990 to 1993. Mr. Smith earned his B.S. degree in Marketing and International Business from Northeastern University and his MBA from Boston University.

ROBERT M. BLODGETT has served as Vivid's Chief Financial Officer and Treasurer since October 1996. Mr. Blodgett has served as Nuvotec's Chief Financial Officer and Treasurer since December 1998. From 1988 to 1995 Mr. Blodgett served as corporate secretary, treasurer and international vice president of finance and administration with Columbus Line USA, Inc., a Hamburg, Germany based ocean freight carrier of wines, meats and produce which required temperature controlled systems and dry containers. From 1982 to 1988 he was a partner in the accounting firm of Blodgett, Mickelsen & Naef, CPAs. He earned his B. S. Accounting degree from the Brigham Young University. Mr. Blodgett became a Certified Public Accountant in the State of Washington in 1980. Mr. Blodgett will spend about fifteen hours per week serving Vivid.

SANDRA I. MULLER has served as Secretary and Corporate Counsel of Vivid and Nuvotec since January, 1999. Ms. Muller has served as Secretary and Corporate Counsel with Technical Resources International, Inc. (TRI), a Nuvotec subsidiary since 1995 to the present. TRI provides consulting services in the nuclear energy, environmental clean up, and strategic management areas. She served as Senior Contract Specialist for Science Applications International Corporation from 1992 to 1995. Ms. Muller served as Senior Contract Specialist for Battelle, Pacific Northwest National Laboratories, a U.S. Department of Energy Laboratory, in Richland, Washington from 1987 to 1992. Ms. Muller earned her J.D. from Willamette University College of Law and earned her B.A.E. degree from Arizona State University. Ms. Muller will spend about fifteen hours per week serving Vivid.

ANDREW THORESEN has served as a Director since October 2003. Mr. Thoresen has been a co-owner and Chief Financial Officer of Human Resource Novations, Inc. since 1993. Mr. Thoresen was the CFO and co-owner of R.L. Ferguson & Associates, Inc. from 1985 to 1993, which provided management and technical services to government and industry. He served as the Financial Administrator and Assistant to the Chairman of the Board for UNC Nuclear Industries, Inc. from 1983 to 1985; which operated the Department of Energy nuclear reactor and fuel fabrication facilities at Hanford, Washington. He served in various management roles for the Washington Public Power Supply System from 1974 to 1983. He was employed as an accountant at Ernst & Ernst from 1969 to 1974. Mr. Thoresen earned his B.A. degree in Accounting from the University of Washington.

ROBERT J. TURNER has served as a Director and Chair of the Audit Committee for Vivid since February 2004. Since 1979 Mr. Turner has been a Partner with the law firm of Fraser Milner Casgrain LLP (or its predecessor firms) in Edmonton, Alberta, Canada, and has served as Vice Chairman of the firm since 1999. Mr. Turner earned his B.Comm from the University of Lethbridge and University of Calgary, and earned his LL.B. from the University of Alberta.

STEVEN KATZ has served as a Director since December 2003. From 1982 to the present, Mr. Katz has been President of Steven Katz & Associates, Inc., a management consulting firm specializing in corporate development and technology licensing. From January 2000 to October 2001, he was President, Chief Operating Officer and a Director of Senesco Technologies, Inc., a publicly held company listed on the American Stock Exchange, engaged in the identification and development of propriety gene technology. Since June 2001 he has been the President and Chairman of MAC Worldwide, Inc, a public company that designs fashion wear. He is presently a member of the boards of directors of the following additional publicly-held companies: Biophan Technologies, Inc. (a company developing an MRI-resistant pacemaker and other related products), a director since 2001; USA Technologies, Inc. (a company with technology in credit card processing and automated vending systems), a director since May, 1999; and Health Systems Solutions, Inc. (a company in the home health care industry), a director since 2003. Mr. Katz received a B.S. degree in Accounting from the City College of New York.

                             EXECUTIVE COMPENSATION

The following executive compensation disclosure reflects all compensation awarded to, earned by or paid to the Named Executive Officers, as defined below, for the fiscal years ended September 30, 2003, 2002 and 2001. The named executive officers (the "Named Executive Officers") are Vivid Learning Systems, Inc.'s President, Chief Financial Officer and Corporate Secretary and the other executive officers of Vivid Learning Systems who each received in excess of $100,000 in total annual salary and bonus. Compensation is shown in the following table:

                           Summary Compensation Table

                                                                  Annual Compensation
                                                           ---------------------------------
                                                                              Other Annual
   Name and Principal Position             Fiscal Year     Salary ($)       Compensation ($)
   ---------------------------             -----------     ----------       ----------------
Kevin A. Smith                                2003          96,076              25,000*
    President, CEO and Director               2002          93,694
                                              2001          93,274

Robert M. Blodgett                            2003            0**                  0
    CFO and Treasurer                         2002            0**                  0
                                              2001            0**                  0

Sandra Muller                                 2003            0**                  0
Corporate Secretary and General Counsel       2002            0**                  0
                                              2001            0**                  0

* $25,000 in common stock of Nuvotec, Inc.

** Part of the salaries is reflected in the monthly management fee charged the Company by Nuvotec, Inc.

STOCK OPTION GRANTS

There were no individual grants of Vivid stock options to any Executive Officers during the calendar years ended December 31, 2003, 2002 or 2001.

2003 STOCK OPTION PLAN

The Vivid Stock Option Plan has an approved pool of 2,400,000 shares. Currently, 866,334 options have been issued. The options are on a vesting schedule.

LIMITATION ON LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Certificate of Incorporation eliminates the personal liability of directors to us and our stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Section 102 of the Delaware General Corporation Law, provided that this provision shall not eliminate or limit the liability of a director:

      (i) for any breach of the director's duty of loyalty to us or our stockholders;

      (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

      (iii) arising under Section 174 of the Delaware General Corporation Law (with respect to unlawful dividend payments and unlawful stock purchases or redemptions); or

      (iv) for any transaction from which the director derived an improper personal benefit.

Additionally, we have included in our Certificate of Incorporation and our Bylaws provisions to indemnify our directors, officers, employees and agents and to purchase insurance with respect to liability arising out of the performance of their duties as directors, officers, employees and agents as permitted by
Section 145 of the Delaware General Corporation Law. The Delaware General Corporation Law provides further that indemnification shall not be deemed exclusive of any other rights to which the directors, officers, employees and agents may be entitled under a company's bylaws, any agreement, vote of stockholders or otherwise.

The effect of the foregoing is to require us, to the extent permitted by law, to indemnify our officers, directors, employees and agents for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of September 28, 2004. The information in this table provides the ownership information for:

      a. each person known by us to be the beneficial owner of more than 5% of our common stock;

      b.    each of our directors;

      c.    each of our executive officers; and

      d.    our executive officers, directors and director nominees as a group.

Beneficial ownership has been determined in accordance with Rule 13d-3 of the 1934 Exchange Act and includes voting or investment power with respect to the shares. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them. Common stock beneficially owned and percentage ownership is based on 10,097,996 shares outstanding. There are currently 298,334 outstanding options to purchase any common stock held by the persons named below, but no warrants to purchase any common stock.

Unless otherwise indicated, the address of each beneficial owner is c/o Vivid Learning Systems, Inc., 723 The Parkway, Richland, Washington 99352.

--------------------------------------------------------------------------------------------------------------------
NAME AND ADDRESS                                                       AMOUNT OF COMMON STOCK    PERCENT OF CLASS
OF BENEFICIAL OWNER                   EXECUTIVE OFFICE HELD (IF ANY)    BENEFICIALLY OWNED       OF COMMON STOCK
--------------------------------------------------------------------------------------------------------------------
Kevin A. Smith                        President, CEO and Director             100,000                   *
--------------------------------------------------------------------------------------------------------------------
Robert M. Blodgett**                  Chief Financial Officer and              2,000                    *
                                      Treasurer
--------------------------------------------------------------------------------------------------------------------
Sandra Muller***                      Corporate Secretary and                  2,000                    *
                                      General Counsel
--------------------------------------------------------------------------------------------------------------------
Robert L. Ferguson****                Chairman of the Board of                 2,000                    *
                                      Directors
--------------------------------------------------------------------------------------------------------------------
Andrew Thoresen*****                  Director                                 4,000                    *
--------------------------------------------------------------------------------------------------------------------
Robert Turner                         Director                                   0                     N/A
--------------------------------------------------------------------------------------------------------------------
Steven Katz                           Director                                 10,000                   *
--------------------------------------------------------------------------------------------------------------------
All Executive Officers and Directors                                          120,000                  1.2
as a Group (7 persons)
--------------------------------------------------------------------------------------------------------------------

-----------------------

* less than 1%.

** Mr. Blodgett owns 1.02% of the common stock of Nuvotec USA, Inc., which owns 80% of Vivid.

*** Ms. Muller owns 3.2% of the common stock of Nuvotec USA, Inc., which owns 80% of Vivid.

**** Mr. Ferguson owns approximately 17% of the common stock of Nuvotec USA, Inc., which owns 80% of Vivid.

***** Mr. Thoresen owns 0.3% of the common stock of Nuvotec USA, Inc., which owns 80% of Vivid.

The only other Nuvotec shareholder beneficially owning 5% or more of Nuvotec's shares is Nuvotec Vice Chairman William Neil Lampson who beneficially owns approximately 10% of Nuvotec's shares.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Nuvotec USA, Inc., a Delaware corporation owns 80% of the outstanding shares of Vivid. Robert L. Ferguson, Chairman of our Board of Directors holds approximately 17% of Nuvotec's common stock (with preferred stock on an as converted basis); and Sandra I. Muller, our Corporate Secretary and Corporate Counsel holds 3.2% of Nuvotec's common stock (with preferred stock on an as converted basis); and Robert M. Blodgett, our CFO, holds 1.02% of Nuvotec's common stock (with preferred on an as converted basis). In accordance with the Nuvotec, Inc. Amended and Restated Articles of Incorporation, the Nuvotec, Inc. preferred stock carries conversion rights into common stock. The terms of the conversion are influenced by the issuance of additional stock. Such an event as anticipated by the Nuvotec, Inc. Amended and Restated Articles of Incorporation has occurred; thus, because of the price that additional stock was sold, one share of preferred converts to three shares of common.

The Company's corporate office at 723 The Parkway, Richland, Washington is space that the Company's parent corporation (its largest shareholder) Nuvotec USA, Inc. leases. The Company currently does not pay rent for this space (other than management fee allocations which include overhead). Nuvotec leases the 723 Parkway office space from Ferguson Financial Group, which is controlled by Robert Ferguson, who is Vivid's Chairman of the Board of Directors. Nuvotec's lease requires monthly payments of $12,865.

The Company leases its training center at 2345 Stevens Road, Richland, Washington from Nuvotec, Vivid's parent corporation, on a month to month basis and is responsible for excise tax and maintenance expenses based upon its share of office space occupancy in relation to the total office space leased by Nuvotec. The Company paid $48,223 and $43,270 for rent, excise tax and maintenance of this property for the nine months ended June 30, 2004 and the year ended September 30, 2003, respectively. On December 31, 2002, Nuvotec entered into a lease with the Port of Benton, a municipal corporation, for 16,500 square feet of office space and for 23,000 square feet of warehouse space (used by Thermal Conversion Corp, a wholly-owned subsidiary of Nuvotec) at 2345 Stevens Road, Richland, Washington. Nuvotec's lease runs for three years with an option to extend for five successive terms of three years each. The rent for the above space is $12,127 per month. In addition, Nuvotec is responsible for payment of 12.84% excise tax and maintenance of the property. Nuvotec currently pays less than the full amount of contracted rent because of a rent abatement program offered by the Community Economic Revitalization Board. Nuvotec paid $80,730 in rent on this lease in 2003 and $79,718 in 2002, net of the rent abatement.

Vivid has access to a $1,000,000 line of credit. The line of credit with Key Bank is a formal agreement between the bank and Nuvotec USA, Inc., Vivid's parent corporation (Vivid is one of the corporate guarantors on the line, as is Nuvotec.) Both Nuvotec and Vivid have separate checking accounts at Key Bank. As Vivid requires working capital draws on the line such draws are placed in their account, but since it has no formal line of credit agreement with the bank, the draw is recorded by the bank as a Nuvotec draw. Therefore, Vivid is making its draws based upon an internal agreement between Vivid and Nuvotec. Such Vivid draws and paydowns are recorded in intercompany accounts on the books of Vivid and Nuvotec. This line of credit with Key Bank replaces a line of credit with Columbia Trust Bank.

The Company was awarded a one-year contract, with 2 one year options, with a minimum value of $1,708,353 with Fluor Hanford, Inc. for the period from October 2002 to September 30, 2005. Vivid anticipates that Fluor Hanford, Inc. will exercise its option to fully fund the contract through September 30, 2005. Fluor Hanford, Inc. has exercised the first one year option, which is through September 30, 2004. The Company provides computer-based training monthly for the employees of Fluor Hanford, Inc. and its contractors. Fluor Hanford, Inc. has an ownership interest in Columbia Basin Ventures which owns approximately 1% of the outstanding common stock of Nuvotec. Nuvotec owns approximately 80% of Vivid.

On December 23, 2003 Vivid issued a stock option to Jackson Steinem, Inc., whose beneficial owner is Adam S. Gottbetter of Gottbetter & Partners, LLP, our legal counsel. This stock option is exercisable after October 1, 2004 into 50,000 shares of Vivid common stock at $.10 per share for three years until October 1, 2007. This option was issued for non legal services.

At June 30, 2004, the related party payable consisted of $329,251 of management fees and expenses paid on behalf of Vivid, by the majority shareholder, Nuvotec, Inc.

At September 30, 2003, the related party payable consisted of $262,080 of management fees and expenses paid on behalf of Vivid, by the majority shareholder, Nuvotec, Inc.

The Company leases all of its employees from Human Resources Novations, Inc. One of our directors, Andrew Thoresen has been a co-owner and Chief Financial Officer of Human Resource Novations, Inc. since 1993. The amounts of Vivid payroll administered by Human Resources Novations for the past two years and the fees incurred by Vivid to Human Resources Novations for this service are as follows: July 1, 2002 to June 30, 2003 payroll costs were $1,622,677, and payroll fees to Human Resources Novations were $34,146; and for July 1, 2003 to June 30, 2004 payroll costs were $1,899,803, and payroll fees to Human Resources Novations were $38,446.

We believe that the terms of the above transactions are commercially reasonable and no less favorable to us than we could have obtained from an unaffiliated third party on an arm's length basis. To the extent we may enter into any agreements with related parties in the future, the board of directors has determined that such agreements must be on similar terms. Further, all future transactions with affiliates of the Company are to be on terms no less favorable than could be obtained from an unaffiliated third party and must be approved by a majority of the directors including the majority of disinterested directors.

                            DESCRIPTION OF SECURITIES

Our authorized capital stock currently consists of 200,000,000 shares of Common Stock, par value $0.0001 per share, and 5,000,000 shares of preferred stock, par value $0.0001 per share, the rights and preferences of which may be established from time to time by our Board of Directors. There are 10,097,996 shares of our common stock issued and outstanding, no shares of our preferred, 866,334 options for common stock issued, and no other securities, including without limitation any preferred stock, convertible securities, warrants, promissory notes or debentures outstanding.

The description of our securities contained herein is a summary only and may be exclusive of certain information that may be important to you. For more complete information, you should read our Certificate of Incorporation and its restatements, together with our corporate bylaws.

COMMON STOCK

As of September 28, 2004, there were 10,097,996 shares of common stock outstanding held by stockholders of record. All outstanding shares of common stock are, and the common stock to be issued in this offering will be, fully paid and nonassessable.

Holders of common stock are entitled to one vote per share on all matters to be voted upon by stockholders. In accordance with Delaware law, the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the stockholders. Holders of common stock are not entitled to cumulate votes in the election of directors. The shares of common stock have no preemptive rights, no redemption or sinking fund provisions, and are not liable for further call or assessment. The holders of common stock are entitled to receive dividends when and as declared by the board of directors out of funds legally available for dividends. We currently intend to retain all future earnings for the operation and expansion of our business and do not anticipate paying cash dividends on the common stock in the foreseeable future.

Upon a liquidation of the Company, our creditors will be paid before any distribution to holders of our common stock. The holders of common stock would be entitled to receive a pro rata distribution per share of any excess amount.

PREFERRED STOCK

Our certificate of incorporation empowers the board of directors to issue up to 5,000,000 shares of preferred stock from time to time in one or more series. The board of directors also may fix the designation, privileges, preferences and rights and the qualifications, limitations and restrictions of those shares, including dividend rights, conversion rights, voting rights, redemption rights, terms of sinking funds, liquidation preferences and the number of shares constituting any series or the designation of the series. Terms selected could decrease the amount of earnings and assets available for distribution to holders of our common stock or adversely affect the rights and power, including voting rights, of the holders of our common stock without any further vote or action by the stockholders. The rights of holders of common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued by us in the future. Upon consummation of this offering, there will be no outstanding shares of our preferred stock and we have no present intention to issue any shares of preferred stock.

OPTIONS

As September 28, 2004, we had outstanding options to purchase an aggregate of 816,334 shares of common stock to our officers, directors and employees with a weighted average exercise price of $0.25 per share. These options typically vest over a three year period.

Additionally, On December 23, 2003 Vivid issued a stock option to Jackson Steinem, Inc., whose beneficial owner is Adam S. Gottbetter of Gottbetter & Partners, LLP, our legal counsel. This stock option is exercisable after October 1, 2004 into 50,000 shares of Vivid common stock at $.10 per share for three years until October 1, 2007. This option was issued for non legal services.

All outstanding options provide for antidilution adjustments in the event of certain mergers, consolidations, reorganizations, recapitalizations, stock dividends, stock splits or other changes in our capital or corporate structure.

DELAWARE ANTI-TAKEOVER LAW

If we close an initial public offering of our securities, and become listed on a national stock exchange or the NASDAQ Stock Market or have a class of voting stock held by more than 2000 record holders, we will be governed by the provisions of Section 203 of the General Corporation Law of Delaware. In general, such law prohibits a Delaware public corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless it is approved in a prescribed manner.

As a result of Section 203 of the General Corporation Law of Delaware, potential acquirers may be discouraged from attempting to effect acquisition transactions with us, thereby possibly depriving holders of our securities of certain opportunities to sell or otherwise dispose of such securities at above-market prices pursuant to such transactions.

REPORTS TO STOCKHOLDERS

We intend to furnish our stockholders with annual reports containing audited financial statements as soon as practical after the end of each fiscal year. Our fiscal year ends September 30.

TRANSFER AGENT

We have appointed Continental Stock Transfer & Trust Company, 17 Battery Place, 8th Floor, New York, New York 10004 as transfer agent for our common stock.

                              SELLING STOCKHOLDERS

All of the shares of Vivid common stock offered under this prospectus may be sold by the holders. We will not receive any of the proceeds from sales of shares offered under this prospectus.

All costs, expenses and fees in connection with the registration of the selling stockholders' shares will be borne by us. All brokerage commissions, if any, attributable to the sale of shares by selling stockholders will be borne by such holders.

The selling stockholders are offering a total of 1,997,996 shares of Vivid common stock. The selling stockholders are not, nor are they affiliated with, broker dealers. The following table sets forth:

      a.    the name of each person who is a selling stockholder;

      b. the number of securities owned by each such person at the time of this offering; and

      c. the number of shares of common stock such person will own after the completion of this offering.

The column "Shares Owned After the Offering" gives effect to the sale of all the shares of common stock being offered by this prospectus.

SELLING STOCKHOLDER                                     SHARES OWNED PRIOR TO THE        SHARES OWNED AFTER THE
                                         NUMBER OF               OFFERING                       OFFERING
                                       SHARES OFFERED      NUMBER       PERCENTAGE        NUMBER       PERCENTAGE
Julio Bellber                              30,000         30,000            *              -0-            -0-
Gary Bennett                               10,000         10,000            *              -0-            -0-
Jeffrey & Lori Blanc                       8,000           8,000            *              -0-            -0-
Raymond L. Blanc                           4,000           4,000            *              -0-            -0-
Robert M. Blodgett (1) **                  2,000           2,000            *              -0-            -0-
Andreas Blutke **                          4,000           4,000            *              -0-            -0-
Glenda J. Cook **                          2,000           2,000            *              -0-            -0-

SELLING STOCKHOLDER                                     SHARES OWNED PRIOR TO THE        SHARES OWNED AFTER THE
                                         NUMBER OF               OFFERING                       OFFERING
                                       SHARES OFFERED      NUMBER       PERCENTAGE        NUMBER       PERCENTAGE
Creek Holdings, LLC (2)                   133,332         133,332          1.3%            -0-            -0-
Howard M. Crosby (3)                       80,000         80,000            *              -0-            -0-
David A. Dayton                            8,000           8,000            *              -0-            -0-
Robert Detore                             120,000         120,000          1.2%            -0-            -0-
Dotson Exploration Company (4)            120,000         120,000          1.2%            -0-            -0-
LeRoy Enger **                             80,000         80,000            *              -0-            -0-
James Feldesman                            20,000         20,000            *              -0-            -0-
The Ferguson Financial Group (5) **        2,000           2,000            *              -0-            -0-
Daniel T. Foley                            2,000           2,000            *              -0-            -0-
Bruce W. Franklin                          8,000           8,000            *              -0-            -0-
Terry J. Gilmore                           40,000         40,000            *              -0-            -0-
F.E. Hambleton                             40,000         40,000            *              -0-            -0-
James H. Harris, M.D.                      20,000         20,000            *              -0-            -0-
John Mark Henderson **                     77,000         77,000            *              -0-            -0-
William L. Herron                          28,000         28,000            *              -0-            -0-
Eric Holzberg                              20,000         20,000            *              -0-            -0-
Aaron M. Jensen                            4,000           4,000            *              -0-            -0-
Catherine M. Joy (6)                       14,000         14,000            *              -0-            -0-
David Katz (7)                             10,000         10,000            *              -0-            -0-
Jonathan Katz (8)                          10,000         10,000            *              -0-            -0-
Steven Katz (9)                            10,000         10,000            *              -0-            -0-
Joseph A. Lavigne                          20,000         20,000            *              -0-            -0-
Marc A. Lenzke                             8,000           8,000            *              -0-            -0-
Donna Maguffee                             3,000           3,000            *              -0-            -0-
Steven J. Mayer                            40,000         40,000            *              -0-            -0-
Mark McAllister                            8,000           8,000            *              -0-            -0-
Meadow Holdings, LLC (10)                 133,332         133,332          1.3%            -0-            -0-

SELLING STOCKHOLDER                                     SHARES OWNED PRIOR TO THE        SHARES OWNED AFTER THE
                                         NUMBER OF               OFFERING                       OFFERING
                                       SHARES OFFERED      NUMBER       PERCENTAGE        NUMBER       PERCENTAGE
Dr. Erwin Mermelstein                      40,000         40,000            *              -0-            -0-
Catherine M. Moeller                       8,000           8,000            *              -0-            -0-
James R. Moss                              8,000           8,000            *              -0-            -0-
Frank & Sandra Muller (11) **              2,000           2,000            *              -0-            -0-
David Nahimias                             20,000         20,000            *              -0-            -0-
Rabindra N. Nanda **                       16,000         16,000            *              -0-            -0-
Ronald S. Nash                            100,000         100,000           1%             -0-            -0-
Martyn A. Powell                           8,000           8,000            *              -0-            -0-
Lori M. Ramonas **                         2,000           2,000            *              -0-            -0-
James E. Reed                              4,000           4,000            *              -0-            -0-
Carl Richard                               8,000           8,000            *              -0-            -0-
James L. Riebsomer                         20,000         20,000            *              -0-            -0-
Riggers Manufacturing Company, Inc.(12)    40,000         40,000            *              -0-            -0-
William J. Ritger                         100,000         100,000           1%             -0-            -0-
Road Holdings, LLC (13)                   133,332         133,332          1.3%            -0-            -0-
Susanna Yan Rowe                           4,000           4,000            *              -0-            -0-
Amy N. Schammert                           4,000           4,000            *              -0-            -0-
Raymond W. Schier                          8,000           8,000            *              -0-            -0-
Timothy N. Shaw                            10,000         10,000            *              -0-            -0-
Kevin A. Smith (14) **                    100,000         100,000           1%             -0-            -0-
Larry J. Smith **                          8,000           8,000            *              -0-            -0-
Eric Stein                                 20,000         20,000            *              -0-            -0-
Shai Stern                                100,000         100,000           1%             -0-            -0-
Joyce L. Stump                             20,000         20,000            *              -0-            -0-
Jay Tate                                   2,000           2,000            *              -0-            -0-
Joseph A. Tedesco                          8,000           8,000            *              -0-            -0-
Christine W. Thackaberry                   8,000           8,000            *              -0-            -0-

SELLING STOCKHOLDER                                     SHARES OWNED PRIOR TO THE        SHARES OWNED AFTER THE
                                         NUMBER OF               OFFERING                       OFFERING
                                       SHARES OFFERED      NUMBER       PERCENTAGE        NUMBER       PERCENTAGE
Jeffrey C. Thomas                          4,000           4,000            *              -0-            -0-
Andrew Thoresen (15) **                    4,000           4,000            *              -0-            -0-
John B. Thorsnes (16)                      6,000           6,000            *              -0-            -0-
Nanci C. Thorsnes (17)                     6,000           6,000            *              -0-            -0-
Duane Tumlinson                            8,000           8,000            *              -0-            -0-
Charles W. Wafer                           40,000         40,000            *              -0-            -0-
Wallis W. Wood                             10,000         10,000            *              -0-            -0-

Total                                    2,047,996       2,047,996         100%            80%         8,100,000

* Indicates less than one percent of the total outstanding common stock.

** These shares are subject to a Lock Up Agreement entered into on February 16, 2004, by which these shareholders agreed not to transfer these shares prior to one year after the date that this registration statement is declared effective by the Securities and Exchange Commission.

(1)   Robert M. Blodgett is our CFO and Treasurer.

(2)   The beneficial owner of Creek Holdings, LLC is Josh Berkowitz.

(3) Howard Crosby is the brother-in-law of Robert L. Ferguson our Chairman, and is the beneficial owner of selling shareholder Dotson Exploration Company.

(4) The beneficial owner of Dotson Exploration Company is Howard Cosby, who is also a selling shareholder under his own name.

(5) The beneficial owner of Ferguson Financial group is Robert L. Ferguson our Chairman.

(6)   Catherine Joy is the adult daughter of Robert L. Ferguson our Chairman.

(7) David Katz and Jonathan Katz are the adult sons of Steven Katz, a Director.

(8) Jonathan Katz and David Katz are the adult sons of Steven Katz, a Director.

(9) Steven Katz, a Director, is the father of adult sons David Katz and Jonathan Katz.

(10)  The beneficial owner of Meadow Holdings, LLC is Harry Adler.

(11) Sandra Muller is our Corporate Secretary and Corporate Counsel. Frank Muller is her husband.

(12)  The beneficial owner of Riggers Manufacturing Company is William N.
      Lampson.

(13)  The beneficial owner of Road Holdings, LLC is Mark Nordlicht.

(14) Kevin A. Smith is our President and Director. There is no relationship between Kevin A. Smith and shareholder Larry J. Smith.

(15)  Andrew Thoresen is one of our Directors.

(16)  John B. Thorsnes and Nanci C. Thorsnes are husband and wife.

(17)  John B. Thorsnes and Nanci C. Thorsnes are husband and wife.

                              PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell any or all of their shares of common stock covered by this prospectus on any stock exchange, market or trading facility on which the shares are then traded or in private transactions at a price of $.25 per share until our shares are quoted on the Over the Counter Bulletin Board ("OTCBB") and thereafter at prevailing market prices or privately negotiated prices. We will pay the expense incurred to register the shares being offered by the selling stockholders for resale, but the selling stockholders will pay any underwriting discounts and brokerage commissions associated with these sales. The commission or discount which may be received by any member of the National Association of Securities Dealers, Inc. in connection with these sales will not be greater than 8%. The selling stockholders may use any one or more of the following methods when selling shares:

      a. ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

      b. block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

      c.    privately negotiated transactions; and

      d.    a combination of any such methods of sale.

In addition, any shares that qualify for sale under Rule 144 may be sold under Rule 144 rather than through this prospectus.

In offering the shares covered by this prospectus, the selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. Any profits realized by the selling stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions. None of the selling shareholders are broker-dealers or affiliates of broker dealers. There are no standby arrangements or agreements with any broker-dealers or underwriting firms to resell on behalf of the selling shareholders.

Selling shareholders may sell their shares in all 50 states in the United States of America. Further, Vivid will be profiled in the Standard & Poor's publications or "manuals". The Standard & Poor's manuals are widely subscribed to by broker/dealers, market makers, institutional investors, university libraries and public libraries. A company that is profiled in the Standard & Poor's manuals obtains a "manual" exemption from state securities regulations for secondary trading purposes in the thirty-five states where there is a provision for manual exemption.

We have advised the selling stockholders that while they are engaged in a distribution of the shares included in this prospectus they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the selling stockholders, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered in this prospectus.

This offering will terminate on the earlier of (i) the date that all shares offered by this prospectus have been sold by the selling shareholders, (ii) twenty-four (24) months from the effective date of the Registration Statement on Form SB-2 that we have filed with the SEC, or (iii) the date all of the selling shareholders may sell all of the shares described herein without restriction by the volume limitations of Rule 144(k) of the Securities Act.

The estimated expenses of the offering to be paid by the Company on behalf of the selling shareholders are approximately $92,760.


                            MARKET FOR COMMON EQUITY

SHARES ELIGIBLE FOR FUTURE SALE

MARKET INFORMATION

There is no public trading market on which Vivid's Common Stock is traded. Vivid will engage a broker/dealer to file a Form 211 with the National Association of Securities Dealers ("NASD") in order to allow the quotation of Vivid's common stock on the Over-the-Counter Bulletin Board (OTCBB). There is no assurance that our common stock will be included on the OTCBB. Future sales of substantial amounts of our common stock in the public market could adversely affect prevailing market prices and adversely affect our ability to raise additional capital in the capital markets at a time and price favorable to us.

We have outstanding 10,097,996 shares of our common stock. There are seventy
(70) record holders of common equity. Of these shares, 1,997,996 shares will be freely tradable without restriction under the Securities Act unless held by our "affiliates" as that term is defined in Rule 144 under the Securities Act. These shares will be eligible for sale in the public market, subject to certain volume limitations and the expiration of applicable holding periods under Rule 144 under the Securities Act. Non-affiliates currently hold 1,997,996 shares of our common stock, approximately 20% of our outstanding shares. In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned restricted shares for at least one year (including the holding period of any prior owner or affiliate) would be entitled to sell within any three-month period a number of shares that does not exceed the greater of (1) one percent of the number of shares of common stock then outstanding or (2) the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a Form 144 with respect to such sale. Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us. Under Rule 144(k), a person who is not deemed to have been an affiliate of us at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years (including the holding period of any prior owner except an affiliate), is entitled to sell such shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

LOCK-UP AGREEMENTS

All of the Vivid officers and Vivid and Nuvotec senior management stockholders have agreed, pursuant to "lock-up" agreements, that they will not offer, sell, contract to sell or grant any option to purchase or otherwise dispose of the shares of common stock owned by them or that could be purchased by them through the exercise of options, for one full year following the date of this prospectus. Upon the expiration of the lock-up agreements, approximately 295,000 shares of common stock held by such stockholders will be eligible for resale immediately pursuant to Rule 144.

RULE 701

Under Rule 701 as currently in effect, persons who purchase shares upon exercise of options granted prior to the effective date of this initial public offering may sell such shares in reliance on Rule 144. Such sales need not comply with the holding period requirements of Rule 144. In the case of non-affiliates, these sales need not comply with the public information, volume limitations or notice provisions of Rule 144.

STOCK OPTIONS

Currently, there are outstanding options issued to officers, directors and employees to purchase 866,334 shares of our common stock. Of the outstanding options, those that are vested and may be exercised within 60 days are for 177,459 shares of common stock.

Additionally, On December 23, 2003 Vivid issued a stock option to Jackson Steinem, Inc., whose beneficial owner is Adam S. Gottbetter of Gottbetter & Partners, LLP, our legal counsel. This stock option is exercisable after October 1, 2004 into 50,000 shares of Vivid common stock at $.10 per share for three years until October 1, 2007.

Further, two new shareholders will each receive 50,000 shares of our common stock on December 31, 2004, along with warrants received on May 25, 2004 to purchase a total of 200,000 shares of our common stock as noted below. This securities transaction was pursuant to the ImageWorks acquisition. See "Description of Business".

WARRANTS

None of our warrants are currently vested. The two warrants which are exercisable into a total of 200,000 shares of our common stock vest as follows:
50,000 shares on December 31, 2004; 50,000 shares on December 31, 2005; 50,000 shares on December 31, 2006; and 50,000 shares on December 31, 2007. The shares issuable upon exercise of the warrants will be eligible for sale in the public markets subject to any Rule 144 limitations.

We can offer no assurance that an active public market in our shares will develop. Future sales of substantial amounts of our shares in the public market could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities.

                                LEGAL PROCEEDINGS

We are not aware of any pending or threatened legal proceedings against us that involve an amount in excess of 10 percent of the Company's current assets.

                                  LEGAL MATTERS

Certain legal matters, including the legality of the issuance of the shares of common stock offered herein, are being passed upon for us by our counsel, Gottbetter & Partners, LLP, 488 Madison Avenue, 12th Floor, New York, New York 10022.

                                     EXPERTS

The financial statements of Vivid Learning Systems, Inc., as of September 30, 2003 have been included herein and in the registration statement in reliance upon the report of Williams & Webster, P.S., independent certified public accountants, appearing elsewhere herein, and upon the authority of that firm as experts in accountant and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. However, once this registration statement becomes effective we will be required to file quarterly and annual reports and other information with the Securities and Exchange Commission.

We have filed with the SEC a registration statement on Form SB-2 to register the securities offered by this prospectus. The prospectus is part of the registration statement, and, as permitted by the SEC's rules, does not contain all of the information in the registration statement. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits and schedules filed as a part of the registration statement. You can review the registration statement and its exhibits at the public reference facility maintained by the SEC at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The registration statement is also available electronically on the World Wide Web at http://www.sec.gov.

                          INDEX TO FINANCIAL STATEMENTS

                   Vivid Learning Systems, Inc. and Subsidiary

Report of Independent Registered Public Accounting Firm ........................................................F-1

Consolidated Balance Sheets at June 30, 2004, September 30, 2003 and September 30, 2002.........................F-2

Consolidated Statements of Income for the nine months ended June 30, 2004 and June 30, 2003, and for the years ended September 30, 2003, and September 30, 2002...............................................F-3-4

Consolidated Statement of Shareholders' Equity for the nine months ended June 30, 2004 and for the years ended September 30, 2003, and September 30, 2002.......................................................F-5

Consolidated Statements of Cash Flows for the for the nine months ended June 30, 2004 and June 30, 2003, and for the years ended September 30, 2003, and September 30, 2002...................................F-6-7

Notes to Consolidated Financial Statements .....................................................................F-8

                                       ImageWorks Media Group, Inc.

Report of Independent Registered Public Accounting Firm .......................................................F-28

Balance Sheets at December 31, 2003 and December 31, 2002......................................................F-29

Statements of Income and Retained Earnings for years ended December 31, 2003 and December 31, 2002.............F-30

Statements of Cash Flows for the years ended December 31, 2003 and December 31, 2002...........................F-31

Notes to Financial Statements for December 31, 2003.........................................................F-32-36

Balance Sheet at June 30, 2004.................................................................................F-37

Statements of Operations for the six months ended June 30, 2004................................................F-38

Statements of Retained Earnings for June 30, 2004 and December 31, 2003........................................F-39

Statements of Cash Flows for the six months ended June 30, 2004................................................F-40

Notes to Financial Statements for June 30, 2004.............................................................F-41-46



                                       Vivid Learning Systems, Inc.
                                      Proforma Financial Statements

Introduction................................................................................................F-47-48

Balance Sheet at September 30, 2003............................................................................F-49

Statements of Operations for the period ended June 30, 2004 and for the year ended..........................F-50-51

To the Board of Directors and Stockholders
Vivid Learning Systems, Inc.
Richland, WA 99352

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheets of Vivid Learning Systems, Inc. (a Deleware corporation) as of September 30, 2003 and 2002, and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vivid Learning Systems, Inc. as of September 30, 2003 and 2002, and the results of its operations, stockholders equity and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.


/s/ Williams & Webster, P.S.


Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington
November 3, 2003

                          VIVID LEARNING SYSTEMS, INC.
                          CONSOLIDATED BALANCE SHEETS

                                                                            June 30,
                                                                              2004       September 30,  September 30,
                                                                           (Unaudited)        2003          2002
                                                                           -----------    -----------    -----------
ASSETS

CURRENT ASSETS
    Cash                                                                   $    26,520    $    11,612    $     3,086
    Accounts and contracts receivable                                        1,586,793      1,062,749        621,277
    Accounts and contracts receivable, Fluor Hanford                             4,647          6,132         14,837
    Prepaid expenses                                                            59,340         75,469         51,433
    Other current assets                                                       338,789        167,414        132,407
                                                                           -----------    -----------    -----------
           TOTAL CURRENT ASSETS                                              2,016,089      1,323,376        823,040
                                                                           -----------    -----------    -----------

PROPERTY, PLANT AND EQUIPMENT
    Property and equipment                                                     694,495        613,602        558,682
    Less: Accumulated depreciation and amortization                           (573,820)      (524,934)      (430,361)
                                                                           -----------    -----------    -----------
           TOTAL PROPERTY, PLANT AND EQUIPMENT                                 120,675         88,668        128,321
                                                                           -----------    -----------    -----------

OTHER ASSETS
    Software, net of amortization                                            1,654,312      1,258,892      1,080,474
    Intangibles, net of amortizaton                                            646,471          7,556         12,222
    Deferred tax asset                                                           3,949          3,098        133,533
                                                                           -----------    -----------    -----------
           TOTAL OTHER ASSETS                                                2,304,732      1,269,546      1,226,229
                                                                           -----------    -----------    -----------

TOTAL ASSETS                                                               $ 4,441,496    $ 2,681,590    $ 2,177,590
                                                                           ===========    ===========    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
    Accounts payable                                                       $    93,881    $   105,058    $    35,563
    Payable to related party                                                   329,251        262,080        188,210
    Accrued contract labor                                                     124,797         69,489        177,148
    Other current liabilities                                                   74,641         28,983         81,039
    Current portion of notes payable, related parties                          393,508             --         15,636
    Deferred tax liability                                                     368,193        149,165        149,165
                                                                           -----------    -----------    -----------
           TOTAL CURRENT LIABILITIES                                         1,384,271        614,775        646,761
                                                                           -----------    -----------    -----------

LONG-TERM LIABILITIES
  Notes payable, related parties, net of current portion                        25,000             --             --
                                                                           -----------    -----------    -----------

           TOTAL LIABILITIES                                                 1,409,271        614,775        646,761
                                                                           -----------    -----------    -----------

COMMITMENTS AND CONTINGENCIES                                                  125,000             --             --
                                                                           -----------    -----------    -----------

STOCKHOLDERS' EQUITY
    Preferred stock, $0.0001 par value;
      5,000,000 shares authorized, no shares issued and outstanding                 --             --             --
    Common stock, $0.0001 par value;
      200,000,000 shares authorized, 10,097,996, 8,100,000 and 8,100,000
      shares issued and outstanding, respectively                                1,010            810            810
    Additional paid-in capital                                               2,444,636      2,019,537      2,019,537
    Retained earnings (deficit)                                                461,579         46,468       (489,518)
                                                                           -----------    -----------    -----------
             TOTAL STOCKHOLDERS' EQUITY                                      2,907,225      2,066,815      1,530,829
                                                                           -----------    -----------    -----------

     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                            $ 4,441,496    $ 2,681,590    $ 2,177,590
                                                                           ===========    ===========    ===========

   The accompanying notes are an integral part of these financial statements.

                          VIVID LEARNING SYSTEMS, INC.
                       CONSOLIDATED STATEMENTS OF INCOME

                                                 Nine Months     Nine Months
                                                    Ended           Ended
                                                June 30, 2004   June 30, 2003
                                                 (Unaudited)     (Unaudited)
                                                -------------   -------------
REVENUES
    Training subscriptions                        $ 2,073,632    $ 1,092,141
    Training subscriptions, Fluor Hanford             427,089        412,164
    Custom products and services                      863,500      1,153,231
    Custom products and services, Fluor Hanford        55,147        108,065
                                                  -----------    -----------
                                                    3,419,368      2,765,601
                                                  -----------    -----------

COST OF REVENUES
    Training subscriptions                            221,741        181,532
    Custom products                                   582,528        455,461
                                                  -----------    -----------
                                                      804,269        636,993
                                                  -----------    -----------

GROSS PROFIT                                        2,615,099      2,128,608
                                                  -----------    -----------

EXPENSES
    Marketing and related labor expenses              881,144        703,908
    Reseller commissions                              287,502        390,742
    Depreciation and amortization                      69,013         74,320
    Wages and contract labor                          345,770        206,266
    Other operating expenses                          394,779        356,961
                                                  -----------    -----------
             TOTAL OPERATING EXPENSES               1,978,208      1,732,197
                                                  -----------    -----------

INCOME FROM OPERATIONS                                636,891        396,411
                                                  -----------    -----------

OTHER INCOME (EXPENSE)
    Interest income                                     1,157         10,978
    Interest expense                                   (4,760)            --
                                                  -----------    -----------
             TOTAL OTHER INCOME (EXPENSE)              (3,603)        10,978
                                                  -----------    -----------

INCOME BEFORE INCOME TAXES                            633,288        407,389

INCOME TAX EXPENSE                                   (218,177)      (140,154)
                                                  -----------    -----------

NET INCOME                                        $   415,111    $   267,235
                                                  ===========    ===========

BASIC AND DILUTED NET INCOME PER SHARE            $      0.05    $      0.03
                                                  ===========    ===========

WEIGHTED AVERAGE NUMBER OF
    COMMON STOCK SHARES OUTSTANDING                 8,173,999      8,100,000
                                                  ===========    ===========

   The accompanying notes are an integral part of these financial statements.

                          VIVID LEARNING SYSTEMS, INC.
                 CONSOLIDATED STATEMENTS OF INCOME (CONTINUED)

                                                     Year Ended            Year Ended
                                                 September 30, 2003    September 30, 2002
                                                 ------------------    ------------------
REVENUES
    Training subscriptions                           $ 2,182,474          $ 1,311,198
    Training subscriptions, Fluor Hanford                532,212              631,096
    Custom products and services                       1,044,887              783,082
    Custom products and services, Fluor Hanford          154,449              125,961
                                                     -----------          -----------
                                                       3,914,052            2,851,337
                                                     -----------          -----------

COST OF REVENUES
    Training subscriptions                               240,607              242,985
    Custom products and services                         521,443              628,179
                                                     -----------          -----------
                                                         762,040              871,164
                                                     -----------          -----------

GROSS PROFIT                                           3,152,012            1,980,173
                                                     -----------          -----------

EXPENSES
    Marketing and related labor expenses                 918,802              703,772
    Reseller commissions                                 378,271                   --
    Depreciation and amortization                         98,997              116,726
    Wages and contract labor                             280,077              193,655
    Other operating expenses                             648,293              470,856
                                                     -----------          -----------
             TOTAL OPERATING EXPENSES                  2,324,440            1,485,009
                                                     -----------          -----------

INCOME FROM OPERATIONS                                   827,572              495,164
                                                     -----------          -----------

OTHER INCOME (EXPENSE)
    Interest income                                           --                    1
    Interest expense                                     (11,986)             (41,064)
                                                     -----------          -----------
             TOTAL OTHER INCOME (EXPENSE)                (11,986)             (41,063)
                                                     -----------          -----------

INCOME BEFORE INCOME TAXES                               815,586              454,101

INCOME TAX EXPENSE                                      (279,600)            (154,394)
                                                     -----------          -----------

NET INCOME                                           $   535,986          $   299,707
                                                     ===========          ===========

BASIC AND DILUTED NET INCOME PER SHARE               $      0.07          $      0.04
                                                     ===========          ===========

WEIGHTED AVERAGE NUMBER OF
    COMMON STOCK SHARES OUTSTANDING                    8,100,000            8,100,000
                                                     ===========          ===========

   The accompanying notes are an integral part of these financial statements.

                          VIVID LEARNING SYSTEMS, INC.
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                                              COMMON STOCK        ADDITIONAL    RETAINED
                                                         ----------------------    PAID-IN      EARNINGS
                                                          Shares      Par value    CAPITAL      (DEFICIT)       TOTAL
                                                        ----------   ----------   ----------   ----------    ----------
Balance, September 30, 2001                              8,100,000   $      810   $1,047,995   $ (789,225)   $  259,580

Capital contribution resulting
  from disposition by related entity                            --           --       45,988           --        45,988

Capital contribution resulting from
  elimination of intercompany payables                          --           --      925,554           --       925,554

Net income for the year ended
  September 30, 2002                                            --           --           --      299,707       299,707
                                                        ----------   ----------   ----------   ----------    ----------

Balance, September 30, 2002                              8,100,000          810    2,019,537     (489,518)    1,530,829

Net income for the year ended
  September 30, 2003                                            --           --           --      535,986       535,986
                                                        ----------   ----------   ----------   ----------    ----------

Balance, September 30, 2003                              8,100,000          810    2,019,537       46,468     2,066,815

Common stock issued in private placement
 at $0.25 per share less cost to issue of $74,200        1,987,996          199      422,600           --       422,799

Issuance of common stock as a gift at $0.25 per share       10,000            1        2,499           --         2,500

Net income for the nine months ended
  June 30, 2004 (unaudited)                                     --           --           --      415,111       415,111
                                                        ----------   ----------   ----------   ----------    ----------

Balance, June 30, 2004 (unaudited)                      10,097,996   $    1,010   $2,444,636   $  461,579    $2,907,225
                                                        ==========   ==========   ==========   ==========    ==========

   The accompanying notes are an integral part of these financial statements.

                          VIVID LEARNING SYSTEMS, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                             Nine Months    Nine Months
                                                                Ended          Ended
                                                            June 30, 2004  June 30, 2003
                                                             (Unaudited)    (Unaudited)
                                                            -------------  -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income                                                $ 415,111      $ 267,235
    Adjustments to reconcile net income
       to net cash provided by operating activities:
         Depreciation and amortization                           69,013         74,320
         Amortization of capitalized software                   202,132        162,886
         Deferred tax liability, net                            218,177         58,594
         Stock given as a gift                                    2,500             --
       Changes in assets and liabilities:
         Accounts and contracts receivable                     (522,559)      (280,593)
         Prepaid expenses                                        16,129          6,993
         Other current assets                                  (171,375)         1,688
         Accounts payable                                       (11,478)        51,668
         Accrued payroll and related expenses                    55,308        (82,048)
         Related party payables, net                             67,171       (299,898)
         Other current liabilities                               45,658        (43,923)
                                                              ---------      ---------
           Net cash provided by operating activities            385,787        (83,078)
                                                              ---------      ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Acquisition of property and equipment                      (204,232)       (52,111)
    Acquisition of intangibles and software                    (209,393)         3,500
    Development of software                                    (380,053)      (184,731)
                                                              ---------      ---------
           Net cash used by investing activities               (793,678)      (233,342)
                                                              ---------      ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from sale of common stock                          422,799             --
    Overdrafts payable                                               --         38,200
    Payments on loans                                                --        (15,363)
    Proceeds from line of credit, net                                --        290,497
                                                              ---------      ---------
           Net cash provided (used) by financing activities     422,799        313,334
                                                              ---------      ---------

           Net increase (decrease) in cash                       14,908         (3,086)

           Cash at beginning of year                             11,612          3,086
                                                              ---------      ---------

           Cash at end of period                              $  26,520      $      --
                                                              =========      =========

SUPPLEMENTAL CASH FLOW INFORMATION:
    Interest paid                                             $   2,438      $   1,733
                                                              =========      =========
    Income taxes paid                                         $      --      $      --
                                                              =========      =========
NON-CASH INVESTING AND FINANCING TRANSACTIONS:
    Stock committed in acquisition                            $  25,000      $      --
    Intangibles acquired in acquisition                       $ 441,720      $      --
    Stock or options committed in acquisition                 $ 100,000      $      --

   The accompanying notes are an integral part of these financial statements.

                          VIVID LEARNING SYSTEMS, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                        Year Ended       Year Ended
                                                                       September 30,    September 30,
                                                                            2003             2002
                                                                       -------------    -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income                                                           $ 535,986        $ 299,707
    Adjustments to reconcile net income
       to net cash provided by operating activities:
          Depreciation and amortization                                     98,997          116,726
          Amortization of capitalized software                             222,451          217,203
          Deferred tax asset                                               130,435          154,393
       Changes in assets and liabilities:
          Accounts and contracts receivable                               (432,767)        (236,194)
          Prepaid expenses                                                 (24,036)         (40,052)
          Other current assets                                             (35,007)        (131,218)
          Accounts payable                                                  69,495           24,559
          Accrued payroll and related expenses                            (107,659)           9,080
          Related party payables, net                                       73,870         (233,013)
          Other current liabilities                                        (52,056)          72,694
                                                                         ---------        ---------
             Net cash provided by operating activities                     479,709          253,885
                                                                         ---------        ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Acquisition of property and equipment                                  (54,678)         (13,197)
    Acquisition of software                                               (400,869)        (219,328)
                                                                         ---------        ---------
             Net cash used by investing activities                        (455,547)        (232,525)
                                                                         ---------        ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Payments on loans                                                      (15,636)         (64,520)
    Proceeds from line of credit, net                                           --           41,881
                                                                         ---------        ---------
             Net cash used by financing activities                         (15,636)         (22,639)
                                                                         ---------        ---------

             Net increase (decrease) in cash                                 8,526           (1,279)

             Cash at beginning of year                                       3,086            4,365
                                                                         ---------        ---------

             Cash at end of year                                         $  11,612        $   3,086
                                                                         =========        =========

SUPPLEMENTAL CASH FLOW INFORMATION:
    Interest paid                                                        $  11,986        $  41,064
                                                                         =========        =========
    Income taxes paid                                                    $      --        $      --
                                                                         =========        =========
NON-CASH TRANSACTIONS:
    Contributed capital from disposition by related entity               $      --        $  45,988
    Contributed capital from elimination of related party payables       $      --        $ 925,554

   The accompanying notes are an integral part of these financial statements.

                          VIVID LEARNING SYSTEMS, INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2004

NOTE 1 - BUSINESS ORGANIZATION

Nature of Operations

Vivid Learning Systems, Inc. (hereinafter "Vivid Washington") was incorporated in 1995 in the State of Washington under the name of Vivid Concepts, Inc. Prior to December 23, 2003, Vivid Washington was a wholly owned subsidiary of Nuvotec, Inc., a Washington State based technology commercialization corporation. On December 23, 2003, Nuvotec, Inc., the sole shareholder in Vivid Washington exchanged all of its common stock in Vivid Washington for 8,100,000 shares of common stock in a newly formed Delaware corporation also named Vivid Learning Systems, Inc. The Delaware company ( "Company" or "Vivid Delaware") serves as the holding company and parent and sole shareholder of the operating entity ("Vivid Washington"). The common stock of the Delaware company is held approximately 80% by Nuvotec, Inc., with the balance of the Company's common stock held by approximately seventy individual shareholders. Vivid Washington develops and provides computer-based training products and services, which are marketed nationally. Vivid Delaware and its subsidiary have a year end of September 30.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist in understanding the financial statements. The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States and have been consistently applied in the preparation of the financial statements.

Accounting Methods

The Company's financial statements are prepared using the accrual method of accounting.

Accounting for Stock Options and Warrants Granted to Employees and Nonemployees Statement of Financial Accounting

Standards No. 123, "Accounting for Stock-Based Compensation", defines a fair value-based method of accounting for stock options and other equity instruments. The Company has adopted this method, which measures compensation costs based on the estimated fair value of the award and recognizes that cost over the service period.

In December 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 148, "Accounting for Stock-Based Compensation
- Transition and Disclosure" (hereinafter "SFAS No. 148"). SFAS No. 148 amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, the statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosure in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The provisions of the statement are effective for financial statements for fiscal years ending after December 15, 2002. The Company currently reports stock issued to employees under the rules of SFAS 123. Accordingly, there is no change in disclosure requirements due to SFAS 148.

                          VIVID LEARNING SYSTEMS, INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2004

Accounts Receivable

The Company carries its accounts receivable at net realizable value. On a periodic basis, the Company evaluates its accounts receivable and considers the need for an allowance for doubtful accounts, based on Company past and expected collections, and current credit conditions. At June 30, 2004 and September 30, 2003 and 2002, all Company receivables are considered collectible and no valuation allowance is deemed necessary.

The Company does not accrue interest on trade receivables. A trade receivable is not considered past due after 90 days, because most receivables result from contracted services with large, established customers, including the federal government.

The Company's bad debt expense for the periods ended June 30, 2004 and 2003, September 30, 2003 and 2002 was $37,428, $41,461, $52,759 and $66,908,
respectively.

Advertising

Advertising expenses consist primarily of costs incurred in the design, development, and printing of Company literature and marketing materials. The Company expenses all advertising expenditures as incurred. The Company's advertising expenses were $51,488 and $48,843, for the nine months ended June 30, 2004 and 2003, respectively and $68,007 and $48,375 for the years ended September 30, 2003 and 2002, respectively.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less at the date of acquisition to be cash equivalents. At June 30, 2004, September 30, 2003 and 2002, the Company did not have any cash equivalents.

Compensated Absences

The Company leases all of its employees from Human Resources Novations, Inc., which is co-owned and managed by is a member of Vivid's board of directors. The Company, whose primary shareholder is Nuvotec, Inc., is part of a multi-employer plan, which is administered by Human Resources Novations, Inc. Accruals of compensated absences at June 30, 2004 and September 30, 2003 and 2002 of $63,830, and $41,746 and $41,747, respectively, are reflected on the Company's balance sheets and included in the captioned liability "accrued contract labor." Leased employees are entitled to paid personal time dependent upon the length of service.

Derivative Instruments

The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (hereinafter "SFAS No. 133"), as amended by SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB No. 133", and SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities", and SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". These statements establish accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. They require that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value.

                          VIVID LEARNING SYSTEMS, INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2004

If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.

Historically, the Company has not entered into derivatives contracts to hedge existing risks or for speculative purposes.

As of June 30, 2004, September 30, 2003 and 2002, the Company has not engaged in any transactions that would be considered derivative instruments or hedging activities.

Earnings Per Share

The Company has adopted Statement of Financial Accounting Standards No. 128, which provides for calculation of "basic" and "diluted" earnings per share. Basic earnings per share for Vivid includes no dilution and is computed by dividing net income available to common shareholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity. There were no common stock equivalents outstanding at June 30, 2004 and 2003 or at September 30, 2003 and 2002. Earnings per share at June 30, 2004 and September 30, 2003 and 2002 reflect the forward stock split which occurred on November 25, 2003. See Note 7.

Fair Value of Financial Instruments

The Company's financial instruments as defined by Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," include cash, trade accounts receivable, accounts payable, and accrued expenses. All instruments are accounted for on an historical cost basis, which, due to the short maturity of these financial instruments, approximates fair value at June 30, 2004 and September 30, 2003 and 2002.

Line of Credit

The Company has a line of credit with Key Bank. As renewed on April 8, 2004, the line has a maturity date of March 15, 2005, a maximum credit facility of $1,000,000 and an initial annual interest rate of 4.5%. The rate is a variable rate tied to the bank's prime rate. Vivid provides an unlimited guaranty for the amount owing on the line of credit and offers its assets as collateral as described in an executed commercial security agreement. The amounts of interest paid related to this line of credit are contained in the Company's consolidated statements of cash flows for all periods presented.

                          VIVID LEARNING SYSTEMS, INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2004

Interest expense is accrued monthly on the portion of intercompany debt that is related to the net draws by Vivid on the line of credit. Intercompany transactions typically represent current obligations paid on Vivid's behalf by Nuvotec, or advanced to the Vivid operation for its own operating needs through the line of credit. For example, the rent incurred by Vivid at its operations location is paid on its behalf by Nuvotec, because the lease arrangement is between the Port of Benton (lessor/landlord) and Nuvotec (lessee). A net increase in the Vivid intercompany accounts payable to Nuvotec (typically approximately $30,000 per month) is reclassified and closed, together with Vivid's direct draws on the line, into the intercompany line of credit payable account at month end, and is subject to interest accrual/pass-through for that indebtedness as per the interest charged by Key Bank on the line of credit.

Impaired Asset Policy

In August 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" (hereinafter "SFAS No. 144"). SFAS No. 144 replaces SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." This standard establishes a single accounting model for long-lived assets to be disposed of by sale, including discontinued operations. SFAS No. 144 requires that these long-lived assets be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or discontinued operations.

In complying with this standard, the Company reviews its long-lived assets quarterly to determine if any events or changes in circumstances have transpired which indicate that the carrying value of its assets may not be recoverable. The Company determines impairment by comparing the undiscounted future cash flows estimated to be generated by its assets to their respective carrying amounts.

In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations" (hereinafter "SFAS No. 143"). SFAS No. 143 establishes guidelines related to the retirement of tangible long-lived assets of the Company and the associated retirement costs. This statement requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived assets. The Company adopted SFAS No. 143 and does not believe that the adoption has had a material impact on the financial statements of the Company.

The Company does not believe any adjustments are needed to the carrying value of its assets at June 30, 2004 and September 30, 2003 and 2002.

Intangible Assets

In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 141, "Business Combinations" (hereinafter
"SFAS No. 141") and Statement of Financial Accounting Standard No. 142, "Goodwill and Other Intangible Assets" (hereinafter "SFAS No. 142"). SFAS No. 141 provides for the elimination of the pooling-of-interest method of accounting for business combinations with an acquisition date of July 1, 2001 or later. SFAS No. 142 prohibits the amortization of goodwill and other intangible assets with indefinite lives and requires periodic reassessment of the underlying value of such assets for impairment. SFAS No. 142 is effective for fiscal years beginning after December 15, 2001. On June 30, 2004, the Company adopted SFAS No. 142. Application of the nonamortization provision of SFAS No. 142 is expected to result in no change to the Company's results of operations, even though the Company acquired new nonamortizable intangible assets in the three months ended June 30, 2004.

                          VIVID LEARNING SYSTEMS, INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2004

A noncompetition agreement and a customer list are included in other assets on the Company's balance sheet. These items represent a portion of the acquisition cost of ProTrain (in 2001) and are being amortized on the straight-line method over a five-year period. For the nine months ending June 30, 2004 and the year ended September 30, 2003 and 2002, amortization expense was $2,250, $4,667 and $4,667, respectively.

A noncompetition agreement, contracts in place and technology software are included in other intangible assets on the balance sheet. These items represent a portion of the acquisition cost of Image Works Media Group, Inc., in 2004. See
Note 13.

Interim Financial Statements

The interim financial statements for the periods ended June 30, 2004 and 2003, included herein have been prepared by management and have not been audited, at the request of the Company. The interim financial statements reflect all adjustments, which are, in the opinion of management, necessary to present fairly the results of operations for the periods. All such adjustments are normal recurring adjustments. The results of operations for the period presented are not necessarily indicative of the results to be expected for the full fiscal year.

Management Services Provided by Nuvotec

The line in the Vivid consolidated statements of income labeled "Other Operating Expenses" contains amounts that represent allocations of central overhead expenses, including rent, director fees, central office overhead expense accounts, legal and contracts, finance (including accounting and reporting, AR and collection activities, AP and cash management, budgeting, etc.), executive and administrative expenses that are applied to the Vivid operation. Most of the allocated expenses represent labor related costs, including costs of Robert Blodgett and Sandra Muller applied to the Vivid operation. All identifiable direct costs of administration are booked directly to the Vivid operation. Detailed electronic time sheets are accounted for daily by all personnel, including Nuvotec central administrative personnel with time charged to Vivid tasks. These tasks and costs are analyzed on a recurring basis to adjust the amount of the allocation of central overhead costs to Vivid. The allocation amounts of the above administrative expenses from Nuvotec, Inc. to the Vivid operation are included in "Other Operating Expenses" for the periods listed and are as follows:

Nine Months Ending June 30, 2004--$120,000
Nine Months Ending June 30, 2003--$180,000
Year Ending September 30, 2003--  $248,799
Year Ending September 30, 2002--  $234,000

                          VIVID LEARNING SYSTEMS, INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2004

The reduced amount in allocated overhead for the nine months ending June 30, 2004 is attributable to attenuated Nuvotec overhead resources, and supported by an analysis of time charged to Vivid administration compared to the amount allocated scheduled to be performed in the fourth quarter of the fiscal year, which may necessitate an upward adjustment.

Effective with the upcoming new fiscal year which commences on October 1, 2004, a more formal, documented management contract will be in place, which will allocate $18,500 per month to Vivid for the above related expenses incurred on behalf of Vivid via Nuvotec administration. This allocation will be analyzed with actual time charged and reviewed for adjustment at least annually. The allocation amount of $18,500 per month was established in conjunction with Vivid management and determined to be a reasonable cost for the services described above and representative of what an independent third party would charge for similar services.

Management services incurred by the Company and rendered by Nuvotec, Inc. include legal, contracts, finance, accounting and executive administration. The management fee established contractually between Vivid and Nuvotec for these services is $18,500 per month to be reviewed at least annually. The method used to determine the amount was based upon the historical documentation of the time (hours) charged for these tasks by Nuvotec administrative personnel times the hourly rate of direct labor costs for those personnel. The $18,500 per month cost for these services represents approximately 4% to 5% of the current Vivid monthly revenue run rate of $380,000, which management has determined is a reasonable cost and representative of what a third party would charge for similar services.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, after elimination of the intercompany accounts and transactions. The wholly owned subsidiary of the Company is listed in Note 1.

Property, Plant and Equipment

Property, plant and equipment are recorded at cost and depreciated utilizing the straight-line method over estimated useful lives of three to ten years. See Note 11.

Provision for Taxes

The current tax provision represents the federal income tax which the Company would have incurred on a separate, stand-alone basis. The Company receives the benefit of losses resulting from the federal income tax returns filed on a consolidated basis by its majority shareholder, Nuvotec, Inc. The consolidated tax returns are filed on a calendar year basis.

Income taxes are provided based upon the liability method of accounting pursuant to Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the "more likely than not" standard imposed by Statement of Financial Accounting Standard No. 109 to allow recognition of such an asset. See Note 13.

                          VIVID LEARNING SYSTEMS, INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2004

Recent Accounting Pronouncements

In May 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity" (hereinafter "SFAS No. 150"). SFAS No. 150 establishes standards for classifying and measuring certain financial instruments with characteristics of both liabilities and equity and requires that those instruments be classified as liabilities in statements of financial position. Previously, many of those instruments were classified as equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The Company has adopted SFAS No. 150, which did not affect the Company's financial statements because the Company does not hold and has not held any such financial instruments.

In April 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" (hereinafter "SFAS No. 149"). SFAS No. 149 amends and clarifies the accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". This statement is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The adoption of SFAS No. 149 did not have an impact on the financial position or results of operations of the Company.

Revenue and Cost Recognition

The Company's revenues are recognized at the time of shipment of products or performance of the contracted services. Cost of goods is primarily made up of labor costs associated with software development and training. See Note 4.

Reseller Commissions and Royalty Expenses

The Company sells its products and services both directly, using in-house sales employees, and indirectly, using channel sales partners. Channel sales partners are classified as independent resellers, value-added resellers, industry consultants and industry associations.

The Company pays each of the channel partners a commission, or a referral fee, strictly on a success basis as a result of selling the Company's products and services to third party customers. The Company has contractual arrangements with each of these partners that range from one to two years. The Company pays these partners a referral fee, or a commission, of between five and fifty percent of net revenue depending upon their annual sales levels and other criteria. None of these U.S. based contracts is exclusive, or restricts the Company from selling directly or through other channel partners into any markets. The Company does have one contract in place with a European reseller that is country-specific and exclusive. The duration of this contract is two years.

                          VIVID LEARNING SYSTEMS, INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2004

The Company does not provide any consideration to end-users other than negotiated price discounts for subscriptions based on the size of the contract. The size of the contract is defined by the number of employees (seats), number of lessons and length of the contract.

The Company renewed, effective July 1, 2004 for two additional years, a material reseller agreement with Element K of Rochester, New York.

Software Development Costs

Costs incurred for the internal development of software products and enhancements, after technological feasibility has been established for the related product, are capitalized and stated at the lower of cost or net realizable value. Amortization is provided based on the greater of the amount computed using (a) the ratio that current gross revenues for a product bears to the total of current and anticipated future gross revenues for that product, or
(b) the straight-line method over the remaining estimated economic life of the product, not to exceed five years.

Use of Estimates

The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

NOTE 3 - SOFTWARE

The Company's amortization method assumes that sales of the Company's existing software products will continue for at least the ensuing five years. For the nine months ended June 30, 2004 and 2003 and the years ended September 30, 2003 and 2002, $202,132, $162,886, $222,451 and $217,203 of amortization expense were recorded, respectively.

Software development costs consist of the following at the dates shown:

                                      June 30,      September 30,  September 30,
                                        2004           2003            2002
                                    -----------     -----------    -----------
      Software development costs    $ 2,999,268     $ 2,401,715    $ 2,000,846
      Accumulated amortization       (1,344,956)     (1,142,823)      (920,372)
                                    -----------     -----------    -----------
                                    $ 1,654,312     $ 1,258,892    $ 1,080,474
                                    ===========     ===========    ===========

NOTE 4 - REVENUE AND COST RECOGNITION

The Company's sales contracts are primarily on a time and material basis, with hourly billing rates negotiated with the customer. Contract revenues are earned as hours are expended and reimbursable costs are incurred.

                          VIVID LEARNING SYSTEMS, INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2004

Training revenues are recognized at the time of shipment of products or performance of contracted services. Products are shipped FOB and title passes upon shipment. Training contracts may contain elements of both custom contract work (contracted services) and subscription arrangements (delivery of training products). Training subscription revenues are recorded when collection of the subscription is highly probable and no significant Company obligations remain after the product has been delivered. The Company defers revenue recognition on training contracts related to payments received during the current period for the portion of the subscription contract that extends into future periods. At June 30, 2004 and September 30, 2003, no subscription contracts were paid in advance. At September 30, 2002, $66,774 was paid in advance for subscription contracts and is included in other current liabilities.

Royalty expenses

Reseller commissions or royalty payments are recorded as an expense if the Company bears the primary responsibility for the fulfillment of the underlying customer's order and for the acceptance by the customer of the training services sold. Such costs paid to resellers are recorded as a reduction to the underlying selling price if the reseller is the primary obligor to the customer in the transaction.

NOTE 5 - RELATED PARTY TRANSACTIONS

The Company was awarded a three-year contract with a minimum value of $1,708,353 with Fluor Hanford, Inc., a Nuvotec, Inc. shareholder, for the period from October 2002 to September 30, 2005. The Company provides computer-based training monthly for the employees of Fluor Hanford, Inc. and its contractors. The accounts receivable due from Fluor Hanford at June 30, 2004 and September 30, 2003 and 2002 was $4,647, $6,132 and $14,837, respectively. Revenue from Fluor Hanford for the nine months ended June 30, 2004 and 2003 was $482,236 and $522,183, respectively. Revenue from Fluor Hanford for the years ended September 30, 2003 and 2002 was $686,661 and $757,057, respectively.

At June 30, 2004, the related party payable consisted of $298,349 of borrowing from the line of credit (see below) and $30,902 of management fees and expenses paid on behalf of Vivid, by the majority shareholder, Nuvotec, Inc.

At September 30, 2003, the related party payable consisted of $262,080 of management fees and expenses paid on behalf of Vivid, by the majority shareholder, Nuvotec, Inc.

NOTE 6 - NOTES PAYABLE

At September 30, 2002, the Company has an unpaid promissory note in the amount of $15,636 from ProTrain, which the Company acquired in 2001. The note was repaid in 2003. See Note 13.

                          VIVID LEARNING SYSTEMS, INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2004

NOTE 7 - PROFIT-SHARING AND PENSION PLANS

The Company participates in Nuvotec, Inc.'s profit-sharing plan covering all eligible employees over the age of 21 with 1,000 hours of service in a 12-month eligibility computation period. The Company makes discretionary contributions as determined by its board of directors, not to exceed the amount permissible under the Internal Revenue Code. The Company did not make any contributions in 2004 or 2003.

The Company's money purchase pension plan covers all employees over the age of 21 with 1,000 hours of service in a 12-month eligibility computation period. Employees' contributions may not exceed 18% of their compensation for the plan year (maximum reflects money purchase and 401(k) combined). Company contributions for the nine months ended June 30, 2004 and the years ended September 30, 2003 and 2002 amounted to $0, $14,540 and $45,316, respectively.

The Company's 401(k) plan implemented in 1999 covers all employees over the age of 21 with 1,000 hours of service in a 12-month eligibility computation. The Company makes a contribution equal to one-half of the employee's contribution up to the maximum of 5%.

Employees' contributions may not exceed 18% of their compensation for the plan year (maximum reflects money purchase and 401(k) combined). Company contributions for the nine months ended June 30, 2004 and the year ended September 30, 2003 and 2002 amounted to $31,750, $31,802 and $28,278, respectively.

In January 2003, the Company combined its aforementioned plans into one plan, a 401(k) profit-sharing plan, which incorporates the characteristics of the money purchase plan and the former 401(k) plan. The new profit-sharing contribution is discretionary. During the nine months ended June 30, 2004 and the year ended September 30, 2003, the Company did not make a profit-sharing contribution to the new plan.

NOTE 8 - COMMON STOCK AND CONTRIBUTED CAPITAL

During the nine months ended June 30, 2004, the Company issued 10,000 shares of common stock for $2,500 as a gift to an employee's family member.

On December 23, 2003, the board of directors of Vivid Learning Systems, Inc. authorized several transactions. The number of authorized common stock shares of the Company was increased to 200,000,000 and the authorized preferred stock of the Company was increased to 5,000,000, $0.0001 par value shares. The Company authorized a forward split of the Vivid Learning Systems, Inc. common stock, such that the major shareholder, Nuvotec, Inc. will hold 8,100,000 (restated) shares at September 30, 2003. Finally, a stock option plan was approved with an option pool of 2,400,000 common stock shares. Those shares will be available to employees, consultants and others under the plan. All references to authorized and issued common and preferred stock have been changed to reflect these board actions.

                          VIVID LEARNING SYSTEMS, INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2004

Vivid Learning Systems, Inc. 2003 Stock Option Plan

On November 25, 2003, the Company adopted the Vivid Learning Systems, Inc. 2003 stock option plan.

The 2003 stock option plan ("The Plan") establishes the rights of and procedures for Vivid to grant stock options to employees, non-employee directors, and consultants. The Plan provides for the granting of the following two types of options: (i) non-qualified stock options (ii) incentive stock options, as defined and governed by Section 422 of the Internal Revenue Code of 1986, as amended. Each option will expire 10 years from the grant date or 30 days after termination of employment with the Company or 12 months after the optionee death or disability. The option price will be determined by the Company's board of directors at the date of grant.

Preferred Stock

The Company has authorized 5,000,000 shares of $0.0001 par value preferred stock, which may be issued in one or more series. The Company's board of directors is also authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any series of preferred stock. At June 30, 2004, no preferred stock has been issued by the Company.

During the nine months ended June 30, 2004 the Company completed a private placement of 1,987,996 common stock shares at $0.25 per share for total proceeds of $496,999 less costs to issue of $74,200.

During the year ended September 30, 2002, Nuvotec, the Company's major shareholder, cancelled $971,542 of inter-company debt and converted it to equity without issuance of additional stock. This debt was related to management services, expenses paid on behalf of the Company and cash loans to the Company.

Options

During April 2004, the Company issued 766,334 common stock options. The options are exercisable at $0.25 per share for four years and vest at a rate of 25% per year. Fifty thousand of these options are not exercisable until October 1, 2004.

NOTE 9 - LEASE COMMITMENTS

On December 31, 2002, Vivid's major shareholder, Nuvotec entered into a lease with the Port of Benton (hereinafter "the Port"), a municipal corporation, for 16,500 square feet of office space and for 23,000 square feet of warehouse space (used by TCC). The lease runs for three years with an option to extend for five successive terms of three years each. The rent for the above space is $12,127 per month. In addition, Nuvotec is responsible for payment of 12.84% excise tax and maintenance of the property. Nuvotec currently pays less than the full amount of contracted rent because of a rent abatement program offered by the Community Economic Revitalization Board. Nuvotec paid $80,730 in rent on this lease in 2003 and $79,718 in 2002, net of the rent abatement.

                          VIVID LEARNING SYSTEMS, INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2004

The Company rents a portion of this office space from Nuvotec on a month to month basis and is responsible for excise tax and maintenance expenses based upon its share of office space occupancy in relation to the total office space leased by Nuvotec. The Company paid $48,223 and $43,270 for rent, excise tax and maintenance of this property for the nine months ended June 30, 2004 and the year ended September 30, 2003, respectively. The minimum rental payments over the term of the leases are as follows:

     Port of Benton                             Office Space
     --------------                             ------------
             2004       $135,960                       2004            $12,000
             2005       $140,038                       2005            $12,000
                        --------                       2006            $12,000
             Total      $275,998                       2007            $12,000
                        ========                       2008            $12,000
                                                                       -------
                                                       Total           $60,000
                                                                       =======

NOTE 10 - ECONOMIC DEPENDENCY

The Company provides services in Washington State for a dozen large corporate contractors within the framework of a diverse set of programs and tasks. Most of the funding for these services originates from the Department of Energy/ Federal Government. During the year ended September 30, 2003 and 2002, services provided to these contractors aggregated $901,272 and $1,009,011, representing 23% and 35% of total revenue, respectively. At September 30, 2003 and 2002, amounts due from these contractors are included in accounts receivable in the amounts of $61,762 and $51,257, respectively.

During the nine months ended June 30, 2004, services provided to these contractors aggregated $726,182. This represents 21.2% of the Company's total revenue for the period. At June 30, 2004, amounts due from these contractors are included in accounts receivable in the amounts of $15,002.

                          VIVID LEARNING SYSTEMS, INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2004

The Company's concentration risks for customer accounts receivable and revenues greater than 10% of the total account balances for the respective periods are as follows:

                                Nine Months Ending    Nine Months Ending     Fiscal Year Ending     Fiscal Year Ending
                                      6/30/04               6/30/03                9/30/03                9/30/02
                                      -------               -------                -------                -------
Revenues--Fluor
     Hanford                          $482,236              $522,183               $686,661               $757,057
Revenues--ERG
     (State of PA)                    $685,500              $558,015               $770,450                  $0
Accounts Receivable
     Bal--Fluor
       Hanford                         $4,647                $12,980                $6,132                $14,837
Accounts Receivable
     Bal--ERG (State
       of PA)                         $278,112               $64,000               $285,680                  $0

The Company maintains cash in a money market account at a bank in Washington State. The funds on deposit are not insured by the FDIC and, accordingly, a total of $111 is at risk at June 30, 2004.

NOTE 11 - COMMITMENTS AND CONTINGENCIES

Commitments

The Company is obligated, under three separate agreements, for royalty payments based on varying percentages (8% to 25%) of cash collections from the sale of specific software applications. For the nine months ended June 30, 2004 and the years ending September 30, 2003 and 2002, the Company incurred $45,450, $10,033 and $10,209 in royalty obligations, respectively. See Note 14 regarding ImageWorks Media Group, Inc.

NOTE 12 - PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets. The useful lives of property, plant and equipment for purposes of computing depreciation are five to forty years. The following is a summary of property, equipment, and accumulated depreciation:

                                      June 30,    September 30,    September 30,
                                        2004          2003             2002
                                      ---------     ---------       ---------
      Computers and equipment         $ 600,480     $ 524,280       $ 472,514
      Furniture and fixtures             94,015        89,322          86,168
                                      ---------     ---------       ---------
                                        694,495       613,602         558,682
      Less accumulated depreciation    (573,820)     (524,934)       (430,361)
                                      ---------     ---------       ---------
      Property and equipment, net     $ 120,675     $  88,668       $ 128,321
                                      =========     =========       =========

                          VIVID LEARNING SYSTEMS, INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2004

Depreciation expense for the nine months ended June 30, 2004 and the year ended September 30, 2003 and 2002 was $ 69,013, $94,331 and $112,059, respectively.
The Company evaluates the recoverability of property and equipment when events and circumstances indicate that such assets might be impaired. The Company determines impairment by comparing the undiscounted future cash flows estimated to be generated by these assets to their respective carrying amounts. Maintenance and repairs are expensed as incurred. Replacements and betterments are capitalized. The cost and related reserves of assets sold or retired are removed from the accounts, and any resulting gain or loss is reflected in results of operations.

NOTE 13 - ACQUISITIONS

FoodSafety.com, Inc.

In November 2003, the Company, in conjunction with its majority shareholder, Nuvotec, Inc., acquired the assets of FoodSafety.com, Inc., a Delaware corporation. The assets consist of the URL, 1,200 copies of the book Food Safety Management & Compliance, intellectual property, exclusive commercialization rights and the commitment by FoodSafety.com, Inc. to deliver a food worker course and a food manager certification course. In exchange for the assets, Nuvotec, Inc. is obligated to pay to FoodSafety.com, Inc. a total of $80,000 in cash in equal monthly payments over a six-month period and $100,000 in value of Nuvotec, Inc. stock and/or options to be defined by FoodSafety.com, Inc. At June 30, 2004, an unpaid portion of the transaction ($100,000) has been recorded as a liability in the commitments and contingencies section of the Company's balance sheet.

ProTrain Assets

In January 2001, the Company acquired the assets of ProTrain, a privately held software training firm, for $30,000 in cash, a two-year promissory note in the amount of $70,000, and 1,500 shares of Nuvotec, Inc's common stock at $10 per share. In the transaction, the Company received 33 computers and office furniture with a book value of $95,000, ProTrain's customer list valued at $15,000, and a non-compete agreement valued at $5,000. The balance of the promissory note was $15,636 on September 30, 2002 and was paid in full in 2003.

Effective May 25, 2004, the Company purchased ImageWorks Media Group, Inc., (hereinafter, "ImageWorks"), a privately held Washington company. In consideration for all of the issued and outstanding common stock of ImageWorks, the Company paid $300,000 in cash, issued a note for $350,000 payable in 14 monthly installments, agreed to issue 100,000 shares of common stock with a fair market value of $25,000, and agreed to issue 200,000 common stock warrants. The warrants have an exercise price of $3.00 and a term of four years. At June 30, 2004, the unissued common stock ($25,000) has been recorded as a liability in the commitments and contingencies section of the Company's balance sheet.

If the common stock received in this transaction does not have a public market value of $3 per common share by May 24, 2008, then the former shareholders of ImageWorks have the option to require the Company to buy back the common stock at $3 per share. The warrants are to be converted at the rate of 50,000 shares per year beginning December 31, 2004. If the warrant holders choose not to exercise the warrants in any given year, Vivid will cancel that year's installment and provide a cash payment to the holder of $75,000. The total minimum guaranty to the holders is $300,000 in cash if the related warrants are not exercised.

                          VIVID LEARNING SYSTEMS, INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2004

The acquisition was accounted for using the purchase method of accounting and accordingly, the purchase price was allocated to the tangible and intangible net assets acquired on the basis of their respective fair values on the acquisition date as follows:

      Current assets                                            $ 271,120
      Property plant and equipment                                 38,057
      Current liabilities                                        (271,120)
                                                                ---------

      Net assets acquired                                          38,057
      Consideration                                               675,000
                                                                ---------

      Intangible assets recorded                                $ 636,943
                                                                =========

NOTE 14 - INCOME TAXES

Significant components of the provision (benefit) for income taxes are as follows:

                                      June 30,    September 30,    September 30,
                                        2004          2003             2002
                                      ---------     ---------       ---------
      Current:
          Federal tax expense         $ 219,028     $ 280,733       $ 154,394
      Deferred federal tax benefit         (851)       (1,133)             --
                                      ---------     ---------       ---------
               Total Provision        $ 218,177     $ 279,600       $ 154,394
                                      =========     =========       =========

The following is a reconciliation of income tax computed at the federal statutory rate of 34% to the current provision for taxes:

                                        June 30,                      September 30,                   September 30,
                                          2004                             2003                           2002
                               ----------------------------    -----------------------------   ----------------------------
                                  Amount         Percent          Amount          Percent         Amount         Percent
                               --------------   -----------    -------------    ------------   -------------    -----------
Federal Tax                         $218,177        34             $279,600         34           $154,394           34
Amortization book to
         tax difference                  851        --                1,113         nil             --              --
                               --------------   -----------    -------------    ------------   -------------    -----------
Total current tax
         expense                    $219,028        34             $280,733         34           $154,394           34
                               ==============   ===========    =============    ============   =============    ===========

The current tax expense is allocated to the majority shareholder, Nuvotec, Inc. and is reported for tax filing purposes as part of the consolidated group. The tax benefit of Nuvotec's net operating losses is passed on to Vivid using a prorating method based on benefits received within the group.

                          VIVID LEARNING SYSTEMS, INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2004

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

Significant components of the deferred tax assets at September 30, 2003 and 2002 are as follows:

                                          June 30,  September 30,  September 30,
                                            2004        2003           2002
                                          --------    --------       --------
   Deferred tax asset:
       Net operating loss carryforwards   $     --    $     --       $133,533
       Temporary difference in
            depreciation methods             3,949       3,098             --
                                          --------    --------       --------
   Total deferred tax asset               $  3,949    $  3,098       $133,533
                                          ========    ========       ========

At September 30, 2003, the Company's income tax reporting was included with that of the consolidated Nuvotec, Inc. group, which has federal net operating loss carryforwards of approximately $2,200,000 which expire in the years 2020 through 2022. The decrease in the net operating loss carryforward from September 30, 2002 to 2003 was $133,533, which is principally due to the Company realizing taxable net income.

In connection with Vivid's income being reported as part of a consolidated tax return, $259,957 of federal income tax benefit is provided by Nuvotec at June 30, 2004 and $149,165 of federal income tax benefit provided by Nuvotec at September 30, 2003 and 2002.

NOTE 15 - SEGMENT INFORMATION

The Company adopted Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information," (hereinafter "SFAS No. 131") during the year ended September 30, 2002. SFAS No. 131 established standards for reporting information about operating segments in annual financial statements and requires selected information about operating segments in interim financial reports issued to stockholders. It also established standards for related disclosures about products and services and geographic areas. Operating segments are defined as components of an enterprise about which separate financial information is available, evaluated regularly by the chief operating decision makers, or a decision making group, in deciding how to allocate resources and in assessing performance. The Company has three operating segments at June 30, 2004 and 2003 and September 30, 2003 and 2002.

                          VIVID LEARNING SYSTEMS, INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2004

Segment information (after intercompany eliminations) for the years ended September 30, 2003 and 2002 and the nine months ended June 30, 2004 and 2003 are as follows:

                                       June 30,                   September 30,
                              --------------------------    --------------------------
                                 2004           2003           2003           2002
                              -----------    -----------    -----------    -----------
Revenues:
   Corporate                  $        --    $        --    $        --    $        --
     training
      subscriptions             2,500,721      1,504,305      2,714,686      1,942,294
   Custom products
     and services                 794,781      1,261,286      1,199,336        909,043

   ImageWorks                     123,866             --             --             --
                              -----------    -----------    -----------    -----------

         Total Revenues       $ 3,419,368    $ 2,765,601    $ 3,914,022    $ 2,851,337
                              ===========    ===========    ===========    ===========

Operating income (loss):
   Corporate                  $(1,981,811)   $(1,721,219)   $(2,336,426)   $(1,526,072)
     training
      subscriptions             2,278,980      1,322,773      2,474,079      1,699,309
   Custom products
      and services                288,887        805,835        677,933        280,864

   ImageWorks                      47,232             --             --             --
                              -----------    -----------    -----------    -----------

         Income before
         income taxes         $   633,288    $   407,389    $   815,586    $   454,101
                              ===========    ===========    ===========    ===========

                          VIVID LEARNING SYSTEMS, INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2004

                                       June 30,                   September 30,
                              --------------------------    --------------------------
                                 2004           2003           2003           2002
                              -----------    -----------    -----------    -----------
Identifiable assets:
   Corporate                  $ 4,441,496    $ 2,681,590    $ 2,670,492    $ 2,179,423
     training subscriptions            --             --             --             --
   Custom products and
      services                         --             --             --             --
   ImageWorks                          --             --             --             --
                              -----------    -----------    -----------    -----------
     Total Identifiable
      Assets                  $ 4,441,496    $ 2,681,540    $ 2,678,492    $ 2,179,423
                              ===========    ===========    ===========    ===========

Depreciation and
     amortization:
   Corporate                  $    51,691    $    74,320    $    98,997    $   116,726
   Training subscriptions              --             --             --             --
   Custom products and
      services                         --             --             --             --
   ImageWorks                      17,322             --             --             --
                              -----------    -----------    -----------    -----------
Total Depreciation and
     Amortization             $    69,013    $    74,320    $    98,997    $   116,726
                              ===========    ===========    ===========    ===========

As described in Note 2, the Company has adopted Statement of Financial Accounting Standards No. 131. The Company's operations are classified into three principal reporting segments, each of which provides different products or services than the other segment.

Separate management of each segment is required because each business unit is subject to different marketing, production, and technology strategies.

Training subscriptions, the first reportable segment, derives revenues from the sale of computer-based safety training products and services throughout the United States., custom products and services which is the second reportable segment, expects to derive its revenue from custom products and services designed specifically for the end user. ImageWorks, the third segment, derives its revenues from custom media products and services.

NOTE 16--COMMITMENTS AND CONTINGENCIES

See Note 13--Acquisitions.

                          IMAGEWORKS MEDIA GROUP, INC.
                              FINANCIAL STATEMENTS
                                DECEMBER 31, 2003

                          IMAGEWORKS MEDIA GROUP, INC.
                                DECEMBER 31, 2003
                                    CONTENTS

Independent Auditor's Report                                                F-28

Financial Statements:

           Balance Sheets                                                   F-29

           Statements of Income and Retained Earnings                       F-30

           Statements of Cash Flows                                         F-31

Notes to Financial Statement                                                F-32

Board of Directors
ImageWorks Media Group, Inc.
Pasco, WA

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheets of ImageWorks Media Group, Inc. (a Washington "S" corporation) as of December 31, 2003 and 2002 and the related statements of income and retained earnings and cash flows for the years ended December 31, 2003 and 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ImageWorks Media Group, Inc. as of December 31, 2003 and 2002 and its income, retained earnings, and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.


Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington
September 14, 2004

IMAGEWORKS MEDIA GROUP, INC.
(An "S" Corporation)
BALANCE SHEETS
--------------------------------------------------------------------------------

                                                                  December 31,    December 31,
                                                                      2003            2002
                                                                  ------------    ------------
ASSETS

   CURRENT ASSETS
     Cash                                                           $111,633        $ 65,261
     Trade accounts receivable,net of allowance                       72,859         116,978
     Prepaid expenses                                                  7,993           2,347
                                                                    --------        --------
        Total Current Assets                                         192,485         184,586
                                                                    --------        --------

   PROPERTY AND EQUIPMENT
     Property and equipment, net of accumulated depreciation          85,922         110,115
                                                                    --------        --------
        Total Property and Equipment                                  85,922         110,115
                                                                    --------        --------

     TOTAL ASSETS                                                   $278,407        $294,701
                                                                    ========        ========

LIABILITIES AND STOCKHOLDERS' EQUITY

   CURRENT LIABILITIES
     Accounts payable                                               $  7,322        $  2,033
     Accrued liabilities                                               1,527           1,454
                                                                    --------        --------
        Total Current Liabilities                                      8,849           3,487
                                                                    --------        --------

COMMITMENTS AND CONTINGENCIES                                             --              --
                                                                    --------        --------

   STOCKHOLDERS' EQUITY
     Common stock, no par value; 10,000 shares authorized,
       2,000 shares issued and outstanding                            10,000          10,000
     Retained earnings                                               259,558         281,214
                                                                    --------        --------
        Total Stockholders' Equity                                   269,558         291,214
                                                                    --------        --------

     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                     $278,407        $294,701
                                                                    ========        ========

   The accompanying notes are an integral part of these financial statements.

IMAGEWORKS DIGITAL MEDIA, INC.
(An "S" Corporation)
STATEMENTS OF INCOME AND RETAINED EARNINGS
--------------------------------------------------------------------------------

                                           Year Ended          Year Ended
                                          December 31,        December 31,
                                              2003                2002
                                          -----------         -----------

REVENUES                                  $   736,636         $ 1,104,078
                                          -----------         -----------

EXPENSES
     General administrative                   687,490           1,066,089
     Depreciation and amortization             38,317              38,461
     Professional services                     10,150               6,515
                                          -----------         -----------
       TOTAL EXPENSES                         735,957           1,111,065
                                          -----------         -----------

INCOME (LOSS) FROM OPERATIONS                     679              (6,987)

OTHER INCOME (EXPENSES)
     Gain (loss) on sale of assets                341              (2,631)
     Miscellaneous income                         783              10,722
     Miscellaneous expense                     (2,280)               (633)
     Interest and dividends                     1,398               2,537
                                          -----------         -----------
       TOTAL OTHER INCOME                         242               9,995
                                          -----------         -----------

NET INCOME                                        921               3,008

BEGINNING RETAINED EARNINGS                   281,214             380,585
     Dividends                                (22,577)           (102,379)
                                          -----------         -----------

ENDING RETAINED EARNINGS                  $   259,558         $   281,214
                                          ===========         ===========

   The accompanying notes are an integral part of these financial statements.

IMAGEWORKS MEDIA GROUP, INC.
(An "S" Corporation)
STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

                                                                 Year Ended          Year Ended
                                                                 December 31,       December 31,
                                                                    2003               2002
                                                                 ------------       ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
      Net income (loss)                                           $     921         $   3,008

      Adjustments to reconcile net loss to net cash used
          by operating activities:
           Depreciation/amortization                                 38,317            38,461
      (Increase) decrease in:
           Accounts receivable                                       44,119            (7,900)
           Prepaid expenses                                          (5,646)            4,640
      Increase (decrease) in:
           Accounts payable                                           5,289               847
           Accrued liabilities                                           73               228
                                                                  ---------         ---------
                 Net cash provided by operating activities           83,073            39,284
                                                                  ---------         ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
      Proceeds from  asset sales                                      7,900                --
      Equipment purchases                                           (22,024)          (44,930)
                                                                  ---------         ---------
                 Net cash used by investing activities              (14,124)          (44,930)
                                                                  ---------         ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
      Dividends paid to shareholders                                (22,577)         (102,379)
                                                                  ---------         ---------
                 Net cash used by financing activities:             (22,577)         (102,379)
                                                                  ---------         ---------

      Net increase (decrease) in cash and cash equivalents           46,372          (108,025)

      CASH BEGINNING OF PERIOD                                       65,261           173,286
                                                                  ---------         ---------

      CASH AT END OF PERIOD                                       $ 111,633         $  65,261
                                                                  =========         =========

SUPPLEMENTAL CASH FLOW DISCLOSURES:

      INCOME TAXES PAID                                           $      --         $      --
      INTEREST PAID                                               $      --         $      --

   The accompanying notes are an integral part of these financial statements.

                          IMAGEWORKS MEDIA GROUP, INC.
                         (A WASHINGTON "S" CORPORATION)
                        NOTES TO THE FINANCIAL STATEMENTS
                                DECEMBER 31, 2003

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

ImageWorks Media Group, Inc. ("the Company" or "ImageWorks") was incorporated in the State of Washington on December 26, 1995 as Image Works Northwest, Inc. The name was changed from Image Works Northwest, Inc. to Image Works Digital Media, Inc. on November 26, 1996, and changed again to ImageWorks Media Group, Inc. on July 24, 2003. The Company is an integrated design firm that offers a complete array of media development services. As of May 1, 2004, the Company was purchased by Vivid Learning Systems, Inc. See Note 5. The Company is an "S" Corporation and has a December 31 year-end.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist in understanding the financial statements. The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Accounting Method

The Company's financial statements are prepared using the accrual method of accounting.

Accounts Receivable

The Company carries its accounts receivable at cost less an allowance for doubtful accounts. The allowance for doubtful accounts is based on a history of past write-offs and collections and current credit conditions. The allowance for doubtful accounts was $12,372 and $15,019 at December 31, 2003 and 2002, respectively.

Accounting for Stock Options and Warrants Granted to Employees and Non-employees

Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (hereinafter "SFAS No. 123"), defines a fair value-based method of accounting for stock options and other equity instruments. The Company has adopted this method, which measures compensation costs based on the estimated fair value of the award and recognizes that cost over the service period.

Cash and Cash Equivalents

For purposes of its statement of cash flows, the Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Derivative Instruments

In April 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" (hereinafter "SFAS No. 149"). SFAS No. 149 amends and clarifies the accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133, "Accounting for Derivative

                          IMAGEWORKS MEDIA GROUP, INC.
                         (A WASHINGTON "S" CORPORATION)
                        NOTES TO THE FINANCIAL STATEMENTS
                                DECEMBER 31, 2003

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Instruments and Hedging Activities." This statement is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The adoption of SFAS No. 149 is not expected to have a material impact on the financial position or results of operations of the Company.

In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 ("SFAS No. 133"), "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB No. 133", and SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities", which is effective for the Company as of January 1, 2001. These standards establish accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. They require that an entity recognize all derivatives as either assets or liabilities in its balance sheet and measure those instruments at fair value.

If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.

Historically, the Company has not entered into derivatives contracts to hedge existing risks or for speculative purposes.

At December 31, 2003 and 2002, the Company has not engaged in any transactions that would be considered derivative instruments or hedging activities.

Earnings Per Share

On January 1, 1998,  the  Company  adopted  Statement  of  Financial  Accounting
Standards No. 128, which provides for calculation of "basic" and "diluted" earnings per share. Basic earnings per share includes no dilution and is computed by dividing net income (loss) available to common shareholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity similar to fully diluted earnings per share.

Fair Value of Financial Instruments

The Company's financial instruments as defined by Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," include accounts payable, accrued expenses and borrowings from related parties. All of the Company's financial

                          IMAGEWORKS MEDIA GROUP, INC.
                         (A WASHINGTON "S" CORPORATION)
                        NOTES TO THE FINANCIAL STATEMENTS
                                DECEMBER 31, 2003

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

instruments are accounted for on a historical cost basis, which approximates fair value at December 31, 2003 and 2002.

Impaired Asset Policy

In October 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS No. 144"). SFAS No. 144 replaces SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." This standard establishes a single accounting model for long-lived assets to be disposed of by sale, including discontinued operations. SFAS No. 144 requires that these long-lived assets be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or discontinued operations. This statement is effective beginning for fiscal years after December 15, 2001, with earlier application encouraged. The Company adopted SFAS No. 144 and does not believe any adjustments are needed to the carrying value of its assets at December 31, 2003.

Prepaid Expenses

The Company records prepayments made to secure the use of assets or the receipt of services at a future date as a current asset on its balance sheet. The balance in the prepaid expense account is amortized to expense on a ratable basis over the period in which the benefits (services) are received.

Provision for Taxes

Income taxes are not payable by, or provided for, the Company, which is an "S" corporation, as the individual shareholders are subject to the effects of any income or losses attributed to the Company. Dividends are paid by the "S" corporation to its stockholders. The Company reports taxable income on the cash basis, which is not in accordance with generally accepted accounting principles. The effects of any deferred income taxes are attributed to the shareholders. With the subsequent control change on May 1, 2004, ImageWorks's status as an "S" corporation was terminated. See Note 5. Dividends paid to stockholders were $22,577 and $102,379 for the years ended December 31, 2003 and 2002, respectively. Dividends paid are distributions of previously or currently taxed income of the "S" corporation.

Revenue Recognition

The Company recognizes revenue from sales when there is persuasive evidence that an arrangement exists, services have been rendered, the seller's price to the buyer is determinable, and collectibility is reasonably assured.

Segment Reporting

The Company does not utilize segment information at this time as defined by Statement of Financial Accounting Standards No. 131 because it has only one principal business activity.

                          IMAGEWORKS MEDIA GROUP, INC.
                         (A WASHINGTON "S" CORPORATION)
                        NOTES TO THE FINANCIAL STATEMENTS
                                DECEMBER 31, 2003

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates

The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

Recent Accounting Pronouncements

In May 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity" (hereinafter "SFAS No. 150"). SFAS No. 150 establishes standards for classifying and measuring certain financial instruments with characteristics of both liabilities and equity and requires that those instruments be classified as liabilities in statements of financial position. Previously, many of those instruments were classified as equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The Company has determined that there was no impact on the Company's financial statements from the adoption of this statement.

In December 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 148, "Accounting for Stock-Based Compensation
- Transition and Disclosure," ("SFAS No. 148"). SFAS 148 amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation. In addition, it also amends the disclosure provisions of SFAS No. 123 to require prominent disclosure about the effects on reported results of an entity's accounting policy decisions with respect to stock-based employee compensation. The provisions of the statement are effective for financial statements for fiscal years ending after December 15, 2002. The Company believes that SFAS No. 148 will not significantly affect its financial reporting.

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets, which are estimated at five to seven years for equipment, furniture and automobiles. The following is a summary of property, equipment and accumulated depreciation:

                          IMAGEWORKS MEDIA GROUP, INC.
                         (A WASHINGTON "S" CORPORATION)
                        NOTES TO THE FINANCIAL STATEMENTS
                                DECEMBER 31, 2003

NOTE 3 - PROPERTY AND EQUIPMENT (CONTINUED)

                                   December 31,       December 31,
                                       2003              2002
                                   ------------       ------------
Equipment                            $ 188,521         $ 239,650
Furniture and fixtures                  29,896            29,896
Automobiles                             18,298            18,298
                                     ---------         ---------
                                       236,715           287,844
Less accumulated depreciation         (152,063)         (177,729)
                                     ---------         ---------
                                     $  85,922         $ 110,115
                                     =========         =========

Depreciation expense for the years ended December 31, 2003 and 2002 was $38,317 and $38,461, respectively. The Company evaluates the recoverability of property and equipment when events and circumstances indicate that such assets might be impaired. The Company determines impairment by comparing the undiscounted future cash flows estimated to be generated by these assets to their respective carrying amounts. Maintenance and repairs are expensed as incurred. Replacements and betterments are capitalized. The cost and related reserves of assets sold or retired are removed from the accounts, and any resulting gain or loss is reflected in results of operations.

NOTE 4 - STOCKHOLDERS' EQUITY

The Company has authorized 10,000 shares of no par value common stock. The founding shareholders held the 2,000 shares of issued common stock on December 31, 2003 and 2002.

NOTE 5 - SUBSEQUENT EVENTS

Effective May 1, 2004, the Company entered into an agreement whereby Vivid Learning Systems, Inc. (hereinafter, "Vivid") acquired the assets of ImageWorks for $650,000 in cash, 100,000 shares of Vivid stock to be issued on December 31, 2004 and 200,000 Vivid common stock warrants at a strike price of $3.00, all to be distributed to the ImageWorks shareholders of record on April 30, 2004. Vivid will provide a buyback agreement associated with the common stock, wherein if by December 31, 2008, the common stock received in this transaction does not have a public market value of $300,000, then ImageWorks shareholders will have the option to have Vivid buy the common stock back for $300,000, said buyback to be subject to staggered payments. The common stock warrants are to be converted and exercised on a one-to-one basis with common stock ratably over four years, (50,000 warrants per year) beginning December 31, 2004 as the first exercise installment date with remaining exercise dates being December 31st each year thereafter. If the prior shareholders of ImageWorks choose not to exercise the warrants that come due each December 31st, Vivid will cancel that year's installment and provide a cash payment to the shareholders of $75,000 in lieu of the exercise of the then due warrants.

IMAGEWORKS MEDIA GROUP, INC.
(A Washington corporation)
BALANCE SHEET
--------------------------------------------------------------------------------

                                                                       June 30
                                                                        2004
                                                                     (unaudited)
                                                                     -----------
ASSETS

    CURRENT ASSETS
      Cash                                                            $ 24,381
      Trade accounts receivable,net of allowance                        85,577
      Prepaid expenses                                                   1,275
      Unbilled revenue                                                  13,277
                                                                      --------
         Total Current Assets                                          124,510
                                                                      --------

    PROPERTY AND EQUIPMENT
      Property and equipment, net of accumulated depreciation           74,226
                                                                      --------
         Total Property and Equipment                                   74,226
                                                                      --------

      TOTAL ASSETS                                                    $198,736
                                                                      ========

LIABILITIES AND STOCKHOLDERS' EQUITY

    CURRENT LIABILITIES
      Accounts payable                                                $ 11,223
      Accrued liabilities                                                6,400
      Accounts payable-related party                                   137,105
      Deferred tax liability                                             4,008
                                                                      --------
         Total Current Liabilities                                     158,736
                                                                      --------

    STOCKHOLDERS' EQUITY
      Common stock, no par value; 10,000 shares authorized,
        2,000 shares issued and outstanding                             10,000
      Retained earnings                                                 30,000
                                                                      --------
         Total Stockholders' Equity                                     40,000
                                                                      --------

      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                      $198,736
                                                                      ========

   The accompanying notes are an integral part of these financial statements.

IMAGEWORKS DIGITAL MEDIA, INC.
(A Washington corporation)
STATEMENT OF OPERATIONS
--------------------------------------------------------------------------------

                                                                     Six Months
                                                                       Ended
                                                                      June 30,
                                                                       2004
                                                                     (unaudited)
                                                                     -----------

REVENUES                                                             $ 368,992
                                                                     ---------

EXPENSES
     Salaries and wages                                                151,322
     General and administrative                                        207,858
     Depreciation and amortization                                      14,740
     Professional services                                               4,457
                                                                     ---------
       TOTAL EXPENSES                                                  378,377
                                                                     ---------

INCOME (LOSS) FROM OPERATIONS                                           (9,385)

OTHER INCOME (EXPENSES)
     Miscellaneous income                                                   58
     Miscellaneous expense                                              (1,765)
     Interest and dividends                                                612
                                                                     ---------
       TOTAL OTHER INCOME (EXPENSE)                                     (1,095)
                                                                     ---------

INCOME (LOSS) BEFORE INCOME TAXES                                      (10,480)

INCOME TAXES                                                            (4,008)

                                                                     ---------
NET INCOME (LOSS)                                                    $ (14,488)
                                                                     =========

BASIC AND DILUTED NET INCOME (LOSS) PER
COMMON SHARE                                                         $   (7.24)
                                                                     =========

BASIC AND DILUTED
WEIGHTED AVERAGE NUMBER
OF COMMON SHARES OUTSTANDING                                             2,000
                                                                     =========

   The accompanying notes are an integral part of these financial statements.

IMAGEWORKS MEDIA GROUP, INC.
(A Washington  Corporation)
STATEMENT OF STOCKHOLDERS' EQUITY
Six Months Ended June 30, 2004
--------------------------------------------------------------------------------

                                                         Common Stock
                                                     --------------------
                                                       Number                Retained
                                                     of Shares    Amount     Earnings       Total
                                                     ---------  ---------   ----------   ----------
Balances, December 31, 2003                             2,000   $  10,000   $ 259,558    $ 269,558
Distributions to prior S corporation shareholders          --          --    (215,070)    (215,070)
Net loss for the six months ended June 30, 2004            --          --     (14,488)     (14,488)
                                                        -----   ---------   ---------    ---------
Balances, June 30, 2004  (unaudited)                    2,000   $  10,000   $  30,000    $  40,000
                                                        =====   =========   =========    =========

   The accompanying notes are an integral part of these financial statements.

IMAGEWORKS MEDIA GROUP, INC.
(A Washington Corporation)
STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

                                                                      For the
                                                                     Six Months
                                                                       Ended
                                                                      June 30,
                                                                        2004
                                                                     (unaudited)
                                                                     -----------

CASH FLOWS FROM OPERATING ACTIVITIES:
      Net income (loss)                                              $ (14,488)

      Adjustments to reconcile net loss to net cash used
        by operating activities:
          Depreciation/amortization                                     14,740
      (Increase) decrease in:
          Accounts receivable                                          (12,718)
          Prepaid expenses                                               6,718
          Unbilled revenue                                             (13,277)
      Increase (decrease) in:
          Accounts payable                                             145,014
          Accrued liabilities                                            4,873
                                                                     ---------
                Net cash provided by operating activities              130,862
                                                                     ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
      Proceeds from  asset sales                                            --
      Equipment purchases                                               (3,044)
                                                                     ---------
                Net cash used by investing activities                   (3,044)
                                                                     ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
      Dividends paid                                                  (215,070)
                                                                     ---------
                Net cash used by financing activities:                (215,070)
                                                                     ---------

      Net increase (decrease) in cash and cash equivalents             (87,252)

      CASH BEGINNING OF PERIOD                                         111,633
                                                                     ---------

      CASH AT END OF PERIOD                                          $  24,381
                                                                     =========

SUPPLEMENTAL CASH FLOW DISCLOSURES:

      INCOME TAXES PAID                                              $      --
      INTEREST PAID                                                  $      --

   The accompanying notes are an integral part of these financial statements.

                          IMAGEWORKS MEDIA GROUP, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                                  JUNE 30, 2004

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

ImageWorks Media Group, Inc. ("the Company" or "ImageWorks") was incorporated in the State of Washington on December 26, 1995 as Image Works Northwest, Inc. The name was changed from Image Works Northwest, Inc. to Image Works Digital Media, Inc. on November 26, 1996, and changed again to ImageWorks Media Group, Inc, on July 24, 2003. The Company is an integrated design firm that offers a complete array of media development services. As of May 1, 2004, the Company was purchased by Vivid Learning Systems, Inc., in a transaction more fully described in see Note 6. The Company's year-end is December 31.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist in understanding the financial statements. The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Accounting Method

The Company's financial statements are prepared using the accrual method of accounting.

Accounts Receivable

The Company carries its accounts receivable at cost less an allowance for doubtful accounts. The allowance for doubtful accounts is based on a history of past write-offs and collections and current credit conditions. The allowance for doubtful accounts was $4,994 at June 30, 2004.

Accounting for Stock Options and Warrants Granted to Employees and Non-employees

Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (hereinafter "SFAS No. 123"), defines a fair value-based method of accounting for stock options and other equity instruments. The Company has adopted this method, which measures compensation costs based on the estimated fair value of the award and recognizes that cost over the service period.

Cash and Cash Equivalents

For purposes of its statement of cash flows, the Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Derivative Instruments

In April 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" (hereinafter "SFAS No. 149"). SFAS No. 149 amends and clarifies the accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133, "Accounting for Derivative

                          IMAGEWORKS MEDIA GROUP, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                                  JUNE 30, 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Instruments and Hedging Activities." This statement is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The adoption of SFAS No. 149 is not expected to have a material impact on the financial position or results of operations of the Company.

In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 ("SFAS No. 133"), "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB No. 133", and SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities", which is effective for the Company as of January 1, 2001. These standards establish accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. They require that an entity recognize all derivatives as either assets or liabilities in its balance sheet and measure those instruments at fair value.

If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.

Historically, the Company has not entered into derivatives contracts to hedge existing risks or for speculative purposes.

At June 30, 2004, the Company has not engaged in any transactions that would be considered derivative instruments or hedging activities.

Earnings Per Share

On January 1, 1998,  the  Company  adopted  Statement  of  Financial  Accounting
Standards No. 128, which provides for calculation of "basic" and "diluted" earnings per share. Basic earnings per share includes no dilution and is computed by dividing net income (loss) available to common shareholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity similar to fully diluted earnings per share.

Fair Value of Financial Instruments

The Company's financial instruments as defined by Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," include accounts payable, accrued expenses and borrowings from related parties. All of the Company's financial

                          IMAGEWORKS MEDIA GROUP, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                                  JUNE 30, 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

instruments are accounted for on a historical cost basis, which approximates fair value at June 30, 2004.

Impaired Asset Policy

In October 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS No. 144"). SFAS No. 144 replaces SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." This standard establishes a single accounting model for long-lived assets to be disposed of by sale, including discontinued operations. SFAS No. 144 requires that these long-lived assets be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or discontinued operations. This statement is effective beginning for fiscal years after December 15, 2001, with earlier application encouraged. The Company adopted SFAS No. 144 and does not believe any adjustments are needed to the carrying value of its assets at June 30, 2004.

Prepaid expenses

The Company records prepayments made to secure the use of assets or the receipt of services at a future date as a current asset on its balance sheet. The balance in the prepaid expense account is amortized to expense on a ratable basis over the period in which the benefits (services) are received.

Provision for Taxes

Historically, the Company has operated principally as an "S" corporation. Income taxes are not payable by, or provided for, the S Corporation, as the individual shareholders are subject to the effects of any income or losses attributed to the Company. Dividends are paid by the S Corporation to stockholders. The Company in prior years has reported taxable income on the cash basis, which is not in accordance with generally accepted accounting principles. The effects of any deferred income taxes are attributed to the shareholders. With the control change May 1, 2004, ImageWorks status as an S Corporation was terminated. See
Note 6. Dividends for the prior "S" Corporation shareholders were $215,070 for the four months ended April 30, 2004. Dividends paid are distributions of previously or currently taxed income of the "S" Corporation.

Revenue Recognition

The Company recognizes revenue from sales when there is persuasive evidence that an arrangement exists, services have been rendered, the seller's price to the buyer is determinable, and collectibility is reasonably assured.

Segment Reporting

The Company does not utilize segment information at this time as defined by Statement of Financial Accounting Standards No. 131 because it has only one principal business activity.

                          IMAGEWORKS MEDIA GROUP, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                                  JUNE 30, 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates

The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

Recent Accounting Pronouncements

In May 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity" (hereinafter "SFAS No. 150"). SFAS No. 150 establishes standards for classifying and measuring certain financial instruments with characteristics of both liabilities and equity and requires that those instruments be classified as liabilities in statements of financial position. Previously, many of those instruments were classified as equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The Company has determined that there was no impact on the Company's financial statements from the adoption of this statement.

In December 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 148, "Accounting for Stock-Based Compensation
- Transition and Disclosure," ("SFAS No. 148"). SFAS 148 amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation. In addition, it also amends the disclosure provisions of SFAS No. 123 to require prominent disclosure about the effects on reported results of an entity's accounting policy decisions with respect to stock-based employee compensation. The provisions of the statement are effective for financial statements for fiscal years ending after December 15, 2002. The Company believes that SFAS No. 148 will not significantly affect its financial reporting.

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets, which are estimated at five to seven years for equipment, furniture and automobiles. The following is a summary of property, equipment and accumulated depreciation at June 30, 2004:

                          IMAGEWORKS MEDIA GROUP, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                                  JUNE 30, 2004

NOTE 3 - PROPERTY AND EQUIPMENT (CONTINUED)

                                                                       June 30,
                                                                         2004
                                                                      ---------
Equipment                                                             $ 191,564
Furniture and fixtures                                                   31,166
Automobiles                                                              18,298
                                                                      ---------
Total assets                                                            241,028
Less accumulated depreciation                                          (166,802)
                                                                      ---------
                                                                      $  74,226
                                                                      =========

Depreciation expense for the six months ended June 30, 2004 was $14,740. The Company evaluates the recoverability of property and equipment when events and circumstances indicate that such assets might be impaired. The Company determines impairment by comparing the undiscounted future cash flows estimated to be generated by these assets to their respective carrying amounts. Maintenance and repairs are expensed as incurred. Replacements and betterments are capitalized. The cost and related reserves of assets sold or retired are removed from the accounts, and any resulting gain or loss is reflected in results of operations.

NOTE 4 - STOCKHOLDERS' EQUITY

The Company has authorized 10,000 shares of no par value common stock. The founding shareholders sold their 2,000 shares of issued common stock on May 1, 2004. See Note 6.

NOTE 5 - ACCOUNTS PAYABLE-RELATED PARTY

At June 30, 2004 the Company owed prior "S" Corporation shareholders $93,508 comprised of distributions of $45,509 and reimbursement of operating expenses of $47,999. Also, the Company owed $45,597 to Vivid Learning System, Inc. for reimbursement of operating expenses.

NOTE 6 - INCOME TAXES

Income taxes are provided based upon the liability method of accounting pursuant to Statement of Financial Accounting Standards No.109 "Accounting for Income Taxes." Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the "more likely than not" standard imposed by SFAS No. 109 to allow recognition of such an asset.

                          IMAGEWORKS MEDIA GROUP, INC.
                           (A WASHINGTON CORPORATION)
                        NOTES TO THE FINANCIAL STATEMENTS
                                  JUNE 30, 2004

NOTE 6 - INCOME TAXES (CONTINUED)

At June 30, 2004, the Company had a net deferred tax liability of $4,008 principally arising from accelerated depreciation being used for tax purposes and straight-line depreciation being used for financial reporting purposes. The current tax provision is based upon statutory rates with modifications to income for deduction limitations as shown below:

                                                                Six Months Ended
                                                                 June 30, 2004
                                                                ----------------
Loss before taxes                                                   $(10,480)
Add tax over book depreciation                                        37,200
                                                                    --------
Taxable income                                                        26,720
Statutory tax rate                                                       .34
                                                                    --------
Tax provision                                                          9,085
Surtax benefit                                                         5,077
                                                                    --------
Income tax provision                                                $  4,008
                                                                    ========

NOTE 7 - SALE OF IMAGEWORKS

Effective May 1, 2004, the Company entered into an agreement whereby Vivid Learning Systems, Inc. (hereinafter, "Vivid") to be distributed acquired the assets of ImageWorks for $650,000, 100,000 shares of Vivid stock on December 31, 2004 and 200,000 Vivid common stock warrants at a strike price of $3.00, all to be issued to the ImageWorks shareholders of record on April 30, 2004. Vivid will provide a buyback agreement associated with the common stock, wherein if by December 31, 2008, the common stock received in this transaction does not have a public market value of $300,000, then ImageWorks shareholders will have the option to have Vivid buy the common stock back for $300,000, with the buyback subject to staggered payments. The common stock warrants are to be converted and exercised on a one-to-one basis with common stock ratably over four years, (50,000 warrants per year) beginning December 31, 2004 as the first exercise installment date with remaining exercise dates being December 31st each year thereafter If ImageWorks prior shareholders choose not to exercise the warrants that come due each December 31st, Vivid will cancel that year's installment and provide a cash payment to the shareholders of $75,000 in lieu of the exercise of the then due warrants.

                          VIVID LEARNING SYSTEMS, INC.

                          PROFORMA FINANCIAL STATEMENTS

The following proforma financial statements reflect the combination of Vivid Learning Systems, Inc. ("Vivid") with ImageWorks Media Group, Inc. ("ImageWorks") for the periods presented. The ImageWorks proforma statements of operations are presented for the twelve months ended December 31, 2003 and the six months ended June 30, 2004 (unaudited). The Vivid proforma statements of operations are presented for the twelve months ended September 30, 2003 and the nine months ended June 30, 2004 (unaudited). The proforma balance sheet is presented at December 31, 2003 for ImageWorks and at September 30, 2003 for Vivid. The proformas reflect the result of the satisfaction of the purchase agreement between Vivid and the shareholders of ImageWorks.

The proforma financial statements have been prepared utilizing the historical financial statements of Vivid and ImageWorks. These proforma financial statements should be read in conjunction with the historical financial statements and notes thereto of Vivid and ImageWorks.

The proforma financial statement of operations assumes that the combination occurred at the beginning of the periods presented in the statements. All intercompany accounts and transactions have been eliminated. Vivid's year end is September 30, whereas ImageWorks had a year end of December 31.

                          VIVID LEARNING SYSTEMS, INC.

                          PROFORMA FINANCIAL STATEMENTS

The proforma financial statements do not purport to be indicative of the financial positions and results of operations, which actually would have been obtained if the combination had occurred on the dates indicated, or the results, which may be obtained in the future.

VIVID LEARNING SYSTEMS, INC.
BALANCE SHEETS
(U.S. DOLLARS)
                              PROFORMA

====================================================================================================================================
                                                            VIVID LEARNING       IMAGEWORKS                             PROFORMA
                                                             SYSTEMS, INC.    MEDIA GROUP, INC.                         COMBINED
                                                            SEPTEMBER 30,       DECEMBER 31,                           SEPTEMBER 30,
                                                                2003               2003             ELIMINATIONS           2003
------------------------------------------------------------------------------------------------------------------------------------
ASSETS

CURRENT
      Cash and equivalents                                 $      11,612     $        111,633       $          --     $     123,245
      Accounts receivable and contracts receivable             1,068,881               72,859                  --         1,141,740
      Prepaid expenses                                            75,469                7,993                  --            83,462
      Other current assets                                       167,414                   --                  --           167,414
------------------------------------------------------------------------------------------------------------------------------------
          Total Current Assets                                 1,323,376              192,485                  --         1,515,861
------------------------------------------------------------------------------------------------------------------------------------

PROPERTY, PLANT AND EQUIPMENT                                     88,668               85,922                  --           174,590
------------------------------------------------------------------------------------------------------------------------------------

OTHER ASSETS
      Software, net of amortization                            1,258,892                   --                  --         1,258,892
      Intangibles, net of amortization                             7,556                   --                  --             7,556
      Deferred tax asset                                           3,098                   --                                 3,098
------------------------------------------------------------------------------------------------------------------------------------
          Total Other Assets                                   1,269,546                   --                  --         1,269,546
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                                 --
TOTAL ASSETS                                               $   2,681,590     $        278,407       $          --     $   2,959,997
====================================================================================================================================

LIABILITIES

CURRENT
      Accounts payable                                     $     105,058     $          7,322       $          --     $     112,380
      Payable to related party                                   262,080                   --                  --           262,080
      Accrued contract labor                                      69,489                   --                  --            69,489
      Other current liabilities                                   28,983                1,527                  --            30,510
      Deferred tax liability                                     149,165                   --                  --           149,165
------------------------------------------------------------------------------------------------------------------------------------
          Total Current Liabilities                              614,775                8,849                  --           623,624
------------------------------------------------------------------------------------------------------------------------------------


COMMITMENTS AND CONTINGENCIES                                         --                   --                  --                --
------------------------------------------------------------------------------------------------------------------------------------

TOTAL LIABILITIES                                                614,775                8,849                  --           623,624
------------------------------------------------------------------------------------------------------------------------------------

STOCKHOLDERS' EQUITY
      Preferred stock                                                 --                   --                  --                --
      Common stock                                                   810               10,000       a      (9,990)              820
      Additional paid-in capital                               2,019,537                   --       a     269,548         2,289,085
      Retained earnings (deficit) during development stage        46,468              259,558       a    (259,558)           46,468
------------------------------------------------------------------------------------------------------------------------------------
TOTAL STOCKHOLDERS' EQUITY                                     2,066,815              269,558                  --         2,336,373
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                                 --
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                 $   2,681,590     $        278,407       $          --     $   2,959,997
====================================================================================================================================

            See accompanying notes to proforma financial statements.

VIVID LEARNING SYSTEMS, INC.
STATEMENTS OF OPERATIONS
(U.S. DOLLARS)
                            PROFORMA

====================================================================================================================================
                                                      VIVID LEARNING      IMAGEWORKS
                                                      SYSTEMS, INC.    MEDIA GROUP, INC.
                                                       YEAR ENDED         YEAR ENDED                                    PROFORMA
                                                      SEPTEMBER 30,       DECEMBER 31,                                  COMBINED
                                                           2003              2003              ELIMINATIONS              TOTAL
------------------------------------------------------------------------------------------------------------------------------------
REVENUE                                              $    3,914,052    $       736,636       $              --     $      4,650,688
COST OF REVENUE                                             762,040                 --                      --              762,040
------------------------------------------------------------------------------------------------------------------------------------

GROSS PROFIT                                              3,152,012            736,636                      --            3,888,648
------------------------------------------------------------------------------------------------------------------------------------

OPERATING EXPENSES
      Marketing and related labor expenses                  918,802                 --                      --              918,802
      Reseller commissions                                  378,271                 --                      --              378,271
      Depreciation and amortization                          98,997             38,317                      --              137,314
      Wages and contract labor                              280,077                 --                      --              280,077
      Other operating expenses                              648,293            697,445                      --            1,345,738
           Total Operating Expenses                       2,324,440            735,762                      --            3,060,202
------------------------------------------------------------------------------------------------------------------------------------

OPERATING INCOME (LOSS)                                     827,572                874                      --              828,446
------------------------------------------------------------------------------------------------------------------------------------

OTHER INCOME (EXPENSES)
      Interest and other income                                  --              1,398                      --                1,398
      Interest expense                                      (11,986)              (195)                     --              (12,181)
      Miscellaneous income                                       --                783                      --                  783
      Miscellaneous expense                                      --             (2,280)                     --               (2,280)
      Gain on disposition of assets                              --                341                      --                  341
------------------------------------------------------------------------------------------------------------------------------------
           Total Other Income (Expenses)                    (11,986)                47                      --              (11,939)
------------------------------------------------------------------------------------------------------------------------------------

NET INCOME (LOSS) BEFORE TAXES                              815,586                921                      --              816,507
------------------------------------------------------------------------------------------------------------------------------------

INCOME TAX BENEFIT (PROVISION)                             (279,600)                --                      --             (279,600)
------------------------------------------------------------------------------------------------------------------------------------

NET INCOME (LOSS)                                    $      535,986    $           921       $              --     $        536,907
------------------------------------------------------------------------------------------------------------------------------------

NET INCOME (LOSS) PER SHARE                          $         0.08    $          0.46       $                     $           0.08
------------------------------------------------------------------------------------------------------------------------------------

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING             7,000,000              2,000                  98,000            7,100,000
------------------------------------------------------------------------------------------------------------------------------------

            See accompanying notes to proforma financial statements.

VIVID LEARNING SYSTEMS, INC.
STATEMENTS OF OPERATIONS
(U.S. DOLLARS)
                            PROFORMA

====================================================================================================================================
                                                    VIVID LEARNING      IMAGEWORKS
                                                    SYSTEMS, INC.    MEDIA GROUP, INC.
                                                     NINE MONTHS        SIX MONTHS
                                                        ENDED             ENDED                                        PROFORMA
                                                      JUNE 30,           JUNE 30,                                      COMBINED
                                                        2004              2004                ELIMINATIONS              TOTAL
                                                     (UNAUDITED)       (UNAUDITED)             (UNAUDITED)            (UNAUDITED)
------------------------------------------------------------------------------------------------------------------------------------
REVENUE                                          $      3,419,365    $        368,992    b $             (800)    $       3,542,431
                                                                                         c           (245,126)
COST OF REVENUE                                           804,269                  --                      --               804,269
------------------------------------------------------------------------------------------------------------------------------------

GROSS PROFIT                                            2,615,096             368,992                (245,926)            2,738,162
------------------------------------------------------------------------------------------------------------------------------------

OPERATING EXPENSES
       Marketing and related labor expenses               881,144                  --    b               (800)              880,344
       Reseller commissions                               287,502                  --                      --               287,502
       Depreciation and amortization                       69,013              14,740    c             (9,827)               73,926
       Wages and contract labor                           345,770             151,322    c            (84,777)              412,315
       Other operating expenses                           394,476             212,315    c           (131,479)              475,312
------------------------------------------------------------------------------------------------------------------------------------
            Total Operating Expenses                    1,977,905             378,377                (226,883)            2,129,399
------------------------------------------------------------------------------------------------------------------------------------

OPERATING INCOME (LOSS)                                   637,191              (9,385)                (19,043)              608,763
------------------------------------------------------------------------------------------------------------------------------------

OTHER INCOME (EXPENSES)
       Interest and other income                            1,157                 670                      --                 1,287
       Interest expense                                    (4,760)                 --                                        (4,760)
       Miscellaneous expense                                   --              (1,765)                     --                (1,765)
------------------------------------------------------------------------------------------------------------------------------------
            Total Other Income (Expenses)                  (3,603)             (1,095)                     --                (4,698)
------------------------------------------------------------------------------------------------------------------------------------

NET INCOME (LOSS) BEFORE TAXES                            633,588             (10,480)                (19,043)              604,065
------------------------------------------------------------------------------------------------------------------------------------

INCOME TAX                                               (218,177)             (4,008)                     --              (222,185)
------------------------------------------------------------------------------------------------------------------------------------

NET INCOME (LOSS)                                $        415,411    $        (14,488)     $          (19,043)    $         381,880
------------------------------------------------------------------------------------------------------------------------------------

NET INCOME (LOSS) PER SHARE                      $           0.05    $          (7.24)     $               --     $            0.05
------------------------------------------------------------------------------------------------------------------------------------

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING           8,173,999               2,000                  98,000             8,273,999
------------------------------------------------------------------------------------------------------------------------------------

            See accompanying notes to proforma financial statements.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

      Item 24. Indemnification of Directors and Officers.

The Company's Certificate of Incorporation provides that the Company shall, to the fullest extent permitted by Section 145 of the Delaware General Corporate Law ("DGCL"), as amended from time to time, indemnify its officers and directors.

Section 145 of the DGCL permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of any action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

The Company's Certificate of Incorporation contains a provision which eliminates, to the fullest extent permitted by the DGCL, director liability for monetary damages for breaches of the fiduciary duty of care or any other duty as a director.

Article X of the Registrant's certificate of incorporation provide as follows:

                                    ARTICLE X
                      LIMITATION ON LIABILITY OF DIRECTORS;
                   INDEMNIFICATION OF DIRECTORS AND OFFICERS;
                         PERSONAL LIABILITY OF DIRECTORS

      The Corporation shall indemnify each of the Corporation's directors and officers in each and every situation where, under Section 145 of the GCL, as amended from time to time ("Section 145"), the Corporation is permitted or empowered to make such indemnification. The Corporation may, in the sole discretion of the Board of Directors of the Corporation, indemnify any other person who may be indemnified pursuant to Section 145 to the extent that the Board of Directors deems advisable, as permitted by Section 145.

      No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that the foregoing shall not eliminate or limit the liability of a director of the Corporation (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. If the GCL is subsequently amended to further eliminate or limit the liability of a director, then a director of the Corporation, in addition to the circumstances in which a director is not personally liable as set forth in the preceding sentence, shall not be liable to the fullest extent permitted by the amended GCL. For purposes of this Article X, "fiduciary duty as a director" shall include any fiduciary duty arising out of service at the Corporation's request as a director of another corporation, partnership, joint venture or other enterprise, and "personal liability to the Corporation or its stockholders" shall include any liability to such other corporation, partnership, joint venture, trust or other enterprise and any liability to the Corporation in its capacity as a security holder, joint venturer, partner, beneficiary, creditor or investor of or in any such other corporation, partnership, joint venture, trust or other enterprise.

      Neither any amendment nor repeal of this Article X nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article X shall eliminate or reduce the effect of this Article X in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article X, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ITEM 25. EXPENSES OF ISSUANCE AND DISTRIBUTION.

The other expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered are estimated as follows:


Securities and Exchange Commission Registration Fee       $   260
Legal fees and expenses                                    75,000
Accounting fees and expenses                               10,000
Printing expenses                                           6,500
Miscellaneous                                               1,000
                                                          -------

         TOTAL                                            $92,760

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

On December 23, 2003 Vivid issued a stock option to Jackson Steinem, Inc., whose beneficial owner is Adam S. Gottbetter of Gottbetter & Partners, LLP, our legal counsel. This stock option is exercisable after October 1, 2004 into 50,000 shares of Vivid common stock at $.10 per share for three years until October 1, 2007. This stock option was issued for non legal services, which included corporate formation and corporate governance.

From March 1, 2004 to March 25, 2004, Vivid sold 1,987,996 shares of its common stock at $.25 per share for a total of $496,999. The shares were sold to 51 accredited investors, and to 16 non accredited investors who were employees of Vivid, all of whom had access to all material information pertaining to the Company. These investors were personal business acquaintances of Vivid's directors. The sales were a private transaction without registration in reliance on the exemptions provided by Section 4(2), Rule 506 of Regulation D of the Securities Act of 1933, as amended. A private placement memorandum was provided to these investors.

In May of 2004, Vivid completed the acquisition of ImageWorks Media Group, Inc., a Washington corporation. The consideration of $675,000 to be paid to the ImageWorks shareholders is a combination of cash, stock, and warrants. The cash portion consists of $300,000 at closing and $350,000 over 14 months. Vivid is valuing the stock and warrants to be $25,000 (which is $.25 per share, the most recent price at which the stock was sold). ImageWorks founders Matt Hammer and Nick Bauer will receive 100,000 shares of Vivid Common Stock on December 31, 2004 (50,000 shares to each of them). Further, Vivid provided a buy back provision such that if by May 24, 2008 the 100,000 shares issued do not have a public market value of at least $300,000 then Vivid will buy the stock back for $300,000 at staggered payments. ImageWorks founders Matt Hammer and Nick Bauer also received 200,000 Vivid Common Stock Warrants with a strike price of $3.00, exercisable over four years, 50,000 Warrants exercisable per year beginning in December 31, 2004. If Mr. Hammer and Mr. Bauer do not exercise their Warrants that come due each December 31 then Vivid will cancel that year's installment of the Warrant and pay a total of $75,000 to Mr. Hammer and Mr. Bauer ($37,500 to each of them). Thus the total guarantee to Mr. Hammer and Mr. Bauer over four years is $300,000 (or $150,000 to each of them).

In May 2004 Vivid gifted 10,000 shares to Timothy N. Shaw for the benefit of his minor daughter Rose Shaw, which were valued at $2,500 or $.25 per share.

The issuances of securities described above were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act as transactions by an issuer not involving a public offering. The Company made the determination that each investor had enough knowledge and experience in finance and business matters to evaluate the risks and merits of the investment. There was no general solicitation or general advertising used to market the securities. Also, these investors were given a private placement memorandum containing the kind of information normally provided in a prospectus. All purchasers represented in writing that they acquired the securities for their own accounts. A legend was placed on the stock certificates stating that the securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption therefrom.

ITEM 27.   EXHIBITS.

   Exhibit
    Number              Description
--------------          --------------------------------------------------------
      3.01       --     Certificate of Incorporation, Applied Tecknowledgey,
                        Inc., Washington, March 2, 1995*

      3.01.1     --     Articles of Amendment of Applied Tecknowledgey, Inc.,
                        Washington, April 3, 1997*

      3.01.2     --     Amended and Restated Articles of Incorporation of Vivid
                        Concepts, Inc., Washington, September 2, 1997*

      3.01.3     --     Certificate of Amendment, Vivid Concepts, Inc.,
                        Washington, February 23, 2000*

      3.01.4     --     Certificate of Incorporation of Vivid Learning Systems,
                        Inc., Delaware, December 23, 2003*

      3.01.5     --     Amended and Restated Articles of Incorporation of Vivid
                        Learning Systems, Inc., Washington, December 24, 2003*

   Exhibit
    Number              Description
--------------          --------------------------------------------------------
      3.02       --     Bylaws of Applied Tecknowledgey, Inc., Washington, May
                        24, 1995*

      3.02.1     --     Amended and Restated Bylaws of Vivid Learning Systems,
                        Inc., Washington, November 25, 2003*

      3.02.2     --     Bylaws of Vivid Learning Systems, Inc., Delaware,
                        December 2003*

      4.01       --     Specimen Certificate of Common Stock*

      4.02       --     Warrant issued to Matt Hammer, May 25, 2004*

      4.03       --     Warrant issued to Nick Bauer, May 25, 2004*

      4.04       --     Stock Option issued to Jackson Steinem, December 23,
                        2003**

      4.05       --     Form of Option for 2003 Stock Option Plan, Incentive*

      4.06       --     Form of Option for 2003 Stock Option Plan, Nonqualified*

      5.01       --     Form of Opinion of Counsel*

     10.01       --     2003 Stock Option Plan, Vivid Learning Systems, Inc.,
                        Delaware*

     10.02       --     Lock Up Agreement, February 2004*

     10.03       --     Lease for 723 The Parkway, Richland, Washington*

     10.04       --     Lease for 2345 Stevens Road, Richland, Washington***

     10.05       --     Contract between Human Resource Novations, Inc. and
                        Vivid Concepts, Inc., dated April 21, 1999**

     15.01       --     Letter on Unaudited Financial Information from Williams
                        & Webster, P.S.**

     21.01       --     List of Subsidiaries*

     23.01       --     Accountant's Consent

     23.02       --     Counsel's Consent to Use Opinion (included in Exhibit
                        5.01)*

*Previously filed in Registration Statement on Form SB-2 Filed with the Securities and Exchange Commission, Registration Statement No. 333-116255, on June 8, 2004.

**Previously filed in Registration Statement on Form SB-2 Filed with the Securities and Exchange Commission, Registration Statement No. 333-116255, on August 12, 2004.

***To be filed by amendment.

ITEM 28. UNDERTAKINGS.

The Registrant undertakes to:

      (1) File, during any period in which it offers or sales securities, a post-effective amendment to this registration statement to:

            (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) Include any additional or changed material information on the plan of distribution.

      (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

      (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at then end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to any provisions contained in its Certificate of Incorporation, or by-laws, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in Richland, Washington on September 28, 2004.


                                   Vivid Learning Systems, Inc.


                                   By: /s/ Kevin A. Smith
                                       --------------------------------------
                                           Kevin A. Smith
                                           President, Chief Executive Officer
                                           and Director


      In accordance with the requirements of the Securities Act of 1933, the registration statement was signed by the following persons in the capacities and on the dates stated.

Signature                          Title                                         Date

/s/ Kevin A. Smith                 President, Chief Executive Officer and        September 28, 2004
------------------------------     Director
Kevin A. Smith


/s/ Robert M. Blodgett             Chief Financial Officer and Principal         September 28, 2004
------------------------------
Robert M. Blodgett                 Accounting Officer


/s/ Sandra I. Muller               Corporate Secretary and General Counsel       September 28, 2004
------------------------------
Sandra I. Muller


/s/ Robert L. Ferguson             Chairman of the Board of Directors            September 28, 2004
------------------------------
Robert L. Ferguson


/s/Andrew Thoresen                 Director                                      September 28, 2004
------------------------------
Andrew Thoresen


                                   Director                                      September 28, 2004
------------------------------
Robert Turner


------------------------------     Director                                      September 28, 2004
Steven Katz

                          VIVID LEARNING SYSTEMS, INC.

                                  EXHIBIT INDEX

   Exhibit
    Number              Description
--------------          --------------------------------------------------------
      3.01       --     Certificate of Incorporation, Applied Tecknowledgey,
                        Inc., Washington, March 2, 1995*

      3.01.1     --     Articles of Amendment of Applied Tecknowledgey, Inc.,
                        Washington, April 3, 1997*

      3.01.2     --     Amended and Restated Articles of Incorporation of Vivid
                        Concepts, Inc., Washington, September 2, 1997*

      3.01.3     --     Certificate of Amendment, Vivid Concepts, Inc.,
                        Washington, February 23, 2000*

      3.01.4     --     Certificate of Incorporation of Vivid Learning Systems,
                        Inc., Delaware, December 23, 2003*

      3.01.5     --     Amended and Restated Articles of Incorporation of Vivid
                        Learning Systems, Inc., Washington, December 24, 2003*

   Exhibit
    Number              Description
--------------          --------------------------------------------------------
      3.02       --     Bylaws of Applied Tecknowledgey, Inc., Washington, May
                        24, 1995*

      3.02.1     --     Amended and Restated Bylaws of Vivid Learning Systems,
                        Inc., Washington, November 25, 2003*

      3.02.2     --     Bylaws of Vivid Learning Systems, Inc., Delaware,
                        December 2003*

      4.01       --     Specimen Certificate of Common Stock*

      4.02       --     Warrant issued to Matt Hammer, May 25, 2004*

      4.03       --     Warrant issued to Nick Bauer, May 25, 2004*

      4.04       --     Stock Option issued to Jackson Steinem, December 23,
                        2003**

      4.05       --     Form of Option for 2003 Stock Option Plan, Incentive*

      4.06       --     Form of Option for 2003 Stock Option Plan, Nonqualified*

      5.01       --     Form of Opinion of Counsel*

     10.01       --     2003 Stock Option Plan, Vivid Learning Systems, Inc.,
                        Delaware*

     10.02       --     Lock Up Agreement, February 2004*

     10.03       --     Lease for 723 The Parkway, Richland, Washington*

     10.04       --     Lease for 2345 Stevens Road, Richland, Washington***

     10.05       --     Contract between Human Resource Novations, Inc. and
                        Vivid Concepts, Inc., dated April 21, 1999**

     15.01       --     Letter on Unaudited Financial Information from Williams
                        & Webster, P.S.**

     21.01       --     List of Subsidiaries**

     23.01       --     Accountant's Consent

     23.02       --     Counsel's Consent to Use Opinion (included in Exhibit
                        5.01)**

*Previously filed in Registration Statement on Form SB-2 Filed with the Securities and Exchange Commission, Registration Statement No. 333-116255, on June 8, 2004.

**Previously filed in Registration Statement on Form SB-2 Filed with the Securities and Exchange Commission, Registration Statement No. 333-116255, on August 12, 2004.

***To be filed by amendment.